Exhibit 99.1

Australia and New Zealand Banking Group Limited

ABN 11 005 357 522

Half Year

31 March 2014

Consolidated Financial Report

Dividend Announcement

and Appendix 4D

The Consolidated Financial Report and Dividend Announcement contains information required by Appendix 4D of the Australian Securities Exchange Listing Rules. It should be read in conjunction with ANZ’s 2013 Annual Report and is lodged with the Australian Securities Exchange under listing rule 4.2A.

RESULTS FOR ANNOUNCEMENT TO THE MARKET	APPENDIX 4D

Name of Company:	Australia and New Zealand Banking Group Limited
ABN 11 005 357 522

Report for the half year ended 31 March 2014

Operating Results[1]			A$ million

Operating income	ñ	7% to	9,518

Net statutory profit attributable to shareholders	ñ	15% to	3,381

Cash profit[2]	ñ	11% to	3,515

Dividends[3]	Cents per share	Franked amount[4] per share

Proposed interim dividend	83	100%

Record date for determining entitlements to the proposed 2014 interim dividend		13 May 2014

Payment date for the proposed 2014 interim dividend		1 July 2014

Dividend Reinvestment Plan and Bonus Option Plan

Australia and New Zealand Banking Group Limited (ANZ) has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the 2014 interim dividend. For the 2014 interim dividend, ANZ intends to provide shares under the DRP and BOP through the issue of new shares. The ‘Acquisition Price’ to be used in determining the number of shares to be provided under the DRP and BOP will be calculated by reference to the arithmetic average of the daily volume weighted average sale price of all fully paid ANZ ordinary shares sold in the ordinary course of trading on the ASX during the ten trading days commencing on 16 May 2014, and then rounded to the nearest whole cent. Shares provided under the DRP and BOP will rank equally in all respects with existing fully paid ANZ ordinary shares. Election notices from shareholders wanting to commence, cease or vary their participation in the DRP or BOP for the 2014 interim dividend must be received by ANZ’s Share Registrar by 5.00pm (Australian Eastern Standard Time) on 14 May 2014. Subject to receiving effective contrary instructions from the shareholder, dividends payable to shareholders with a registered address in the United Kingdom (including the Channel Islands and the Isle of Man) or New Zealand will be converted to Pounds Sterling and New Zealand dollars respectively at an exchange rate calculated on 16 May 2014.

[1]	Compared to prior comparable period (half year ended 31 March 2013).
[2]

Statutory profit has been adjusted to exclude non-core items to arrive at cash profit, and has been provided to assist readers to understand the results for the ongoing activities of the Group. The net after tax adjustment was an increase to cash profit of $134 million made up of several items. Refer pages 83 to 92 for further details.

[3]	There is no conduit foreign income attributed to the dividends.
[4]	It is proposed that the interim dividend will be fully franked for Australian tax purposes (30% tax rate) and carry New Zealand imputation credits of NZD 10 cents per ordinary share.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

CONSOLIDATED FINANCIAL REPORT, DIVIDEND ANNOUNCEMENT AND APPENDIX 4D

Half year ended 31 March 2014

This Consolidated Financial Report and Dividend Announcement has been prepared for Australia and New Zealand Banking Group Limited (the “Company”) together with its subsidiaries which are variously described as “ANZ”, “Group”, “ANZ Group”, “us”, “we” or “our”.

All amounts are in Australian dollars unless otherwise stated. The information on which the Condensed Consolidated Financial Statements are based, has been reviewed by the Group’s auditors, KPMG. The Company has a formally constituted Audit Committee of the Board of Directors. The signing of these Condensed Consolidated Financial Statements was approved by resolution of a Committee of the Board of Directors on 30 April 2014.

When used in this Results Announcement the words “estimate”, “project”, “intend”, “anticipate”, “believe”, “expect”, “should” and similar expressions, as they relate to ANZ and its management, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ANZ does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Unless otherwise noted, all figures relate to the half year ended 31 March 2014. The term “prior comparable period” (PCP) refers to the half year ended 31 March 2013 and the term “previous half” (HOH) refers to the half year ended 30 September 2013.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

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AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

Media Release

ANZ 2014 Half Year Result

– good result demonstrates strategy is delivering diversified growth and stronger returns –

Performance Highlights – 1H 2014 compared to 1H 2013 (PCP)1

•	Statutory profit $3.4 billion up 15%; Cash profit[2] $3.5 billion up 11%.

•	Fully franked Interim Dividend of 83 cents per share an increase of 14%.

•	Income up 3.6% and expenses up 1.7% (FX adjusted).

•	Cost to income ratio improved a further 20 basis points to 44.3%.

•	Return on equity steady at 15.5% with earnings per share up 10% to 128.7 cents.

•	Customer deposits grew 13%, net loans and advances up 12%.

•	Provision charge of $528 million, 12% lower.

ANZ Chief Executive Officer Mike Smith said: “This is a good set of results. They demonstrate consistent progress with ANZ’s long-term strategy to grow in our core franchises in Australia and New Zealand, to build a significant and profitable franchise in Asia Pacific, and to establish common infrastructure and processes that improve productivity and reduce risk.

“The diversification this strategy provides is now delivering a differentiated proposition for our customers and improved returns for shareholders.

“Our international business, particularly Asia, is firing on all cylinders with revenue and profits again growing strongly, and a sustained improvement in returns. Profits from International and Institutional in Asia Pacific, Europe and Americas (APEA) are up 43% based on significant growth in customer numbers and in products that support regional trade and investment flows such as foreign exchange, cash management and trade finance.

“Since we launched our strategy six years ago, the compound annual growth rate in earnings from Asia has been 37% and ANZ is now being consistently rated a top 4 Corporate Bank in Asia by Greenwich Associates3.

“In Australia we are seeing ongoing benefits emerge from the investment in our Banking on Australia program which includes new digital solutions for our customers. We have developed greater scale based on market share growth in home lending, small business lending and retail deposits. Business confidence in Australia is recovering more slowly than expected however, and in some segments growth remains subdued with competition placing pressure on margins. Costs were carefully managed in this environment.

“In New Zealand after several years of hard work our business is in a winning position. ANZ’s move to a single brand and technology platform together with New Zealand’s economic recovery saw volume growth, improved productivity and lower provisions.

“Global Wealth continues to focus on improving the customer experience with wealth solutions increasingly integrated with our banking offering and more options for self directed customers. Our revenue performance was positive, underpinned by strong growth in funds under management, favourable claims and lapse experience along with growth in Private Wealth.

“Across the Group, operational and risk outcomes continue to be strong. Operational productivity continues to improve, we increased the volume of transactions globally by around 8% on average while reducing operations costs 4% (FX adjusted) on the prior year.

“Management actions are driving further improvements in the quality of the lending book. In International and Institutional Banking 77% of Institutional customers are now rated investment grade up from 60% in 2008, and this continues to drive a significant reductions in Group impaired assets.

[1]	All comparisons are Half Year to 31 March 2014 compared to Half Year to 31 March 2013 and on a cash basis unless otherwise noted.
[2]	Statutory profit has been adjusted to exclude non-core items to arrive at Cash profit, the result for the ongoing activities of the Group.
[3]	Greenwich Associates 2013 Asian Large Corporate Banking Study

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

“Our focus on the customer and productivity program coupled with momentum from our diversified growth opportunities has set us up for a good performance this year,” Mr Smith said.

PERFORMANCE BY DIVISION4

AUSTRALIA

Building on a strong performance in 2013, the Australia Division grew profit 5%, reflecting 4% income growth, a 2% increase in expenses and a 4% increase in the provision charge. Lending grew 6% with customer deposits up 7%.

ANZ had the strongest home loan growth of the major banks over the past year and has grown home loans at above system for 17 consecutive quarters. Small Business Banking has performed particularly strongly with lending up 16%. To date ANZ has lent $1.2 billion to new Australian small businesses as part of our $2 billion pledge, while maintaining credit quality.

Execution of the Banking on Australia program is building business momentum. Simpler products, streamlined processes and improving distribution capability has seen growth in customer numbers. We’ve brought 110,000 net new customers on board across Retail and Commercial in the last year while simultaneously reducing average monthly customer complaints by 9%.

Back office efficiency programs, increased training and iPad enablement have increased frontline Commercial team customer contact by 20%. ANZ is now equal first in Commercial customer satisfaction, up from fourth and customer numbers are up 26,000 year on year.

We have strengthened our position in mobile and digital channels. More than half our customers are digital users including 1.1 million active ANZ goMoney users with $78 billion in goMoney transactions processed to date and we have rolled out 400 Smart ATMs across the branch network. Commercial FastPay transactions have grown at a compound monthly rate of 43% since launch in October 2012.

INTERNATIONAL AND INSTITUTIONAL BANKING (IIB)5

International and Institutional Banking profit grew 9% with income up 4% and expenses up 3%, along with further credit quality improvements driving provisions down 18%. The business continues to diversify its earnings with 52% of income now coming from outside Australia and New Zealand and cash profit from APEA up 31%.

Ongoing focus on higher return less capital intensive flow products delivered volume increases in Foreign Exchange turnover (up 37%), Cash Management deposits (up 20%) and funded Trade and Supply Chain (up 6%).

The Global Markets business which services customers Foreign Exchange, Interest Rate management and Commodities needs, delivered another strong result with income up 5% primarily driven by customer sales. Income from servicing customers in Asia increased by 34% with particularly strong sales in Foreign Exchange.

Institutional and Commercial customer numbers grew 12%. Our strong relationship focus is being recognised in key customer surveys, including the Greenwich Associates 2013 Asian Large Corporate Banking Study in which ANZ has achieved the fastest growth in ranking in the study’s history and a consistent top 5 outcome over the past 3 years, including a top 4 in the last two years.6

Targeted growth in Asia Pacific is delivering a shorter duration, lower risk balance sheet with just under half of our Institutional lending assets in Asia Pacific being Trade Finance related.

NEW ZEALAND (all comparisons are in NZD)

The New Zealand Division grew profit 21%. Market share growth, productivity and credit quality improvements were key features of the result with income up 3%, expenses down 6% and the provision charge declining by $73 million. Lending grew 5% with customer deposits up 7%.

Under a single ANZ brand the business is now beginning to leverage its scale while also improving customer experience. Brand consideration is at an all time high and leads the major banks. ANZ is now number one for new mortgages in all of the larger New Zealand cities including Christchurch and Auckland.

[4]	All comparisons are Half Year to 31 March 2014 compared to Half Year to 31 March 2013 and on a cash basis unless otherwise noted.
[5]	All figures are FX adjusted
[6]	Greenwich Associates 2013 Asian Large Corporate Banking Study

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

Our Commercial business has grown across all regions with overall growth faster than system year to date. Small Business Banking has been particularly strong, up 14% driven by growth in customer numbers (up 29% on the prior year).

We are investing in digital capability to grow customer numbers and increase customer satisfaction and to improve our frontline capability and productivity. Active ANZ goMoney users are up 96% with the App rated the number one Finance app in both the Apple App store and on Google Play7. In Commercial, ANZ FastPay has had over 4,000 downloads since its launch in December 2013. Over the counter transactions in branches have reduced by 11% over the year as customers take advantage of our self service technology including Smart ATMs.

GLOBAL WEALTH

The Global Wealth Division grew profit 11% with operating income up 8% and expenses up 7%. Underlying performance was strong driven by growth in funds under management (FUM) and inforce insurance premiums, as well as an improved claims and lapse experience, with retail lapse rates in Australia declining a further 120 bps across the year.

Global Wealth is focused on making it easier for customers to connect, protect and grow their wealth using simple, direct solutions such as ANZ Smart Choice Super which now has over 270,000 customers and continues to build momentum. Wealth solutions are increasingly being integrated into broader customer banking options with wealth solutions held by ANZ customers up 10% across the year.

Private Wealth grew operating income by 28%, with customer deposits up 26% and lending up 4%.

CREDIT QUALITY

The quality of the loan book continues to strengthen with the provision charge of $528 million 12% lower.

Gross impaired assets decreased 23%. Impaired assets are down 32% over the last two years, and are lower than at any point since September 2008 despite 46% growth in the lending book in that time8. While ANZ continues to expect that the provision charge for FY14 will be around 10% lower than for FY139 it maintains a strong provision balance.

CAPITAL

ANZ remains well capitalised with an APRA Common Equity Tier One ratio at 31 March of 8.33% or 10.5% on an internationally harmonised Basel 3 basis.

DIVIDEND

The fully franked dividend of 83 cps, up 14%, equates to a payment of $2.3 billion to shareholders. The increased dividend reflects our stronger performance and a gradual rebalancing towards a more even split between the Interim and Final Dividend amounts, maintaining a payout ratio towards the upper end of the 65 to 70% of Cash Profit range.

For media enquiries contact:

Paul Edwards	Stephen Ries
Group GM, Corporate Communications	Head of Media Relations
Tel: +61-3-8654 9999 or +61-434-070101	Tel: +61-3-8654 3659 or +61-409-655551
Email: Paul.Edwards@anz.com	Email: Stephen.Ries@anz.com

For investor and analyst enquiries contact:

Jill Craig	Ben Heath
Group GM, Investor Relations	Senior Manager, Investor Relations
Tel: +61-3-8654 7749 or +61-412-047448	Tel: +61-3-8654 7793 or +61-435-655033
Email: Jill.Craig@anz.com	Email: Ben.Heath@anz.com

[7]	Refers to the New Zealand App Store and Google Play sites. ANZ is the top ranked free finance App.
[8]	Net lending assets increased 46% from $349.85 billion to $509.25 billion between 30 September 2008 and 31 March 2014.
[9]	The ANZ Group Full Year 2013 provision charge was $1.197 billion.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

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SNAPSHOT

CONTENTS

Section 2 – Snapshot

Statutory Profit Results	8

Cash Profit Results	9

Key Balance Sheet Metrics	10

FX Adjusted - Cash Profit Results and Net Loans and Advances	11

SNAPSHOT

Statutory Profit Results

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13

Net interest income	6,778	6,558	6,200	3%	9%

Other operating income	2,740	2,965	2,736	-8%	0%

Operating income	9,518	9,523	8,936	0%	7%

Operating expenses	(4,286)	(4,213)	(4,044)	2%	6%

Profit before credit impairment and income tax	5,232	5,310	4,892	-1%	7%

Credit impairment charge	(527)	(600)	(588)	-12%	-10%

Profit before income tax	4,705	4,710	4,304	0%	9%

Income tax expense	(1,318)	(1,376)	(1,362)	-4%	-3%

Non-controlling interests	(6)	(5)	(5)	20%	20%

Profit attributable to shareholders of the Company	3,381	3,329	2,937	2%	15%

Earnings per ordinary share (cents)

		Half Year			Movement
	Reference Page	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13

Basic	105	124.4	122.5	108.5	2%	15%

Diluted	105	120.2	118.5	105.3	1%	14%

		Half Year
Ordinary share dividends (cents)	Reference Page	Mar 14	Sep 13	Mar 13
Interim - 100% franked[1]	104	83	n/a	73
Final - 100% franked[1]	104	n/a	91	n/a
Ordinary share dividend payout ratio[2]	104	67.4%	75.1%	68.3%

Preference share dividend ($M)
Dividend paid[3]	104	3	3	3

Profitability ratios
Return on average ordinary shareholders’ equity[4]		15.0%	15.3%	14.4%
Return on average assets		0.92%	0.95%	0.90%
Net interest margin		2.15%	2.20%	2.24%

Efficiency ratios
Operating expenses to operating income		45.0%	44.2%	45.3%
Operating expenses to average assets		1.17%	1.21%	1.24%

Credit impairment charge/(release)
Individual credit impairment charge ($M)		601	574	584
Collective credit impairment charge/(release) ($M)		(74)	26	4

Total credit impairment charge ($M)	107	527	600	588
Individual credit impairment charge as a % of average net advances		0.24%	0.24%	0.26%
Total credit impairment charge as a % of average net advances		0.21%	0.25%	0.27%

1.

Fully franked for Australian tax purposes and carry New Zealand imputation credits of NZD 10 cents per ordinary share for the proposed 2014 interim dividend (2013 final dividend: NZD 10 cents; 2013 interim dividend: NZD 9 cents).

2.	Dividend payout ratio is calculated using 2013 interim, 2013 final dividends and the proposed 2014 interim dividend.
3.	Represents dividends paid on Euro Trust Securities (preference shares) issued on 13 December 2004.
4.	Average ordinary shareholders’ equity excludes non-controlling interests and preference shares.

SNAPSHOT

Cash Profit Results1

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13

Net interest income	6,764	6,536	6,236	3%	8%

Other operating income	2,904	2,763	2,856	5%	2%

Operating income	9,668	9,299	9,092	4%	6%

Operating expenses	(4,286)	(4,213)	(4,044)	2%	6%

Profit before credit impairment and income tax	5,382	5,086	5,048	6%	7%

Credit impairment charge	(528)	(598)	(599)	-12%	-12%

Profit before income tax	4,854	4,488	4,449	8%	9%

Income tax expense	(1,333)	(1,170)	(1,265)	14%	5%

Non-controlling interests	(6)	(5)	(5)	20%	20%

Cash profit[1]	3,515	3,313	3,179	6%	11%

Earnings per ordinary share (cents)		Half Year			Movement
	Reference Page	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Basic	30	128.7	121.4	116.9	6%	10%
Diluted	30	124.3	117.4	113.1	6%	10%

		Half Year
Ordinary share dividends (cents)	Reference Page	Mar 14	Sep 13	Mar 13
Ordinary share dividend payout ratio[2]	31	64.9%	75.4%	63.1%

Profitability ratios
Return on average ordinary shareholders’ equity[3]		15.5%	15.1%	15.5%
Return on average assets		0.96%	0.95%	0.97%
Net interest margin	19	2.15%	2.19%	2.25%
Profit per average FTE ($)[4]		73,266	67,972	62,429

Efficiency ratios
Operating expenses to operating income		44.3%	45.3%	44.5%
Operating expenses to average assets		1.17%	1.21%	1.23%

Credit impairment charge/(release)
Individual credit impairment charge ($M)	25	602	572	595
Collective credit impairment charge/(release) ($M)	26	(74)	26	4

Total credit impairment charge ($M)	25	528	598	599
Individual credit impairment charge as a % of average net advances		0.24%	0.24%	0.27%
Total credit impairment charge as a % of average net advances		0.21%	0.25%	0.27%

Cash profit by division/geography	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	1,479	1,449	1,409	2%	5%
International and Institutional Banking	1,372	1,244	1,208	10%	14%
New Zealand	546	482	396	13%	38%
Global Wealth	226	268	204	-16%	11%
GTSO and Group Centre	(108)	(130)	(38)	-17%	large

Cash profit by division	3,515	3,313	3,179	6%	11%

Australia	2,025	2,136	2,164	-5%	-6%
Asia Pacific, Europe & America	681	554	459	23%	48%
New Zealand	809	623	556	30%	46%

Cash profit by geography	3,515	3,313	3,179	6%	11%

1.

Statutory profit has been adjusted to exclude non-core items to arrive at cash profit, and has been provided to assist readers to understand the result for the ongoing business activities of the Group. Refer to page 83 for the reconciliation between statutory and cash profit.

2.	Dividend payout ratio is calculated using 2013 interim, 2013 final dividends and the proposed 2014 interim dividend.
3.	Average ordinary shareholders’ equity excludes non-controlling interests and preference shares.
4.	Comparative information has been restated to include technology contractors, consistent with how FTE are reported and managed internally.

SNAPSHOT

Key Balance Sheet Metrics

		As at			Movement
	Reference Page	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13

Capital adequacy ratio (%)
Common Equity Tier 1
- APRA Basel 3	35	8.3%	8.5%	8.2%
- Internationally Harmonised Basel 3[1]	35	10.5%	10.8%	10.3%
Credit risk weighted assets ($B)	135	305.3	287.7	275.0	6%	11%
Total risk weighted assets ($B)	135	360.7	339.3	322.6	6%	12%

Balance Sheet: Key Items
Gross loans & advances ($B)		512.4	486.9	457.6	5%	12%
Net loans & advances ($B)		509.3	483.3	454.3	5%	12%
Total assets ($B)		737.8	703.0	672.6	5%	10%
Customer deposits ($B)		388.0	368.8	344.1	5%	13%
Total equity ($B)		47.0	45.6	42.5	3%	11%

Impaired assets
Gross impaired assets ($M)	27	3,620	4,264	4,685	-15%	-23%
Net impaired assets ($M)	27	2,150	2,797	3,142	-23%	-32%
Net impaired assets as a % of net advances		0.42%	0.58%	0.69%
Net impaired assets as a % of shareholders’ equity		4.6%	6.1%	7.4%

Individual provision ($M)	107	1,470	1,467	1,543	0%	-5%
Individual provision as a % of gross impaired assets		40.6%	34.4%	32.9%
Collective provision ($M)	107	2,843	2,887	2,769	-2%	3%
Collective provision as a % of credit risk weighted assets		0.93%	1.00%	1.01%

Net Assets
Net tangible assets per ordinary share ($)		13.90	13.48	12.55	3%	11%
Net tangible assets attributable to ordinary shareholders ($B)		38.1	37.0	34.4	3%	11%

Other information
Full time equivalent staff (FTE)[2]		48,857	48,865	48,871	0%	0%
Assets per FTE ($M)		15.1	14.4	13.8	5%	9%
Share price
- high		$34.06	$32.09	$29.46	6%	16%
- low		$28.84	$26.30	$23.42	10%	23%
- closing		$33.06	$30.78	$28.53	7%	16%
Market capitalisation of ordinary shares ($B)		90.7	84.5	78.3	7%	16%

1.

ANZ’s interpretation of the regulations documented in the Basel Committee publications; “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). See page 36 for a reconciliation between APRA Basel 3 and Internationalised harmonised Basel 3 standards.

2.	Comparative information has been restated to include technology contractors, consistent with how FTE are reported and managed internally.

Net loans & advances by division/geography	As at ($B)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	278.3	271.6	262.0	2%	6%
International and Institutional Banking	136.3	123.5	114.5	10%	19%
New Zealand	88.2	81.5	71.7	8%	23%
Global Wealth	6.0	6.2	5.8	-3%	3%
GTSO and Group Centre	0.5	0.5	0.3	0%	67%

Net loans & advances by division	509.3	483.3	454.3	5%	12%

Australia	336.5	324.3	314.6	4%	7%
Asia Pacific, Europe & America	76.6	69.9	61.2	10%	25%
New Zealand	96.2	89.1	78.5	8%	23%

Net loans & advances by geography	509.3	483.3	454.3	5%	12%

SNAPSHOT

FX Adjusted1 – Cash Profit Results and Net Loans and Advances

Cash profit - FX adjusted

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13

Net interest income	6,764	6,640	6,459	2%	5%

Other operating income	2,904	2,769	2,876	5%	1%

Operating income	9,668	9,409	9,335	3%	4%

Operating expenses	(4,286)	(4,280)	(4,213)	0%	2%

Profit before credit impairment and income tax	5,382	5,129	5,122	5%	5%

Credit impairment charge	(528)	(596)	(615)	-11%	-14%

Profit before income tax	4,854	4,533	4,507	7%	8%

Income tax expense	(1,333)	(1,180)	(1,266)	13%	5%

Non-controlling interests	(6)	(5)	(5)	20%	20%

Cash profit (FX adjusted)	3,515	3,348	3,236	5%	9%

Cash profit - FX adjusted by division and geography	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	1,479	1,449	1,409	2%	5%
International and Institutional Banking	1,372	1,256	1,264	9%	9%
New Zealand	546	515	443	6%	23%
Global Wealth	226	270	209	-16%	8%
GTSO and Group Centre	(108)	(142)	(89)	-24%	21%

Cash profit - FX adjusted by division	3,515	3,348	3,236	5%	9%

Australia	2,025	2,117	2,098	-4%	-3%
Asia Pacific, Europe & America	681	561	501	21%	36%
New Zealand	809	670	637	21%	27%

Cash profit - FX adjusted by geography	3,515	3,348	3,236	5%	9%

Net loans & advances by division/geography - FX adjusted	As at ($B)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	278.3	271.6	262.1	2%	6%
International and Institutional Banking	136.3	124.1	122.2	10%	12%
New Zealand	88.2	85.9	83.8	3%	5%
Global Wealth	6.0	6.3	6.2	-5%	-3%
GTSO and Group Centre	0.5	0.4	0.3	25%	67%

Net loans & advances by division - FX adjusted	509.3	488.3	474.6	4%	7%

Australia	336.5	324.3	314.6	4%	7%
Asia Pacific, Europe & America	76.6	70.2	68.3	9%	12%
New Zealand	96.2	93.8	91.7	2%	5%

Net loans & advances by geography - FX adjusted	509.3	488.3	474.6	4%	7%

1.	Comparative period data has been adjusted to remove the impact of foreign exchange movements.

SNAPSHOT

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CEO OVERVIEW

CEO Overview1

Strategy and Performance

ANZ is executing a focused strategy to build the best connected, most respected bank across the Asia Pacific region, and in doing so provide shareholders with above-peer earnings growth.

The bank is pursuing significant organic growth opportunities in the Asia Pacific region, and with our strong domestic businesses in Australia and New Zealand, our distinctive footprint and super regional connectivity, we are uniquely positioned to meet the needs of customers, who are increasingly linked to regional capital, trade and wealth flows.

This half our differentiated strategy delivered a cash profit of $3.5 billion, up 11% from $3.2 billion over the prior corresponding period, and 6% on the half, with a Return on Equity of 15.5%, earnings per share of $1.287 cents and a fully-franked dividend per share of 83 cents. This result was driven by 6% revenue growth and 6% expense growth on a cash basis, and a 12% reduction in provisions. Total shareholder returns for the past twelve months were 19%.

Pleasingly, profits sourced from the Asia Pacific region increased to 25% of total Group profits putting the Group within range of its stated target of achieving 25-30% of profit driven by network revenue by 2017. While ANZ has ongoing growth aspirations in the region, we are now sufficiently advanced with our strategy to place a greater emphasis on improving returns, hence the goal to lift Group RoE to 16% or above by 2016 in part driven by improving returns outside Australia and New Zealand.

Strategic Progress

While economic conditions across the Asia Pacific region remain more robust by comparison to much of the rest of the world, conditions for banking remain challenging – particularly for institutional banking where relatively subdued economic conditions and margin compression have impacted growth.

Within that environment, management continued to focus on balancing the need for investment to meet the needs of our customers and drive longer-term growth, and the need to generate attractive returns for our shareholders in the near-term. This has been achieved by focusing on both productivity initiatives and capital management to improve returns and support strong EPS growth.

•

We are building stronger positions in our home markets of Australia and New Zealand, led by further gains in productivity and market share, and further penetration of Wealth products into our existing customer base in these markets.

•

We have continued to build Asia quickly, focused on intermediating the fast growing trade and capital flows in the region with particular emphasis on regional treasury centres like Hong Kong and Singapore and products like Trade, FX and Cash Management for Institutional customers. Notable achievements include 52% of International and Institutional Banking profit now coming from outside Australia and New Zealand; and significant increases in volume for higher return less capital intensive flow products like Foreign Exchange (up 37%), Cash Management Deposits (up 20%) and funded Trade and Supply Chain (up 6%).

•

Our Operations and Technology functions continue to deliver economies of scale, speed to market and a stronger control environment to the business, particularly from our regional hubs and our use of common platforms and processes, resulting in lower unit costs, better quality and lower risk. While average volumes increased by 8% over the past year, operations expenses reduced 4% (fx adjusted) on the prior comparative period.

•

The Group generated around $1.9 billion of additional capital over the year, and remains well capitalised with a Common Equity Tier 1 ratio of 10.5% at 31 March 2014 on a Basel 3 harmonised basis, or 8.3% under APRA’s Basel 3 standards. Customer funding remained stable at 62% of total funding.

•	Gross impaired assets reduced both HOH and PCP, and the Group’s coverage ratios remain strong with CP to CRWA at 0.93% and the total provision ratio at 1.41%.

•	Finally, we focused on strengthening management depth and the alignment between business, operations, support and technology.

Medium to Long Term Strategic Goals

ANZ is committed to delivering strong total shareholder returns and above-peer earnings growth over the business cycle, targeting a Group cost to income ratio below 43% and return on equity above 16% by 2016. The target dividend payout ratio remains at 65-70% of cash profit, which we believe to be a sustainable level in a Basel 3 environment.

To do this we will continue to:

•

Strengthen our position in our core markets of Australia and New Zealand by growing our Retail and Commercial operations, driving productivity benefits, leveraging our super regional strategy and using technology to drive better functionality.

•

In Australia, we are transforming the way we serve our customers by investing in physical, mobile and digital channels to support our retail customers, by increasing sales capacity to support our business banking customers, and by investing in customer analytics.

•	In New Zealand, we will work under one brand on one platform with more efficient market coverage.

•

Focus our Asian expansion primarily on Institutional Banking, supporting our Australian and New Zealand customers, targeting profitable markets and segments in which we have expertise and which are connected through trade and capital flows.

•	Achieve greater efficiency and control through the use of scalable common infrastructure and platforms.

•	Maintain strong liquidity and actively manage capital to enhance ROE.

•	Build on our Super Regional capabilities – utilising our management bench-strength and continuing to deepen our international talent pool.

•	Apply strict criteria when reviewing existing investment and new inorganic opportunities.

[1]	The CEO Overview is reported on a cash basis

CEO OVERVIEW

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CFO OVERVIEW

CONTENTS

Section 4 – CFO Overview

Cash profit	16

Divisional performance	17

Review of Group results	19

Credit risk	25

Income and expenses	19

Income tax expense	29

Impact of exchange rate movements/revenue hedges	29

Earnings per share and dividends	30-31

Economic profit	31

Balance sheet, liquidity and capital	32

Deferred acquisition costs and deferred income	37

Investment spend	38

Software capitalisation	39

CFO OVERVIEW

Non-IFRS information

The Group provides two additional measures of performance in the Results Announcement which are prepared on a basis other than in accordance with accounting standards – cash profit and economic profit. The guidance provided in Australian Securities and Investments Commission Regulatory Guide 230 has been followed when presenting this information.

Cash profit

Statutory profit has been adjusted to exclude non-core items to arrive at cash profit, and has been provided to assist readers to understand the results for the ongoing business activities of the Group. The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review by the external auditor, however, the external auditor has informed the Audit Committee that the adjustments have been determined on a consistent basis across each period presented.

The CFO Overview is reported on a cash basis.

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Statutory profit attributable to shareholders of the Company	3,381	3,329	2,937	2%	15%
Adjustments between statutory profit and cash profit[1]	134	(16)	242	large	-45%

Cash profit	3,515	3,313	3,179	6%	11%

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Adjustments between statutory profit and cash profit[1]
Treasury shares adjustment	37	31	53	19%	-30%
Revaluation of policy liabilities	(3)	27	19	large	large
Economic hedging	89	(205)	192	large	-54%
Revenue and net investment hedges	18	143	16	-87%	13%
Structured credit intermediation trades	(7)	(12)	(38)	-42%	-82%

Total adjustments between statutory profit and cash profit[1]	134	(16)	242	large	-45%

1. Refer to pages 83 to 92 for analysis of the reconciliation of statutory profit to cash profit.
Cash Profit[1]
	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	6,764	6,536	6,236	3%	8%
Other operating income	2,904	2,763	2,856	5%	2%

Operating income	9,668	9,299	9,092	4%	6%
Operating expenses	(4,286)	(4,213)	(4,044)	2%	6%

Profit before credit impairment and income tax	5,382	5,086	5,048	6%	7%
Credit impairment charge	(528)	(598)	(599)	-12%	-12%

Profit before income tax	4,854	4,488	4,449	8%	9%
Income tax expense	(1,333)	(1,170)	(1,265)	14%	5%
Non-controlling interests	(6)	(5)	(5)	20%	20%

Cash profit	3,515	3,313	3,179	6%	11%

1. Refer to page 29 for the impact of exchange rates and revenue hedges on cash profit.

CFO OVERVIEW

Divisional performance

There have been no major changes to Divisional segments since 30 September 2013, however certain amounts in the comparatives have been reclassified to conform with current period financial statement presentations.

	Half Year			Movement
Cash profit by division	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	1,479	1,449	1,409	2%	5%
International and Institutional Banking	1,372	1,244	1,208	10%	14%
New Zealand	546	482	396	13%	38%
Global Wealth	226	268	204	-16%	11%
GTSO and Group Centre	(108)	(130)	(38)	-17%	large

Cash profit/(loss) by division	3,515	3,313	3,179	6%	11%

Cash profit by division – March 2014 Half Year v March 2013 Half Year

•	March 2014 half year v March 2013 half year

Australia

•

Profit increased 5% primarily due to a 7% increase in average net loans and advances, partially offset by a 4% increase in credit impairment charges, higher operating expenses from the investment in the ‘Banking on Australia’ program and a 5 bp contraction in net interest margin.

International and Institutional Banking

•

Profit increased 14% due to stronger operating income in Global Markets (primarily from strong customer demand for foreign exchange and commodity products in Asia) and Transaction Banking, volume driven income growth from both Retail Asia Pacific and Asia Partnerships, and lower credit impairment charges, partially offset by 10% growth in operating expenses. Excluding the impact of favourable foreign exchange translations, profit was up 9%.

New Zealand

•

Profit increased 38% primarily due to above system growth in mortgages, a reduction in credit impairment charges (reflecting strong improvements in credit quality across the lending book), a 6% decrease in operating expenses and favourable foreign exchange translation.

Global Wealth

•

Profit increased 11% primarily due to higher funds management operating income (average funds under management (FUM) increased 14%), strong income growth in Private Wealth (strong growth in average customer deposits and loans and advances), partially offset by a decline in insurance income and higher operating expenses from strategic growth initiatives and regulatory spend.

GTSO and Group Centre

•	Net loss increased $70 million primarily due to realised losses from hedges of Group foreign currency revenues (offsetting translation gains elsewhere in the Group) and annual salary increases.

•	March 2014 half year v September 2013 half year

Australia

•

Profit increased 2% primarily due to a 3% increase in average net loans and advances and a 7% decrease in credit impairment charges, partially offset by 1% uplift in expenses and a 3 bp contraction in net interest margin.

International and Institutional Banking

•

Profit increased 10% due to stronger operating income in Global Markets (primarily from stronger customer demand for foreign exchange and commodity products in Asia) and volume driven income growth in Retail Asia Pacific and Asia Partnerships, partially offset by 4% growth in operating expenses and higher credit impairment charges.

CFO OVERVIEW

New Zealand

•

Profit increased 13% primarily due to solid growth in mortgages and small business banking, a significant reduction in credit impairment charges (reflecting strong improvements in credit quality across the lending book), a 1% decrease in operating expenses and favourable foreign exchange translation.

Global Wealth

•

Profit decreased 16% mainly due to a favourable one off tax consolidation adjustment in the September 2013 half. Profit before tax increased 9% driven by strong growth in Private Wealth operating income (mainly from customer deposits) and higher funds management income (reflecting 7% average FUM growth), partially offset by lower insurance operating income and higher operating expenses from strategic growth initiatives and regulatory spend.

GTSO and Group Centre

•

Net loss decreased 17% primarily due to lower restructuring costs in the current period, partially offset by higher realised losses from hedges of Group foreign currency revenues (offsetting translation gains elsewhere in the Group).

Refer to Section 5 – Segment Review on pages 41 to 74 for further details

CFO OVERVIEW

Review of Group results

Income and expenses

Net interest income

	Half Year			Movement
Group	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Cash net interest income	6,764	6,536	6,236	3%	8%
Average interest earning assets	632,400	595,998	556,264	6%	14%
Average deposit and other borrowings	498,484	466,261	433,780	7%	15%
Net interest margin (%) - cash	2.15	2.19	2.25	-4 bps	-10 bps

Group (excluding Global Markets)
Cash net interest income	6,241	6,095	5,860	2%	7%
Average interest earning assets	492,602	466,006	440,110	6%	12%
Average deposit and other borrowings	381,118	360,113	334,212	6%	14%
Net interest margin (%) - cash	2.54	2.61	2.67	-7 bps	-13 bps

	Half Year			Movement
Cash net interest margin by major division	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia
Net interest margin (%)	2.48	2.51	2.53	-3 bps	-5 bps
Average interest earning assets ($M)	276,779	268,795	259,721	3%	7%
Average deposits and other borrowings ($M)	155,314	148,675	144,277	4%	8%

International and Institutional Banking
Net interest margin (%)	1.55	1.58	1.65	-3 bps	-10 bps
Average interest earning assets ($M)	258,222	240,370	216,536	7%	19%
Average deposits and other borrowings ($M)	216,062	195,535	182,389	10%	18%

New Zealand
Net interest margin (%)	2.48	2.49	2.50	-1 bp	-2 bps
Average interest earning assets ($M)	85,864	77,786	71,497	10%	20%
Average deposits and other borrowings ($M)	54,516	48,311	45,023	13%	21%

Group net interest margin – March 2014 Half Year v March 2013 Half Year

•	March 2014 half year v March 2013 half year

Net interest margin (-10 bps)

•	Asset mix and funding mix (-2 bps): adverse asset mix from an increased proportion of lower margin home loans and trade loans.

•	Funding costs (+1 bp): impact from slightly favourable wholesale funding costs.

•	Deposit competition (+3 bps): benefit from active margin management across deposit products as a result of lower deposit competition, particularly term deposits.

•

Asset competition and risk mix (-7 bps): continued pressure on lending margins, including competition and switching from variable to fixed in the home loan market in Australia and New Zealand, competition in Global Loans and lower spreads within Corporate and Commercial Banking.

CFO OVERVIEW

•	Markets and treasury (-5 bps): primarily Treasury due to adverse impact of lower earnings on capital from lower interest rates.

Average interest earning assets (+$76.1 billion or 14%)

•	Australia (+$17.1 billion or 7%): driven by growth in net loans and advances, largely home loans and commercial lending facilities.

•

International and Institutional Banking (+$41.7 billion or 19%): $7.5 billion increase in Global Loans and $7.3 billion increase in Transaction Banking loans which grew in line with strategy. Reverse repos, investment in government securities, bonds and liquidity portfolio within Global Markets increased by $23.2 billion.

•	New Zealand (+$14.4 billion or 20%): increased Commercial and Retail lending, primarily in shorter term fixed rate home loans, as well as the impact of stronger NZD.

•	GTSO and Group Centre (+$2.4 billion): Increase in cash balance to facilitate interbank overnight settlement driven by new RBA requirements.

Average deposits and other borrowings (+$65 billion or 15%)

•	Australia (+$11.0 billion or 8%): driven by growth in customer deposits across the retail and commercial portfolios, largely at call products.

•

International and Institutional Banking (+$33.7 billion or 18%): primarily due to increased customer deposits within APEA and Australia. Increase of $17.8 billion in Global Markets driven by customer deposits and external repos for funding purposes.

•	New Zealand (+$9.5 billion or 21%): increasing volumes in Retail and Commercial banking, including a focus on growing higher margin savings products, as well as the impact of a stronger NZD.

•	GTSO and Group Centre (+$8.4 billion): reflecting increased short term Negotiable Certificates of Deposit issuance and an increase in cash borrowing balance related to the new RBA requirements.

Group net interest margin – September 2013 Half Year v March 2013 Half Year

•	March 2014 half year v September 2013 half year

Net interest margin (-4 bps)

•	Asset mix and funding mix (-1 bp): unfavourable asset mix impact from faster growth in lower margin Home Loans business and slower growth in higher margin Cards and Payments business.

•	Deposit competition (+2 bps): benefit from active margin management across deposit products as a result of lower deposit competition, particularly term deposits.

•

Asset competition and risk mix (-5 bps): continued pressure on lending margins, including significant competition and switching from variable to fixed in the home loan market in Australia and New Zealand, competition in Global Loans within IIB and lower spreads within Corporate and Commercial Banking.

Average interest earning assets (+$36.4 billion or 6%)

•	Australia (+$8.0 billion or 3%): driven by growth in net loans and advances, largely in the variable home loan portfolio.

•

International and Institutional Banking (+$17.9 billion or 7%): Global Loans increased by $5.0 billion with strong re-financing levels in Australia and Transaction Banking loans increased by $1.6 billion, primarily in Asia. Reverse repos, investment in government securities and liquidity portfolio within Global Markets increased by $8.6 billion.

•

New Zealand (+$8.1 billion or 10%): Increased Commercial and Retail lending volumes, particularly shorter term fixed rate home loans as the economic environment improved, as well as the impact of a stronger NZD.

•	GTSO and Group Centre (+$2.5 billion): Increase in cash balance to facilitate interbank overnight settlement attributed to new RBA requirements.

Average deposits and other borrowings (+$32 billion or 7%)

•	Australia (+$6.6 billion or 4%): driven by growth in customer deposits across the retail and commercial portfolios, largely at call products.

•

International and Institutional Banking (+$20.5 billion or 10%): increase in term deposits, with growth concentrated in APEA and Australia. Increase of $11.2 billion in deposits within Global Markets driven by customers and external repos for funding purposes and commodities trading in Asia.

•	New Zealand (+$6.2 billion or 13%): increased customer deposits in both Commercial and Retail, as well as the impact of a stronger NZD.

•	GTSO and Group Centre (-$2.1 billion): decreased short term wholesale funding borrowings, partially offset by increased cash borrowings balance related to the new RBA requirements.

CFO OVERVIEW

Income and expenses, cont’d

Other operating income

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Fee income[1]	1,191	1,171	1,145	2%	4%
Foreign exchange earnings[1]	43	75	134	-43%	-68%
Net income from wealth management	617	622	594	-1%	4%
Share of associates’ profit[1]	243	269	209	-10%	16%
Other[1]	90	59	31	52%	large
Global Markets other operating income	720	567	743	27%	-3%

Cash other operating income	2,904	2,763	2,856	5%	2%

1. Excluding Global Markets.

Global Markets income
Net interest income	523	441	376	19%	39%
Other operating income	720	567	743	27%	-3%

Cash Global Markets income	1,243	1,008	1,119	23%	11%

	Half Year			Movement
Other operating income by division	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	588	602	588	-2%	0%
International and Institutional Banking	1,599	1,409	1,502	13%	6%
New Zealand	178	186	162	-4%	10%
Global Wealth	726	705	680	3%	7%
GTSO and Group Centre	(187)	(139)	(76)	35%	large

Cash other operating income	2,904	2,763	2,856	5%	2%

Other operating income – March 2014 Half Year v March 2013 Half Year

•	March 2014 half year v March 2013 half year

Fee income (+$46 million or +4%)

•

Transaction Banking increased $17 million, primarily due to an $8 million increase in fees relating to issuance of Letters of Credit in China, Korea and Singapore, $3 million increase in fees from guarantees and Letters of Credit issued in Europe and $3 million increase in fees earned in the Pacific due to volume growth.

•	Retail Asia Pacific increased $13 million, primarily due to higher income from investment and insurance products in Hong Kong and Singapore and weakening of the AUD during the March 2014 half.

•	New Zealand increased $13 million, mainly due to weakening of the AUD during the March 2014 half.

•	Cards and Payments decreased $5 million, primarily due to reduced income as a result of improved customer payment behaviour on consumer credit card products.

Foreign Exchange (-$91 million or -68%)

•	Group Centre decreased $126 million, primarily due to realised losses on foreign currency revenue hedges (offsetting translation gains elsewhere in the Group).

•

IIB (excluding Global Markets) increased $32 million, mainly driven by growth in cross border transaction volumes in Transaction Banking and higher gains in Retail Asia Pacific due to the weakening of AUD.

CFO OVERVIEW

Net Income from Wealth Management (+$23 million or +4%)

•

Global Wealth increased $6 million due to improved funds management results driven by higher average funds under management, partially offset by lower insurance income arising from the exit of a large group Iife insurance plan.

•	Group Centre increased $13 million due to a reduction in the elimination of Global Wealth investments in ANZ products (offset in net interest income).

Share of associates profit (+$34 million or +16%)

•	AMMB Holdings Berhad (AMMB) increased by $13 million mainly due to strong non-interest income growth driven by Retail and Insurance segments.

•	Bank of Tianjin (BoT) increased $12 million due to increased earnings driven by strong lending growth in both Enterprise and Retail clients, growth in interbank assets and weakening of the AUD.

•	Shanghai Rural Commercial Bank (SRCB) increased $5 million mainly due to weakening of the AUD.

•	P.T. Bank Pan Indonesia increased by $2 million due to increased earnings driven by lending growth more than offsetting the weakening of the IDR.

Other income (+$59 million or large %)

•	Global Wealth increased $33 million, primarily due to resolution of an insurance settlement relating to a legacy New Zealand funds management matter.

•	Global Loans increased $7 million mainly due to the profit on the restructuring of structured lease assets.

•	Asia Partnerships increased $12 million due to the BoT dilution gain (from non-participation in a rights issue) recorded in the March 2014 half.

Global Markets Income (+$124 million or +11%)

In relatively similar trading conditions the customer franchise has been the key driver in increasing revenue by $124 million:

•	Sales revenue increased $74 million, mainly due to the foreign exchange business where increased volatility has led to increased customer hedging activity.

•	Trading income increased $20 million, primarily due to strong growth across the foreign exchange business, with high levels of customer demand in China, Hong Kong and Taiwan.

•	Income from management of the Group’s balance sheet and liquidity portfolio increased $30 million due to tightening of credit spreads on mark to market valuation.

Refer to page 56 for further information.

•	March 2014 half year v September 2013 half year

Fee income (+$20 million or +2%)

•

Transaction Banking increased $13 million, primarily due to a $10 million increase in fees relating to the issuance of Letters of Credit in China, Korea, and Singapore and $3 million increase in guarantee fees in Australia.

•	Retail Asia Pacific increased $9 million, primarily due to higher income from investment and insurance products in Hong Kong and Singapore.

Foreign Exchange (-$32 million or -43%)

•	Group Centre decreased $25 million driven by realised losses on foreign currency revenue hedges (offsetting translation gains elsewhere in the Group).

•	Cards and Payments decreased $12 million due to seasonally lower travel card volumes.

Net Income from Wealth Management (-$5 million or -1%)

•	Global Wealth decreased $5 million driven by a decline in insurance income arising from the exit of a large group life insurance plan, partially offset by growth in funds management income.

Share of associates profit (-$26 million or -10%)

•	AMMB decreased $12 million mainly due to seasonal factors impacting non-annuity earnings.

•	BoT increased $7 million due to increased earnings driven by growth in both Corporate lending and interbank assets.

•	SRCB decreased $12 million mainly due to an impairment of an investment held by SRCB.

•	P.T. Bank Pan Indonesia decreased $6 million mainly due to seasonal factors impacting earnings and the weakening of the IDR.

Other income (+$31 million or +52%)

•

Asia Partnerships increased by $39 million due to a write down of the investment in Saigon Securities Inc. (SSI) of $26 million in the September 2013 half and a dilution gain of $12 million (from non-participation in a rights issue) relating to BoT recorded in the March 2014 half.

•	Global Wealth increased $21 million, primarily due to resolution of an insurance settlement relating to a legacy New Zealand funds management matter.

•	Global Loans increased by $8 million mainly due to the profit on the restructuring of structured lease assets.

•	New Zealand decreased $14 million as the September 2013 results included the gain on sale of EFTPOS New Zealand Limited.

CFO OVERVIEW

Global Markets Income (+$235 million or +23%)

A sustained period of strong client acquisition and favourable trading conditions has increased revenue by $235 million:

•	Sales revenues increased $45 million mainly attributable to the foreign exchange business where increased volatility has led to increased customer hedging activity.

•	Trading income (primarily on customer foreign exchange hedging and precious metals) increased $68 million on improved trading conditions and higher customer flows.

•	Income from management of the Group’s balance sheet and liquidity portfolio increased $122 million in part due to tightening of credit spreads from September 2013 half.

Refer to page 56 for further information.

CFO OVERVIEW

Income and expenses, cont’d

	Half Year			Movement
Expenses	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Personnel expenses	2,493	2,417	2,347	3%	6%
Premises expenses	391	377	356	4%	10%
Computer expenses	640	625	618	2%	4%
Restructuring expenses	35	28	57	25%	-39%
Other expenses	727	766	666	-5%	9%

Total cash operating expenses	4,286	4,213	4,044	2%	6%

Total full time equivalent staff (FTE)[1,2]	48,857	48,865	48,871	0%	0%

1.	Refer to page 142 for a summary of full time equivalent staff movements during the period.
2.	Comparative information has been restated to include technology contractors, consistent with how FTE are reported and managed internally.

	Half Year			Movement
Expenses by division	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	1,500	1,492	1,475	1%	2%
International and Institutional Banking	1,598	1,531	1,456	4%	10%
New Zealand	514	486	475	6%	8%
Global Wealth	494	489	463	1%	7%
GTSO and Group Centre	180	215	175	-16%	3%

Total cash operating expenses	4,286	4,213	4,044	2%	6%

Operating expenses – March 2014 Half Year v March 2013 Half Year

•	March 2014 half year v March 2013 half year

•

Personnel expenses increased $146 million (6%), primarily due to annual salary increases and the adverse impact of foreign exchange movements, partially offset by lower redundancy costs in the March 2014 half.

•	Premises expenses increased $35 million (10%), driven by increased rental space, including our new Sydney premises, along with rent and utility cost increases and adverse foreign exchange translation.

•

Computer expenses increased $22 million (4%) due to increased depreciation and amortisation and higher spend on computer contractors and communication costs, partially offset by lower software purchases.

•	Restructuring expenses decreased $22 million (-39%) due to the completion of “NZ Simplification” and lower restructuring initiatives in GTSO and Group Centre.

•

Other expenses increased $61 million (9%), primarily due to adverse impact of foreign exchange movements, the impact of a one off GST credit in the March 2013 half and higher advertising costs, partially offset by lower spend on project consultants.

•	March 2014 half year v September 2013 half year

•	Personnel expenses increased $76 million (3%), primarily due to annual salary increases and the adverse impact of foreign exchange movements.

•	Premises expenses increased $14 million (4%) due to increased depreciation and amortisation on new office buildings and fixtures.

•	Computer expenses increased $15 million (2%) due to increased depreciation and amortisation and higher computer contractors costs, partially offset by lower software purchases.

•	Restructuring expenses increased $7 million (25%) due mainly to increased restructuring in GTSO and Group Centre.

•	Other expenses decreased $39 million (-5%) primarily due to lower spend on project consultants and decreased travel and entertainment costs.

CFO OVERVIEW

Credit risk

Overall asset quality has improved compared to the prior comparable period in 2013, with gross impaired assets reducing $1,065 million (23%) to $3,620 million at 31 March 2014. This was driven by a focus on portfolio credit quality resulting in lower levels of impaired exposures across Australia, IIB and New Zealand.

The Group continues to maintain a prudent approach to provisioning, with total provisions for impairment losses of $4,313 million as at 31 March 2014, down $41 million (1%) from 30 September 2013, up $1 million compared to the 31 March 2013.

The total credit impairment charge of $528 million reduced by $71 million (12%) compared to the prior comparable period and by $70 million (12%) compared to the September 2013 half.

	Half Year			Movement
Credit impairment charge	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Individual credit impairment charge	602	572	595	5%	1%
Collective credit impairment charge/(release)	(74)	26	4	large	large

Total credit impairment charge	528	598	599	-12%	-12%

	Half Year			Movement
Credit impairment charge/(release)	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	403	434	386	-7%	4%
International and Institutional Banking	161	133	184	21%	-13%
New Zealand	(34)	9	28	large	large
Global Wealth	(1)	3	1	large	large
GTSO and Group Centre	(1)	19	—	large	n/a

Total credit impairment charge	528	598	599	-12%	-12%

	Half Year			Movement
Individual credit impairment charge	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	374	401	370	-7%	1%
International and Institutional Banking	215	113	167	90%	29%
New Zealand	13	37	58	-65%	-78%
Global Wealth	—	2	—	-100%	n/a
GTSO and Group Centre	—	19	—	-100%	n/a

Total individual credit impairment charge	602	572	595	5%	1%

	Half Year			Movement
New and increased individual credit impairments	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	557	582	550	-4%	1%
International and Institutional Banking	295	205	245	44%	20%
New Zealand	112	145	150	-23%	-25%
Global Wealth	3	4	—	-25%	n/a
GTSO and Group Centre	—	19	—	-100%	n/a

New and increased credit impairments for loans and advances	967	955	945	1%	2%

Recoveries and writebacks
Australia	(183)	(181)	(180)	1%	2%
International and Institutional Banking	(80)	(92)	(78)	-13%	3%
New Zealand	(99)	(108)	(92)	-8%	8%
Global Wealth	(3)	(2)	—	50%	n/a

Recoveries and writebacks	(365)	(383)	(350)	-5%	4%

Total individual credit impairment charge	602	572	595	5%	1%

•	March 2014 half year v March 2013 half year

The total individual credit impairment charge increased by $7 million (1%) over the March 2013 half primarily due to higher credit impairment charges in IIB, partially offset by lower credit impairment charges in New Zealand due to an improvement in credit quality.

•	March 2014 half year v September 2013 half year

The total individual credit impairment charge increased $30 million (5%) over the half, primarily due to larger provisions being raised in IIB, partially offset by reductions in Australia and New Zealand.

CFO OVERVIEW

	Half Year			Movement
Collective credit impairment charge/(release) by source	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Lending growth	85	67	69	27%	23%
Risk profile	(190)	(23)	(20)	large	large
Portfolio mix	(10)	(9)	(20)	11%	-50%
Economic cycle and concentration risk adjustment	41	(9)	(25)	large	large

Collective credit impairment charge/(release)	(74)	26	4	large	large

Collective credit impairment charge/(release) by division
Australia	29	33	16	-12%	81%
International and Institutional Banking	(54)	20	17	large	large
New Zealand	(47)	(28)	(30)	68%	57%
Global Wealth	(1)	1	1	large	large
GTSO and Group Centre	(1)	—	—	n/a	n/a

Collective credit impairment charge/(release)	(74)	26	4	large	large

•	March 2014 half year v March 2013 half year

The collective credit impairment charge decreased by $78 million from the March 2013 half, driven by a significant improvement in the risk profile following the crystallisation of individual provisions on a few large IIB exposures, and as a result of upgrades to a number of large customer exposures in IIB and New Zealand. This was partially offset by a net increase in economic cycle provision, primarily related to the mining services industry.

The $54 million release in IIB was due to a combination of the crystallisation of individual provisions on a few large exposures and improved customer credit ratings, partially offset by an increase in the economic cycle provision. The New Zealand release of $47 million was driven by improved credit quality and a reduction in the economic cycle provision, partially offset by lending growth and a few exposures returning to performing. The $29 million charge in Australia was primarily due to lending growth and an increase in the economic cycle provision.

•	March 2014 half year v September 2013 half year

The collective credit impairment charge decreased $100 million from the September 2013 half, driven by a significant improvement in the risk profile following the crystallisation of individual provisions on a few large IIB exposures, and as a result of upgrades to a number of large customer exposures in IIB and New Zealand. This was partially offset by a net increase in economic cycle provision, primarily related to the mining services industry.

The drivers of the current period collective provision are as described above.

CFO OVERVIEW

Credit risk, cont’d

Provision for credit impairment balance

	As at ($M)			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Collective provision[1]	2,843	2,887	2,769	-2%	3%
Individual provision	1,470	1,467	1,543	0%	-5%

Total provision for credit impairment	4,313	4,354	4,312	-1%	0%

1.

The collective provision includes amounts for off-balance sheet credit exposures: $597 million at 31 March 2014 (Sep 13: $595 million; Mar 13: $531 million). The impact on the income statement for the half year ended 31 March 2014 was a $8 million release (Sep 13 half: $35 million charge; Mar 13 half: $2 million charge).

Gross impaired assets

	As at ($M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Impaired loans	3,314	3,751	3,978	-12%	-17%
Restructured items	60	341	524	-82%	-89%
Non-performing commitments and contingencies	246	172	183	43%	34%

Gross impaired assets	3,620	4,264	4,685	-15%	-23%
Individual provisions
Impaired loans	(1,396)	(1,440)	(1,518)	-3%	-8%
Non-performing commitments and contingencies	(74)	(27)	(25)	large	large

Net impaired assets	2,150	2,797	3,142	-23%	-32%

	As at ($M)			Movement
Gross impaired assets by division	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	1,463	1,685	1,746	-13%	-16%
International and Institutional Banking	1,471	1,758	1,893	-16%	-22%
New Zealand	668	765	1,013	-13%	-34%
Global Wealth	18	30	33	-40%	-45%
GTSO and Group Centre	—	26	—	-100%	n/a

Gross impaired assets	3,620	4,264	4,685	-15%	-23%

Impaired and restructured items by size of exposure

	As at ($M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Less than $10 million	2,204	2,235	2,246	-1%	-2%
$10 million to $100 million	897	1,491	1,659	-40%	-46%
Greater than $100 million	519	538	780	-4%	-33%

Gross impaired assets	3,620	4,264	4,685	-15%	-23%
Less: Individually assessed provisions for impairment	(1,470)	(1,467)	(1,543)	0%	-5%

Net impaired assets	2,150	2,797	3,142	-23%	-32%

•	March 2014 half year v March 2013 half year

Gross impaired assets decreased 23% primarily due to several exposures returning to performing in IIB and New Zealand, combined with lending book credit quality improvements. The Group has an individual provision coverage ratio on impaired assets of 40.6% at 31 March 2014, up from 32.9% as at 31 March 2013.

•	March 2014 half year v September 2013 half year

Gross impaired assets decreased 15% primarily due to several exposures returning to performing in IIB and New Zealand, combined with asset realisations and write-offs. The Group has an individual provision coverage ratio on impaired assets of 40.6% at 31 March 2014, up from 34.4% as at 30 September 2013.

CFO OVERVIEW

Credit risk, cont’d

New Impaired Assets

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Impaired loans	1,431	1,687	1,551	-15%	-8%
Restructured items	10	24	13	-58%	-23%
Non-performing commitments and contingencies	100	5	7	large	large

Total new impaired assets	1,541	1,716	1,571	-10%	-2%

New impaired assets by division	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	758	940	782	-19%	-3%
International and Institutional Banking	516	446	453	16%	14%
New Zealand	263	296	335	-11%	-21%
Global Wealth	4	8	1	-50%	large
GTSO and Group Centre	—	26	—	-100%	n/a

Total new impaired assets	1,541	1,716	1,571	-10%	-2%

•	March 2014 half year v March 2013 half year

New impaired assets decreased 2% primarily due to decreases in Australia and New Zealand divisions as portfolio credit quality improved. This was partially offset by some increases in IIB due to the downgrade of a few large customers.

•	March 2014 half year v September 2013 half year

New impaired assets decreased 10% primarily due to decreases in the Australia and New Zealand as portfolio credit quality improved. This was partially offset by some increases in IIB due to the downgrade of a few large customers.

	As at ($M)			Movement
Ageing analysis of net loans and advances that are past due but not impaired	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
1-5 days	3,345	3,096	2,088	8%	60%
6-29 days	4,660	4,416	5,294	6%	-12%
30-59 days	2,037	1,506	1,870	35%	9%
60-89 days	980	927	889	6%	10%
>90 days	2,061	1,818	1,696	13%	22%

Total	13,083	11,763	11,837	11%	11%

•	March 2014 half year v March 2013 half year

The 90 past due but not impaired volumes increased by 22%, compared with the March 2013 half, predominantly due to increases within the Australian mortgage portfolio. This was driven by a combination of portfolio growth, hardship ageing treatment changes, seasonality and specific state-based increases.

•	March 2014 half year v September 2013 half year

The 90 past due but not impaired volumes increased by 13%, compared with the September 2013 half, predominantly due to increases within the Australian mortgage portfolio. This was driven by a combination of portfolio growth, hardship ageing treatment changes, seasonality and specific state-based increases. Along with the above, the 30-59 days delinquencies were also impacted by pending loan extension approvals and loan re-documentation for three large customers.

CFO OVERVIEW

Income tax expense

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Income tax expense on cash profit	1,333	1,170	1,265	14%	5%
Effective tax rate (cash profit)	27.5%	26.1%	28.4%

•	March 2014 half year v March 2013 half year

The effective tax rate decreased 0.9% primarily due to a favourable increase in the overseas tax rate differential during the March 2014 half.

•	March 2014 half year v September 2013 half year

The effective tax rate increased 1.4% primarily due to a favourable Global Wealth tax consolidation adjustment during the September 2013 half.

Impact of exchange rate movements/revenue hedges

The Group uses derivative instruments to economically hedge against the adverse impact on future offshore revenue streams from exchange rate movements.

Movements in average exchange rates, net of realised hedges, resulted in an increase of $57 million in the Group’s cash profit over the prior comparable period. Hedges reduced cash profit by $107 million (pre-tax) compared to the March 2013 half year and by $27 million (pre-tax) compared to the September 2013 half. Hedge revenue/cost is recorded against other operating income in the Group Centre. Excluding the impact of hedges, operating income (FX unadjusted) would have increased 4% on the September 2013 half year and by 8% on the March 2013 half year.

	Half Year Mar 2014 v. Half Year Sep 2013			Half Year Mar 2014 v. Half Year Mar 2013
	FX unadjusted % growth	FX adjusted % growth	FX Impact $M	FX unadjusted % growth	FX adjusted % growth	FX Impact $M
Net interest income	3%	2%	104	8%	5%	223
Other operating income	5%	5%	6	2%	1%	20

Operating income	4%	3%	110	6%	4%	243
Operating expenses	2%	0%	(67)	6%	2%	(169)

Profit before credit impairment and income tax	6%	5%	43	7%	5%	74
Credit impairment charge	-12%	-11%	2	-12%	-14%	(16)

Profit before income tax	8%	7%	45	9%	8%	58
Income tax expense	14%	13%	(10)	5%	5%	(1)
Non-controlling interests	20%	20%	—	20%	20%	—

Cash profit	6%	5%	35	11%	9%	57

The Group’s cash profit adjusted for exchange rate movements is as follows:

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	6,764	6,640	6,459	2%	5%
Other operating income	2,904	2,769	2,876	5%	1%

Operating income	9,668	9,409	9,335	3%	4%
Operating expenses	(4,286)	(4,280)	(4,213)	0%	2%

Profit before credit impairment and income tax	5,382	5,129	5,122	5%	5%
Credit impairment charge	(528)	(596)	(615)	-11%	-14%

Profit before income tax	4,854	4,533	4,507	7%	8%
Income tax expense	(1,333)	(1,180)	(1,266)	13%	5%
Non-controlling interests	(6)	(5)	(5)	20%	20%

Cash profit (FX adjusted)	3,515	3,348	3,236	5%	9%

CFO OVERVIEW

Earnings related hedges

The Group has taken out economic hedges against New Zealand Dollar and US Dollar (and USD correlated) revenue and expense streams. New Zealand dollar exposure relate to the New Zealand geography (refer page 81) and the debt component of New Zealand dollar intra-group funding of this business, which amounted to NZD 1.766 billion at 31 March 2014. Most of our US dollar earnings are in APEA (refer page 78). Details of these hedges are set out below.

	Half Year
NZD Economic hedges	Mar 14 $M	Sep 13 $M	Mar 13 $M
Net open NZD position (notional principal)[1]	2,275	1,549	1,315
Amount taken to income (pre tax statutory basis)[2]	(104)	(175)	(3)
Amount taken to income (pre tax cash basis)[3]	(71)	(40)	(2)

USD Economic hedges
Net open USD position (notional principal)[1]	900	1,294	728
Amount taken to income (pre tax statutory basis)[2]	(5)	(88)	13
Amount taken to income (pre tax cash basis)[3]	(15)	(19)	23

[1].	Value in AUD at original contract rate.
2.	Unrealised valuation movement plus realised revenue from closed out hedges.
3.	Realised revenue from closed out hedges.

As at 31 March 2014, the following hedges are in place to partially hedge future earnings against adverse movements in exchange rates:

•	NZD 2.6 billion at a forward rate of approximately NZD 1.16 / AUD.

•	USD 0.8 billion at a forward rate of approximately USD 0.94 / AUD.

During the March 2014 half year:

•	NZD 0.8 billion of economic hedges matured and a realised loss of $71 million (pre-tax) was recorded in cash profit.

•	USD 0.4 billion of economic hedges matured and a realised loss of $15 million (pre-tax) was recorded in cash profit.

•

An unrealised loss of $23 million (pre-tax) on the outstanding NZD and USD economic hedges was recorded in the income statement during the half and has been treated as an adjustment to statutory profit as these are hedges of future periods’ NZD and USD revenues.

Earnings per share (cents)

	Half Year			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13

Cash earnings per share (cents)
Basic[1]	128.7	121.4	116.9	6%	10%
Diluted	124.3	117.4	113.1	6%	10%

Cash weighted average number of ordinary shares (M)[2]
Basic	2,728.0	2,727.5	2,716.6	0%	0%
Diluted	2,918.8	2,915.4	2,904.4	0%	0%

Cash profit ($M)	3,515	3,313	3,179	6%	11%
Preference share dividends ($M)	(3)	(3)	(3)	0%	0%

Cash profit less preference share dividends ($M)[1]	3,512	3,310	3,176	6%	11%

Diluted cash profit less preference share dividends ($M)	3,628	3,424	3,286	6%	10%

1.	The earnings per share calculation excludes the Euro Trust Securities (preference shares).
2.	Includes Treasury shares held in Global Wealth.

CFO OVERVIEW

Dividends

	Half Year			Movement
Dividend per ordinary share (cents)	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Interim (fully franked)[1]	83	n/a	73	n/a	14%
Final (fully franked)	n/a	91	n/a	n/a	n/a

Ordinary share dividends used in payout ratio ($M)[2]	2,278	2,497	2,003	-9%	14%
Cash profit ($M)	3,515	3,313	3,179	6%	11%
Less: Preference share dividends paid	(3)	(3)	(3)	0%	0%
Ordinary share dividend payout ratio (cash basis)	64.9%	75.4%	63.1%

1.	2014 interim is proposed.
2.

Dividend payout ratio is calculated using proposed 2014 interim dividend of $2,278 million, which is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September 2013 half year and March 2013 half year are calculated using actual dividend paid of $2,497 million and $2,003 million respectively. Dividend payout ratio is calculated by adjusting profit attributable to shareholders of the company by the amount of preference share dividends paid.

The Directors propose that an interim dividend of 83 cents be paid on each eligible fully paid ANZ ordinary share on 1 July 2014. The proposed 2014 interim dividend will be fully franked for Australian tax purposes and New Zealand imputation credits of NZD 10 cents per ordinary share will also be attached.

Economic profit

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Statutory profit attributable to shareholders of the company	3,381	3,329	2,937	2%	15%
Adjustments between statutory profit and cash profit	134	(16)	242	large	-45%

Cash profit	3,515	3,313	3,179	6%	11%
Economic credit cost adjustment	(256)	(205)	(171)	25%	50%
Imputation credits	566	585	644	-3%	-12%

Economic return	3,825	3,693	3,652	4%	5%
Cost of capital	(2,485)	(2,402)	(2,242)	3%	11%

Economic profit	1,340	1,291	1,410	4%	-5%

Economic profit is a risk adjusted profit measure used to evaluate business unit performance and is considered in determining the variable component of remuneration packages. This is used for internal management purposes and is not subject to review by the external auditor.

Economic profit is calculated via a series of adjustments to cash profit. The economic credit cost adjustment replaces the actual credit loss charge with internal expected loss based on the average loss per annum on the portfolio over an economic cycle. The benefit of imputation credits is recognised, measured at 70% of Australian tax. The cost of capital is a major component of economic profit. At an ANZ Group level, this is calculated using average ordinary shareholders’ equity (excluding non-controlling interests), multiplied by the cost of capital rate (11% used consistently over a number of years) plus the dividend on preference shares. At a business unit level, capital is allocated based on economic capital, whereby higher risk businesses attract higher levels of capital. This method is designed to help drive appropriate risk management and ensure business returns align with the relevant risk. Key risks covered include credit risk, operating risk, market risk and other risks.

Economic profit decreased 5% against the prior comparative period due to higher cash profit of 11% being more than offset by lower imputation tax credits due to lower Australian tax expense, higher economic credit cost adjustment and the cost of higher capital levels.

Economic profit increased 4% against the prior half due to higher cash profit of 6%, partially offset by a higher economic credit cost adjustment and the cost of higher capital levels.

CFO OVERVIEW

Balance sheet, liquidity and capital

Condensed balance sheet

	As at ($B)			Movement
	Mar 14	Sep 13[1]	Mar 13[1]	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Assets
Cash / Settlement balances owed to ANZ / Collateral paid	56.1	51.0	62.3	10%	-10%
Trading and available-for-sale assets	73.5	69.6	63.0	6%	17%
Derivative financial instruments	43.8	45.9	41.7	-5%	5%
Net loans and advances	509.3	483.3	454.3	5%	12%
Investments backing policy liabilities	33.2	32.1	31.2	3%	6%
Other	21.9	21.1	20.1	4%	9%

Total assets	737.8	703.0	672.6	5%	10%

Liabilities
Settlement balances owed by ANZ / Collateral received	12.0	12.6	16.3	-5%	-26%
Deposits and other borrowings	498.3	466.9	451.1	7%	10%
Derivative financial instruments	45.9	47.5	45.1	-3%	2%
Bonds and notes	73.6	70.4	60.2	5%	22%
Policy liabilities and external unit holder liabilities	36.7	35.9	34.8	2%	5%
Other	24.3	24.1	22.6	1%	8%

Total liabilities	690.8	657.4	630.1	5%	10%

Total equity	47.0	45.6	42.5	3%	11%

1.	Comparative amounts have been amended. Refer to Note 21 of the Condensed Consolidated Financial Statements for details.

•	March 2014 half year v March 2013 half year

•

Trading securities and available-for-sale assets increased by $11 billion, primarily due to a $1 billion increase in fixed income securities held for trading and increases in the Australia and New Zealand prime liquidity portfolios of $8 billion.

•

Net loans and advances increased $55 billion, driven by a $16 billion increase in Australia primarily from home loan growth; a $17 billion increase in New Zealand due to home loan growth and favourable foreign exchange rate impact; and a $22 billion increase in IIB relating to Global Markets in Australia, Transaction Banking in Asia and Global Loans in both Australia and Asia.

•

Deposits and other borrowings increased $47 billion, driven by a $11 billion increase in Australia from growth in Retail and Corporate & Commercial Banking; a $12 billion increase in New Zealand from growth in Retail and Commercial (and the impact of foreign exchange movements); a $21 billion increase in IIB from growth in Transaction Banking and Retail term deposits; and a $7 billion increase in Group Centre.

•	Bonds and notes increased $13 billion, attributable to a $7 billion increase in net issuances and a $5 billion increase due to foreign exchange movements.

•	March 2014 half year v September 2013 half year

•	Trading securities and available-for-sale assets increased by $4 billion, primarily due to increases in the Australia and New Zealand prime liquidity portfolios.

•

Net loans and advances increased $26 billion, driven by a $7 billion increase in Australia primarily from home loan growth; a $7 billion increase in the New Zealand division due to home loan growth and favourable foreign exchange rate impact; and a $13 billion increase in IIB relating to Global Markets in Australia, Transaction Banking in Asia and Global Loans in both Australia and Asia.

•

Deposits and other borrowings increased $31 billion, driven by a $4 billion increase in Australia from growth in Retail and Corporate & Commercial Banking; a $6 billion increase in New Zealand from growth in Retail and Commercial (and the impact of foreign exchange movements); a $13 billion increase in IIB from growth in Transaction Banking and Retail accounts; and a $7 billion increase in Group Centre.

•	Bonds and notes increased $3 billion due to net issuances and foreign exchange movements.

CFO OVERVIEW

Liquidity risk

Liquidity risk is the risk that the Group is unable to meet its payment obligations as they fall due, including repaying depositors or maturing wholesale debt, or that the Group has insufficient capacity to fund increases in assets. The timing mismatch of cash flows and the related liquidity risk is inherent in all banking operations and is closely monitored by the Group. The Group maintains a portfolio of liquid assets to manage potential stresses in funding sources. The minimum level of liquidity portfolio assets to hold is based on a range of ANZ specific and general market liquidity stress scenarios such that potential cash flow obligations can be met over the short to medium term.

The Group’s approach to liquidity risk management incorporates the following key components:

•	Scenario modelling of funding sources

The Global Financial Crisis (GFC) highlighted the importance of differentiating between stressed and normal market conditions in a name-specific crisis and the different behaviour that offshore and domestic wholesale funding markets can exhibit during market stress events. ANZ’s short term liquidity scenario modelling stresses cash flow projections against multiple ‘survival horizons’ over which the Group is required to remain cash flow positive. In addition, longer term scenarios are in place that measure the structural liquidity position of the balance sheet. Scenarios modelled are either based on prudential requirements or Board mandated scenarios. Under these scenarios, customer and wholesale balance sheet asset/liability flows are stressed.

•	Liquidity portfolio

The Group holds a diversified portfolio of cash and high credit quality securities that may be sold or pledged to provide same-day liquidity. This portfolio helps protect the Group’s liquidity position by providing cash in a severely stressed environment. All assets held in the prime portfolio are securities eligible for repurchase under agreements with the applicable central bank (i.e. ‘repo eligible’).

The liquidity portfolio is well diversified by counterparty, currency and tenor. Under the liquidity policy framework, securities purchased for ANZ’s liquidity portfolio must be of a similar or better credit quality to ANZ’s external long-term or short-term credit ratings and continue to be repo eligible.

Supplementing the prime liquid asset portfolio, the Group holds additional liquidity in the following:

•	central bank deposits with the US Federal Reserve, Bank of England and Bank of Japan of $17.2 billion;

•	Australian Commonwealth and State Government securities of $6.9 billion and gold and precious metals of $2.5 billion, and

•	cash and other securities to satisfy local country regulatory liquidity requirements which are not included in the liquid assets below.

	As at
Prime liquidity portfolio (Market values post haircut)[1]	Mar 14 AUD $B	Sep 13 AUD $B	Mar 13 AUD $B
Australia	28.9	27.8	25.3
New Zealand	12.5	11.1	10.5
United States	3.8	2.1	1.3
United Kingdom	5.2	5.1	4.4
Singapore	3.2	3.1	3.2
Hong Kong	0.8	0.6	0.3
Japan	1.3	1.4	1.4

Total excluding internal Residential Mortgage Backed Securities (RMBS)	55.7	51.2	46.4
Internal Residential Mortgage Backed Securities (Australia)[2]	29.6	35.7	35.3
Internal Residential Mortgage Backed Securities (New Zealand)	5.1	3.7	3.3

Total prime portfolio	90.4	90.6	85.0
Other eligible securities including gold and cash on deposit with central banks [3]	26.6	31.0	36.8

Total liquidity portfolio	117.0	121.6	121.8

1.	Market value is post the repo discount applied by the applicable central bank.
2.	Reduction in internal RMBS in Australia during the March 2014 half is due to higher prescribed haircuts from the RBA effective Nov 13.
3.	Liquid Asset holdings in Australia netted down against overnight interbank repo treasury borrowings.

Regulatory Change

The Basel 3 Liquidity changes include the introduction of two liquidity ratios to measure liquidity risk (the Liquidity Coverage Ratio (LCR) in 2015 and the Net Stable Funding Ratio (NSFR), expected implementation 2018). A component of the liquidity required under the new standards will be met via the Committed Liquidity Facility from the Reserve Bank of Australian (RBA). The size and composition of this facility for 2015 will be confirmend with APRA during 2014, however the results of a trial exercise completed in 2013 confirmed our expectation that the Group remains well placed to meet future requirements.

APRA has released its final Prudential Standard on its requirements in December 2013 which largely adopted the recalibrated Basel runoff factors for the LCR. The Basel 3 revised standard on NSFR, released in January 2014, is currently undergoing a global review with the expectation of it being implemented in 2018.

Wholesale Funding

ANZ targets a diversified funding base, avoiding undue concentrations by investor type, maturity, market source and currency.

$13.1 billion of term wholesale debt (with a remaining term greater than one year as at 31 March 2014) was issued during the March 2014 half year. In addition, $1.6 billion of ANZ Capital Notes were issued.

•	Access to all major global wholesale funding markets remained available to ANZ during the March 2014 half year.

•	All wholesale funding needs were comfortably met.

•	The weighted average tenor of new term debt was 5.3 years (4.3 years in 2013).

•	The average term debt portfolio costs are slowly reducing, however, remain substantially above pre-GFC levels.

CFO OVERVIEW

Liquidity risk, cont’d

The following tables show the Group’s funding composition:

	As at ($M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Customer deposits and other liabilities[1]
Australia	156,310	152,371	145,535	3%	7%
International and Institutional Banking	172,023	163,151	151,847	5%	13%
New Zealand	51,749	46,494	41,423	11%	25%
Global Wealth	12,699	11,569	10,042	10%	26%
GTSO and Group Centre	(4,759)	(4,756)	(4,712)	0%	1%

Customer deposits	388,022	368,829	344,135	5%	13%
Other[2]	10,895	13,158	12,373	-17%	-12%

Total customer deposits and other liabilities (funding)	398,917	381,987	356,508	4%	12%

Wholesale funding[3]
Bonds and notes[4]	72,747	69,570	59,422	5%	22%
Loan capital	13,226	12,804	11,666	3%	13%
Certificates of deposit	57,707	58,276	61,564	-1%	-6%
Commercial paper issued	16,041	12,255	14,486	31%	11%
Other wholesale borrowings[5]	43,871	38,813	42,920	13%	2%

Total wholesale funding	203,592	191,718	190,058	6%	7%

Shareholders’ equity (excl preference shares)	46,167	44,732	41,632	3%	11%

Total funding	648,676	618,437	588,198	5%	10%

Wholesale funding maturity[3,6]
Short term wholesale funding (excluding Central Banks)[7,8]	82,937	73,650	72,351	13%	15%
Central Bank deposits	17,512	15,374	18,360	14%	-5%

Total short term wholesale funding	100,449	89,024	90,711	13%	11%
Long term wholesale funding
- Less than 1 year residual maturity	18,695	20,292	31,977	-8%	-42%
- Greater than 1 year residual maturity	77,127	75,240	61,392	3%	26%
Hybrid capital including preference shares	7,321	7,162	5,978	2%	22%

Total wholesale funding and preference share capital excluding shareholders’ equity	203,592	191,718	190,058	6%	7%

Total funding maturity
Total short term wholesale funding	15%	15%	15%
Long term wholesale funding
- Less than 1 year residual maturity	3%	3%	5%
- Greater than 1 year residual maturity	12%	12%	11%
Total customer liabilities (funding)	62%	62%	61%
Shareholders’ equity and hybrid debt	8%	8%	8%

Total wholesale funding and shareholder equity excluding preference share capital	100%	100%	100%

1.	Includes term deposits, other deposits and an adjustment recognised in Group Centre to eliminate Global Wealth investments in ANZ deposit products.
2.	Includes interest accruals, payables and other liabilities, provisions and net tax provisions, excluding other liabilities in Global Wealth.
3.	Liability for acceptances have been removed as they do not provide net funding.
4.	Excludes term debt issued externally by Global Wealth.
5.	Includes borrowings from banks, net derivative balances, special purpose vehicles, other borrowings and Euro Trust Securities (preference shares).
6.	Long term wholesale funding amounts are stated at original hedged exchange rates. Movements due to currency fluctuations in actual amounts borrowed are classified as short term wholesale funding.
7.	RBA open-repo arrangement netted down by the exchange settlement account cash balance.
8.	Liquid Asset holdings in Australia netted down against overnight interbank repo treasury borrowings.

CFO OVERVIEW

Capital Management

Capital Ratios

	As at
	APRA Basel 3			Internationally Harmonised Basel 3[1]
	Mar 14	Sep 13	Mar 13	Mar 14	Sep 13	Mar 13
Common Equity Tier 1	8.3%	8.5%	8.2%	10.5%	10.8%	10.3%
Tier 1	10.3%	10.4%	9.8%	12.6%	12.8%	12.1%
Total capital	12.1%	12.2%	11.7%	14.5%	14.7%	14.0%

Risk weighted assets ($B)	360.7	339.3	322.6	339.5	318.5	307.6

1.

Internationally Harmonised ratios do not include additional items identified as differences between APRA and Basel 3 capital regulations in the recently released Basel Committee’s Regulatory Consistency Assessment Programme (RCAP) on Basel 3 implementation in Australia (March 2014). These items are subject to further clarification from APRA and the Basel Committee and are not expected to have a material impact on ANZ’s Internationally Harmonised capital ratios.

APRA Basel 3 Common Equity Tier 1 (CET1) – March 2014 half year v September 2013 half year

1.

Following the issue of 16.2 million ordinary shares under the Dividend Reinvestment Plan and Bonus Option Plan for the 2013 final dividend, the Company repurchased $500 million of ordinary shares via an on-market share buy-back resulting in 15.9 million ordinary shares being cancelled.

CFO OVERVIEW

APRA Basel 3 to Internationally Harmonised1 Basel 3 Common Equity Tier 1 (CET1) – March 2014 half year

1.

ANZ’s interpretation of the regulations documented in the Basel Committee publications; “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006).

The above table provides a reconciliation of CET1 ratio under APRA’s Basel 3 prudential capital standards to Internationally Harmonised Basel 3 standards. APRA views the Basel 3 reforms as a minimum requirement and hence has not incorporated some of the concessions proposed in the Basel 3 rules and has also set higher requirements in other areas. As a result, Australian banks’ Basel 3 reported capital ratios will not be directly comparable with international peers (Internationally Harmonised Basel 3).

In addition, APRA has implemented an accelerated implementation timetable for the Basel 3 capital reforms, particularly in relation to minimum capital ratios and deductions which became effective 1 January 2013. Introduction of the prescribed minimum capital buffers, which now includes higher loss absorbency capital requirements for Domestic Systematically Important Banks (D-SIB) will be fully effective from 1 January 2016.

APRA is still yet to finalise capital standards on the Basel 3 reforms dealing with the leverage ratio and contingent capital.

Level 3 Conglomerates (“Level 3”)

APRA has announced that it will proceed with implementing Level 3 Conglomerates framework on 1 January 2015, with final Level 3 capital adequacy standards expected to be released during 2014. The standards will regulate a bancassurance group such as ANZ as a single economic entity with minimum capital requirements and additional reporting on risk exposure levels. Based upon APRA’s draft Level 3 standards covering capital adequacy, group governance, risk management and risk exposures, ANZ is not expecting any material impact on its operations.

Domestic Systematically Important Bank (D-SIB) Framework

APRA has released details of its D-SIB framework for implementation in Australia and have classified ANZ and three other major Australian banks as domestic systematically important banks. As a result the Capital Conservation Buffer (CCB) applied to the four major Australian banks will increase by 100 basis points from 1 January 2016, further strengthening the capital position of Australia D-SIBs. ANZ’s current capital position is already in excess of APRA’s requirements including the D-SIB overlay. ANZ may modestly increase its capital buffers from current levels over time through organic capital generation.

CFO OVERVIEW

Deferred acquisition costs and deferred income

The Group recognises as assets deferred acquisition costs relating to the acquisition of interest earning assets or the issuance of funding. The Group also recognises deferred income that is integral to the yield of an originated financial instrument, net of any direct incremental costs. This income is deferred and recognised as net interest income over the expected life of the financial instrument under AASB 139: ‘Financial Instruments: Recognition and Measurement’. Deferred acquisition costs that do not relate to interest earning assets, for example those relating to the acquisition of life investment contracts, are excluded from this analysis.

The balances of deferred acquisition costs and deferred income were:

	Deferred Acquisition Costs[1]			Deferred Income
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 $M	Sep 13 $M	Mar 13 $M
Australia	794	780	745	67	69	70
International and Institutional Banking	34	18	17	271	262	251
New Zealand	170	142	106	50	47	38
Global Wealth	2	2	1	3	3	3
GTSO and Group Centre	63	49	44	—	—	—

Total	1,063	991	913	391	381	362

1.

Deferred acquisition costs largely include the amounts of brokerage capitalised and amortised in the Australia and New Zealand divisions. Deferred acquisition costs also include capitalised debt raising expenses.

Deferred acquisition costs and associated amortisation during the period were:

	Half Year Mar 2014		Half Year Sep 2013
	Amortisation Charge $M	Capitalised Costs[1] $M	Amortisation Charge $M	Capitalised Costs[1] $M
Australia	203	217	203	238
International and Institutional Banking	14	30	7	8
New Zealand	30	58	24	60
Global Wealth	—	—	—	1
GTSO and Group Centre	12	26	13	18

Total	259	331	247	325

1.	Costs capitalised during the period exclude brokerage trailer commissions paid.

CFO OVERVIEW

Investment spend

Investment spend includes expenditure that develops and enhances the Group’s infrastructure to meet business and strategic objectives and to improve capabilities and efficiencies. Over the March 2014 half the Group continued to invest strongly with spend of $527 million. Key initiatives included the “Banking on Australia” program with a focus on building digital capabilities, continued investment in IIB with the implementation of the core banking system in Hong Kong and continued development of our Transaction Banking capabilities. Risk and Compliance remains a significant focus with investment in technology security and regulatory requirements across the region.

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Expensed investment spend	161	204	181	-21%	-11%
Capitalised investment spend	366	551	333	-34%	10%

Investment spend	527	755	514	-30%	3%

Comprising

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Growth	229	313	209	-27%	10%
Transformation and productivity	104	139	116	-25%	-10%
Risk and compliance	137	209	129	-34%	6%
Maintenance and infrastructure	57	94	60	-39%	-5%

Investment spend	527	755	514	-30%	3%

CFO OVERVIEW

Software capitalisation

At 31 March 2014, the Group’s intangibles included $2,332 million in relation to costs incurred in acquiring and developing software. Details are set out in the table below:

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Balance at start of period	2,170	1,857	1,762	17%	23%
Software capitalised during the period	362	496	284	-27%	27%
Amortisation during the period	(205)	(202)	(181)	1%	13%
Software impaired/written-off	(1)	—	(8)	n/a	-88%
Foreign exchange differences	6	19	—	-68%	n/a

Total capitalised software	2,332	2,170	1,857	7%	26%

Capitalised cost analysis by Division	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	106	136	76	-22%	39%
International and Institutional Banking	111	162	115	-31%	-3%
New Zealand	14	10	12	40%	17%
Global Wealth	19	36	14	-47%	36%
GTSO and Group Centre	112	152	67	-26%	67%

Total	362	496	284	-27%	27%

Net book value by Division	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	510	453	359	13%	42%
International and Institutional Banking	1,039	1,008	914	3%	14%
New Zealand	81	75	84	8%	-4%
Global Wealth	101	97	75	4%	35%
GTSO and Group Centre	601	537	425	12%	41%

Total	2,332	2,170	1,857	7%	26%

CFO OVERVIEW

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SEGMENT REVIEW

CONTENTS

Section 5 – Segment Review

Segment performance	42

Australia	44

International and Institutional Banking (IIB)	50

New Zealand	62

Global Wealth	68

Global Technology, Services and Operations (GTSO) and Group Centre	73

SEGMENT REVIEW

Segment Performance

The Group operates on a divisional structure with Australia, International and Institutional Banking (IIB), New Zealand, and Global Wealth being the major operating divisions. The IIB and Global Wealth divisions are coordinated globally. GTSO and Group Centre provide support to the operating divisions, including technology, operations, risk management, financial management, strategy and marketing, human resources and corporate affairs. Additionally, Group Centre includes Group Treasury, Shareholder Functions and Discontinued Businesses.

There have been no major structural changes to Divisional segments since 30 September 2013, however certain amounts in the comparatives have been reclassified to conform with current period financial statement presentations.

The Segment Review section is reported on a cash basis.

March 2014 Half Year

AUD M	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	3,429	1,993	1,061	80	201	6,764

Other operating income	588	1,599	178	726	(187)	2,904

Operating income	4,017	3,592	1,239	806	14	9,668

Operating expenses	(1,500)	(1,598)	(514)	(494)	(180)	(4,286)

Profit before credit impair’t and income tax	2,517	1,994	725	312	(166)	5,382

Credit impairment (charge)/release	(403)	(161)	34	1	1	(528)

Profit before income tax	2,114	1,833	759	313	(165)	4,854

Income tax expense and non-controlling interests	(635)	(461)	(213)	(87)	57	(1,339)

Cash profit	1,479	1,372	546	226	(108)	3,515

September 2013 Half Year

AUD M	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	3,389	1,906	973	75	193	6,536

Other operating income	602	1,409	186	705	(139)	2,763

Operating income	3,991	3,315	1,159	780	54	9,299

Operating expenses	(1,492)	(1,531)	(486)	(489)	(215)	(4,213)

Profit before credit impair’t and income tax	2,499	1,784	673	291	(161)	5,086

Credit impairment charge	(434)	(133)	(9)	(3)	(19)	(598)

Profit before income tax	2,065	1,651	664	288	(180)	4,488

Income tax expense and non-controlling interests	(616)	(407)	(182)	(20)	50	(1,175)

Cash profit	1,449	1,244	482	268	(130)	3,313

March 2014 Half Year vs September 2013 Half Year

%	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	1%	5%	9%	7%	4%	3%

Other operating income	-2%	13%	-4%	3%	35%	5%

Operating income	1%	8%	7%	3%	-74%	4%

Operating expenses	1%	4%	6%	1%	-16%	2%

Profit before credit impair’t and income tax	1%	12%	8%	7%	3%	6%

Credit impairment charge	-7%	21%	large	large	large	-12%

Profit before income tax	2%	11%	14%	9%	-8%	8%

Income tax expense and non-controlling interests	3%	13%	17%	large	14%	14%

Cash profit	2%	10%	13%	-16%	-17%	6%

SEGMENT REVIEW

March 2014 Half Year

AUD M	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	3,429	1,993	1,061	80	201	6,764

Other operating income	588	1,599	178	726	(187)	2,904

Operating income	4,017	3,592	1,239	806	14	9,668

Operating expenses	(1,500)	(1,598)	(514)	(494)	(180)	(4,286)

Profit before credit impair’t and income tax	2,517	1,994	725	312	(166)	5,382

Credit impairment (charge)/release	(403)	(161)	34	1	1	(528)

Profit before income tax	2,114	1,833	759	313	(165)	4,854

Income tax expense and non-controlling interests	(635)	(461)	(213)	(87)	57	(1,339)

Cash profit	1,479	1,372	546	226	(108)	3,515

March 2013 Half Year

AUD M	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	3,281	1,785	891	64	215	6,236

Other operating income	588	1,502	162	680	(76)	2,856

Operating income	3,869	3,287	1,053	744	139	9,092

Operating expenses	(1,475)	(1,456)	(475)	(463)	(175)	(4,044)

Profit before credit impair’t and income tax	2,394	1,831	578	281	(36)	5,048

Credit impairment charge	(386)	(184)	(28)	(1)	—	(599)

Profit before income tax	2,008	1,647	550	280	(36)	4,449

Income tax expense and non-controlling interests	(599)	(439)	(154)	(76)	(2)	(1,270)

Cash profit	1,409	1,208	396	204	(38)	3,179

March 2014 Half Year vs March 2013 Half Year

%	Australia	International & Institutional Banking	New Zealand	Global Wealth	GTSO and Group Centre	Group
Net interest income	5%	12%	19%	25%	-7%	8%

Other operating income	0%	6%	10%	7%	large	2%

Operating income	4%	9%	18%	8%	-90%	6%

Operating expenses	2%	10%	8%	7%	3%	6%

Profit before credit impair’t and income tax	5%	9%	25%	11%	large	7%

Credit impairment charge	4%	-13%	large	large	n/a	-12%

Profit before income tax	5%	11%	38%	12%	large	9%

Income tax expense and non-controlling interests	6%	5%	38%	14%	large	5%

Cash profit	5%	14%	38%	11%	large	11%

SEGMENT REVIEW

Australia

Philip Chronican

The Australia Division comprises the Retail and Corporate and Commercial Banking (C&CB) business units.

Cash profit – March 2014 Half Year v March 2013 Half Year

Banking on Australia Transformation Program

Our “Banking on Australia” program is transforming the business to position ANZ for growth in a changing environment. We are building our lead in digital and mobile channels to enhance the customer experience, expand our reach and deepen customer loyalty by making it easier for our customers to bank with us, while delivering a lower cost to serve. We are transforming our distribution networks to focus on sales and bringing the whole of ANZ to our customers, reducing branch footprint costs, building our contact centre capability and improving frontline banker effectiveness. Compared to the March 2013 half year the expense to income ratio reduced by 78 bps to 37.3%.

We are improving the customer experience by providing flexible banking options for our customers. ANZ goMoneyTM continues to be the leading mobile offering in the market with $78 billion in transactions processed since launch in September 2010, the number of ANZ FastPayTM transactions has increased at a compound monthly rate of 43% since its launch in October 2012 and all C&CB frontline bankers are enabled with mobility tools (iPads). 85 branches have been transformed to a sales focused format and 400 Smart ATMs rolled out across the network, resulting in 26% of targeted transactions being migrated from branches to these ATMs. Customer complaints have reduced 24% since the start of the “Banking on Australia” program in October 2012.

Retail continues to perform well underpinned by strong volumes and active margin management, a continued focus on productivity and a disciplined approach to credit quality. ANZ has grown Home Loans at above system levels for 17 consecutive quarters1 and 53% of Home Loans were sold through our proprietary channels (v 51% March 2013 half year). ANZ also grew deposits at above system levels.

Despite a subdued middle market business environment and customer de-leveraging, C&CB lending grew 3% compared to March 2013 half year. The small business segment is performing strongly with lending up 16%, aided by ANZ’s $2 billion lending pledge. Other business foundations remain strong with deposits growing 8% and cross-sell revenue increasing 4% through sales of retail and wealth products to our customer base. Customer numbers2 have increased by approximately 26,000 and we are now equal first in customer satisfaction3. We are continuing to leverage ANZ’s Super Regional advantage with cross border referrals up 120% since the March 2013 half year. Cost discipline has been maintained and our underlying asset quality remains sound.

•	March 2014 half year v March 2013 half year

Cash profit increased 5%, with 4% income growth, a 2% increase in expenses and a 4% increase in credit impairment charges.

Key factors affecting the result were:

•

Net interest income increased 5% driven by a 7% rise in average net loans and advances from above system home loan growth and strong growth in Small Business Banking. Net interest margin contracted 5 bps, with increased lending competition outweighing the benefits of disciplined deposit pricing.

•	Operating expenses increased by 2%. Increased personnel expenses, Banking on Australia investment and volume growth were partly offset by productivity gains.

•

Credit impairment charges increased by 4%, driven primarily by a higher collective provision charge as a result of lending growth and an increase in the economic cycle provision. Individual provisions increased slightly, with increases in Corporate Banking and Esanda largely offset by improvements in Business Banking, and Retail from improved Home Loan asset realisations and lower delinquencies in Cards and Payments.

•	March 2014 half year v September 2013 half year

Cash profit increased 2% in the half, with 1% income growth, a 1% increase in expenses and a 7% decline in credit impairment charges.

Key factors affecting the result were:

•

Net interest income increased 1% driven by a 3% increase in average net loans and advances (from above system home loan growth), partially offset by subdued C&CB lending conditions. Net interest margin contracted 3 bps, reflecting increased lending competition, partially offset by disciplined deposit pricing.

•	Operating expenses increased 1%. Increased personnel expenses, Banking on Australia investment and volume growth were partly offset by lower discretionary expenditure and productivity gains.

•

Credit impairment charges decreased 7% driven by lower individual provisions in Retail from improved Home Loan asset realisations and lower delinquencies in Cards and Payments. In C&CB, increased individual provisions in Corporate Banking were more than offset by improvements across all other C&CB segments.

[1]	Source: APRA Monthly Banking Statistics 12 months to Mar-14.
[2]	Customer numbers exclude Esanda.
[3]

Source: DBM, Business Financial Services Monitor, ranked against other ‘Big 4’ banks, commercial Banking includes majority of businesses with turnover <$100 million, data sourced in the 6 months to March 2014.

SEGMENT REVIEW

Australia

Philip Chronican

Australia Total

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	3,429	3,389	3,281	1%	5%
Other operating income	588	602	588	-2%	0%

Operating income	4,017	3,991	3,869	1%	4%
Operating expenses	(1,500)	(1,492)	(1,475)	1%	2%

Profit before credit impairment and income tax	2,517	2,499	2,394	1%	5%
Credit impairment charge	(403)	(434)	(386)	-7%	4%

Profit before tax	2,114	2,065	2,008	2%	5%
Income tax expense and non-controlling interests	(635)	(616)	(599)	3%	6%

Cash profit	1,479	1,449	1,409	2%	5%

Consisting of:
Retail	933	902	827	3%	13%
Corporate and Commercial Banking	546	547	586	0%	-7%
Other	—	—	(4)	n/a	large

Cash profit	1,479	1,449	1,409	2%	5%

Balance Sheet
Net loans & advances	278,279	271,589	262,065	2%	6%
Other external assets	2,912	2,736	2,886	6%	1%

External assets	281,191	274,325	264,951	3%	6%

Customer deposits	156,310	152,371	145,535	3%	7%
Other external liabilities	12,330	13,397	14,636	-8%	-16%

External liabilities	168,640	165,768	160,171	2%	5%

Risk weighted assets	109,839	109,596	105,523	0%	4%
Average net loans and advances	274,910	266,956	257,914	3%	7%
Average deposits and other borrowings	155,314	148,675	144,277	4%	8%

Ratios
Return on assets	1.07%	1.07%	1.08%
Net interest margin	2.48%	2.51%	2.53%
Operating expenses to operating income	37.3%	37.4%	38.1%
Operating expenses to average assets	1.08%	1.10%	1.14%

Individual credit impairment charge/(release)	374	401	370	-7%	1%
Individual credit impairment charge/(release) as a % of average net advances	0.27%	0.30%	0.29%
Collective credit impairment charge/(release)	29	33	16	-12%	81%
Collective credit impairment charge/(release) as a % of average net advances	0.02%	0.02%	0.01%
Net impaired assets	717	939	1,016	-24%	-29%
Net impaired assets as a % of net advances	0.26%	0.35%	0.39%

Total full time equivalent staff (FTE)[1]	14,735	14,623	14,551	1%	1%

1.	Comparative information has been restated to include technology contractors, consistent with how FTE are reported and managed internally.

SEGMENT REVIEW

Australia

Philip Chronican

Individual credit impairment charge/(release)	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail	170	198	186	-14%	-9%
Home Loans	13	23	22	-43%	-41%
Cards & Payments	149	165	155	-10%	-4%
Deposits[1]	8	10	9	-20%	-11%
Corporate and Commercial Banking	204	203	184	0%	11%
Corporate Banking	70	(16)	13	large	large
Esanda	70	73	53	-4%	32%
Regional Business Banking	21	53	43	-60%	-51%
Business Banking	4	43	33	-91%	-88%
Small Business Banking	39	50	42	-22%	-7%

Individual credit impairment charge/(release)	374	401	370	-7%	1%

Collective credit impairment charge/(release)	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail	10	—	19	n/a	-47%
Home Loans	9	7	5	29%	80%
Cards & Payments	(1)	(7)	15	-86%	large
Deposits[2]	2	—	(1)	n/a	large
Corporate and Commercial Banking	19	33	(3)	-42%	large
Corporate Banking	10	18	(6)	-44%	large
Esanda	(2)	6	(2)	large	0%
Regional Business Banking	(4)	6	(8)	large	-50%
Business Banking	2	—	4	n/a	-50%
Small Business Banking	13	3	9	large	44%

Collective credit impairment charge/(release)	29	33	16	-12%	81%

Total credit impairment charge/(release)	403	434	386	-7%	4%

1.	Represents individual credit impairment charge/(release) on Overdraft balances.
2.	Represents collective credit impairment charge/(release) on Overdraft balances.

SEGMENT REVIEW

Australia

Philip Chronican

Net loans & advances	As at ($M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail	213,112	206,269	198,883	3%	7%
Home Loans	201,646	194,991	187,920	3%	7%
Cards & Payments	11,370	11,184	10,894	2%	4%
Other	96	94	69	2%	39%
Corporate and Commercial Banking	65,167	65,320	63,182	0%	3%
Corporate Banking	9,074	9,466	9,296	-4%	-2%
Esanda	16,297	16,503	16,352	-1%	0%
Regional Business Banking	11,955	12,121	11,373	-1%	5%
Business Banking	16,525	16,628	16,403	-1%	1%
Small Business Banking	11,316	10,602	9,758	7%	16%

Net loans & advances	278,279	271,589	262,065	2%	6%

Customer deposits	As at ($M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail	109,376	106,998	101,986	2%	7%
Home Loans	16,308	15,114	14,093	8%	16%
Cards & Payments	326	343	322	-5%	1%
Deposits	92,742	91,541	87,571	1%	6%
Corporate and Commercial Banking[1]	46,934	45,373	43,549	3%	8%
Esanda	1	19	66	-95%	-98%
Regional Business Banking	4,955	4,926	5,059	1%	-2%
Business Banking	13,185	12,618	12,331	4%	7%
Small Business Banking	28,793	27,810	26,093	4%	10%

Customer deposits	156,310	152,371	145,535	3%	7%

1.	Corporate Banking deposits are included in the International and Institutional Banking division deposits.

SEGMENT REVIEW

Australia

Philip Chronican

Retail

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	2,066	2,014	1,915	3%	8%
Other operating income	449	459	453	-2%	-1%

Operating income	2,515	2,473	2,368	2%	6%
Operating expenses	(1,002)	(993)	(981)	1%	2%

Profit before credit impairment and income tax	1,513	1,480	1,387	2%	9%
Credit impairment charge	(180)	(198)	(205)	-9%	-12%

Profit before tax	1,333	1,282	1,182	4%	13%
Income tax expense and non-controlling interests	(400)	(380)	(355)	5%	13%

Cash profit	933	902	827	3%	13%

Risk weighted assets	54,950	53,143	50,801	3%	8%

	Half Year			Movement
Individual credit impairment charge/(release)	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Home Loans	13	23	22	-43%	-41%
Cards & Payments	149	165	155	-10%	-4%
Deposits[1]	8	10	9	-20%	-11%

Individual credit impairment charge/(release)	170	198	186	-14%	-9%

1. Represents individual credit impairment charge/(release) on Overdraft balances.

Collective credit impairment charge/(release)
Home Loans	9	7	5	29%	80%
Cards & Payments	(1)	(7)	15	-86%	Large
Deposits[2]	2	—	(1)	n/a	Large

Collective credit impairment charge/(release)	10	—	19	n/a	-47%

Total credit impairment charge/(release)	180	198	205	-9%	-12%

2. Represents collective impairment charge/(release) on Overdraft balances.

	As at ($M)			Movement
Net loans & advances	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Home Loans	201,646	194,991	187,920	3%	7%
Cards & Payments	11,370	11,184	10,894	2%	4%
Other	96	94	69	2%	39%

Net loans & advances	213,112	206,269	198,883	3%	7%

Customer deposits
Home Loans	16,308	15,114	14,093	8%	16%
Cards & Payments	326	343	322	-5%	1%
Deposits	92,742	91,541	87,571	1%	6%

Customer deposits	109,376	106,998	101,986	2%	7%

SEGMENT REVIEW

Australia

Philip Chronican

Corporate and Commercial Banking

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	1,363	1,375	1,366	-1%	0%
Other external operating income	139	143	135	-3%	3%

Operating income	1,502	1,518	1,501	-1%	0%
Operating expenses	(498)	(499)	(489)	0%	2%

Profit before credit impairment and income tax	1,004	1,019	1,012	-1%	-1%
Credit impairment charge	(223)	(236)	(181)	-6%	23%

Profit before tax	781	783	831	0%	-6%
Income tax expense and non-controlling interests	(235)	(236)	(245)	0%	-4%

Cash profit	546	547	586	0%	-7%

Risk weighted assets	53,716	55,289	53,606	-3%	0%

	Half Year			Movement
Individual credit impairment charge/(release)	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Corporate Banking	70	(16)	13	large	large
Esanda	70	73	53	-4%	32%
Regional Business Banking	21	53	43	-60%	-51%
Business Banking	4	43	33	-91%	-88%
Small Business Banking	39	50	42	-22%	-7%

Individual credit impairment charge/(release)	204	203	184	0%	11%

Collective credit impairment charge/(release)
Corporate Banking	10	18	(6)	-44%	large
Esanda	(2)	6	(2)	large	0%
Regional Business Banking	(4)	6	(8)	large	-50%
Business Banking	2	—	4	n/a	-50%
Small Business Banking	13	3	9	large	44%

Collective credit impairment charge/(release)	19	33	(3)	-42%	large

Total credit impairment charge/(release)	223	236	181	-6%	23%

	As at ($M)			Movement
Net loans & advances	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Corporate Banking	9,074	9,466	9,296	-4%	-2%
Esanda	16,297	16,503	16,352	-1%	0%
Regional Business Banking	11,955	12,121	11,373	-1%	5%
Business Banking	16,525	16,628	16,403	-1%	1%
Small Business Banking	11,316	10,602	9,758	7%	16%

Net loans & advances	65,167	65,320	63,182	0%	3%

Customer deposits[1]
Esanda	1	19	66	-95%	-98%
Regional Business Banking	4,955	4,926	5,059	1%	-2%
Business Banking	13,185	12,618	12,331	4%	7%
Small Business Banking	28,793	27,810	26,093	4%	10%

Customer deposits	46,934	45,373	43,549	3%	8%

1.	Corporate Banking deposits are included in the International and Institutional Banking division deposits.

SEGMENT REVIEW

International and Institutional Banking

Andrew Geczy

The International and Institutional Banking division comprises Global Institutional, Retail Asia Pacific and Asia Partnerships business units, along with Relationship & Infrastructure.

Cash profit – March 2014 Half Year v March 2013 Half Year

International and Institutional Banking’s result demonstrates the continuing development of a profitable franchise in Asia (with cash profit in APEA increasing by 43% from the March 2013 half), delivery of our product and geographic diversification strategy and ongoing focus on improving portfolio credit quality.

Our continued expansion into Asia is illustrated by APEA now accounting for 79% of the division’s employees, serving 2 million customers and generating $653 million of cash profit. The build of scale and capability in Asia has allowed us to access stronger system growth in Asian markets, compared to the more constrained business environments in Australia and New Zealand. IIB is a significant contributor to the Group’s net funding.

•	March 2014 half year v March 2013 half year

Cash profit increased by 14% (9% FX adjusted), with a significant increase in operating income in Global Markets and Transaction Banking and a reduction in credit impairment being partially offset by higher operating expenses.

Key factors affecting the result were:

•

Net interest income increased 12% (7% FX adjusted), driven by growth mainly in targeted products in Transaction Banking and Global Markets. Average deposits were 18% higher and average net loans and advances increased 20%, with growth across all regions, particularly APEA. Net interest margin declined by 10 basis points, driven by price competition (particularly in Australia) and growth focused on higher credit quality in Global Loans, movements in the structured trade finance mix to lower risk products with tighter margins and lower earnings on capital, partially offset by the impact of the management of the Group’s liquidity portfolio and derivative positions within Global Markets.

•

Other operating income increased by 6% (0% FX adjusted), driven by volume increases across most lines of business. Fee income increased in Transaction Banking and Global Loans. Investment and insurance income increased in Retail Asia Pacific, and Asia Partnerships recorded better underlying income as well as a gain arising from the dilution of our Bank of Tianjin stake.

•	Operating expenses increased 10%. FX adjusted operating expenses increased 3% reflecting productivity gains and investment in targeted growth areas.
•

Credit impairment charges decreased 13%. Collective credit impairment releases due to counterparty credit rating upgrades, provisions no longer required and crystallisation of individual provisions, were partially offset by an increase in economic cycle provision for exposures impacted by global commodity prices and higher individual credit impairment charges in Transaction Banking and Global Markets.

•	March 2014 half year v September 2013 half year

Cash profit increased by 10% (9% FX adjusted), driven primarily by an increase in operating income in Global Markets and Transaction Banking, partially offset by an increase in operating expenses and credit impairments.

Key factors affecting the result were:

•

Net interest income increased 5% (3% FX adjusted), driven by Global Markets and Transaction Banking. Average deposits were 10% higher and average net loans and advances increased 9%, with growth concentrated largely in APEA and Australia. Net interest margin declined by 3 basis points driven by price competition (particularly in Australia) and growth focused on higher credit quality in Global Loans, movements in the structured trade finance mix to lower risk products with tighter margins and lower earnings on capital, partially offset by the impact of the management of the Group’s liquidity portfolio and derivative positions within Global Markets.

•

Other operating income increased 13% (12% FX adjusted), driven by Global Markets from higher FX sales revenue, favourable trading conditions in the March 2014 half and strong demand for FX hedging products in the APEA region. Transaction Banking improved mainly due to volume driven growth in trade fee income.

•	Operating expenses increased 4%. FX adjusted operating expenses were 3% higher reflecting productivity gains and investment in targeted growth areas.

•

Credit impairment charges increased 21%, due to higher individual credit impairment charges in Transaction Banking and Global Markets, partially offset by collective provision releases relating to the crystallisation of individual provisions, counterparty credit rating upgrades and releases of provisions no longer required.

SEGMENT REVIEW

International and Institutional Banking

Andrew Geczy

International and Institutional Banking Total

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	1,993	1,906	1,785	5%	12%
Other operating income	1,599	1,409	1,502	13%	6%

Operating income	3,592	3,315	3,287	8%	9%
Operating expenses	(1,598)	(1,531)	(1,456)	4%	10%

Profit before credit impairment and income tax	1,994	1,784	1,831	12%	9%
Credit impairment charge	(161)	(133)	(184)	21%	-13%

Profit before income tax	1,833	1,651	1,647	11%	11%
Income tax expense and non-controlling interests	(461)	(407)	(439)	13%	5%

Cash profit	1,372	1,244	1,208	10%	14%

Consisting of:
Global Institutional	1,142	1,065	1,011	7%	13%
Asia Partnerships	239	221	194	8%	23%
Retail Asia Pacific	43	22	27	95%	59%
Relationship & Infrastructure	(52)	(64)	(24)	-19%	large

Cash profit	1,372	1,244	1,208	10%	14%

Balance Sheet
Net loans & advances	136,343	123,472	114,460	10%	19%
Other external assets	178,670	173,050	170,983	3%	4%

External assets	315,013	296,522	285,443	6%	10%

Customer deposits	172,023	163,151	151,847	5%	13%
Other deposits and borrowings	38,172	33,643	37,053	13%	3%

Deposits and other borrowings	210,195	196,794	188,900	7%	11%
Other external liabilities	62,165	57,910	54,713	7%	14%

External liabilities	272,360	254,704	243,613	7%	12%

Risk weighted assets	189,945	174,602	166,303	9%	14%
Average net loans and advances	132,129	120,912	110,331	9%	20%
Average deposits and other borrowings	216,062	195,535	182,389	10%	18%

Ratios
Return on assets	0.87%	0.83%	0.88%
Net interest margin	1.55%	1.58%	1.65%
Net interest margin (excluding Global Markets)	2.49%	2.65%	2.81%
Operating expenses to operating income	44.5%	46.2%	44.3%
Operating expenses to average assets	1.01%	1.02%	1.06%

Individual credit impairment charge/(release)	215	113	167	90%	29%
Individual credit impairment charge/(release) as a % of average net advances	0.32%	0.19%	0.30%
Collective credit impairment charge/(release)	(54)	20	17	large	large
Collective credit impairment charge/(release) as a % of average net advances	(0.08%)	0.03%	0.03%
Net impaired assets	975	1,326	1,401	-26%	-30%
Net impaired assets as a % of net advances	0.72%	1.07%	1.22%

Total full time equivalent staff (FTE)[1]	13,040	13,196	13,312	-1%	-2%

1.	Comparative information has been restated to include technology contractors, consistent with how FTE are reported and managed internally.

SEGMENT REVIEW

International and Institutional Banking

Andrew Geczy

International and Institutional Banking by Geography

	Half Year			Movement
Australia	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	1,002	982	936	2%	7%
Other operating income	442	459	575	-4%	-23%

Operating income	1,444	1,441	1,511	0%	-4%
Operating expenses	(551)	(551)	(551)	0%	0%

Profit before credit impairment and income tax	893	890	960	0%	-7%
Credit impairment charge	(77)	(33)	(80)	large	-4%

Profit before income tax	816	857	880	-5%	-7%
Income tax expense and non-controlling interests	(246)	(251)	(264)	-2%	-7%

Cash profit	570	606	616	-6%	-7%

Individual credit impairment charge/(release)	81	12	77	large	5%
Collective credit impairment charge/(release)	(4)	21	3	large	large
Net loans & advances	55,106	49,528	49,483	11%	11%
Customer deposits	60,891	56,881	52,115	7%	17%

Asia Pacific, Europe and America
Net interest income	831	775	706	7%	18%
Other operating income	1,028	865	804	19%	28%

Operating income	1,859	1,640	1,510	13%	23%
Operating expenses	(962)	(897)	(826)	7%	16%

Profit before credit impairment and income tax	897	743	684	21%	31%
Credit impairment charge	(85)	(89)	(99)	-4%	-14%

Profit before income tax	812	654	585	24%	39%
Income tax expense and non-controlling interests	(159)	(118)	(127)	35%	25%

Cash profit	653	536	458	22%	43%

Individual credit impairment charge/(release)	127	92	87	38%	46%
Collective credit impairment charge/(release)	(42)	(3)	12	large	large
Net loans & advances	74,798	67,689	59,282	11%	26%
Customer deposits	98,402	94,199	89,442	4%	10%

New Zealand
Net interest income	160	149	143	7%	12%
Other operating income	129	85	123	52%	5%

Operating income	289	234	266	24%	9%
Operating expenses	(85)	(83)	(79)	2%	8%

Profit before credit impairment and income tax	204	151	187	35%	9%
Credit impairment (charge)/release	1	(11)	(5)	large	large

Profit before income tax	205	140	182	46%	13%
Income tax expense and non-controlling interests	(56)	(38)	(48)	47%	17%

Cash profit	149	102	134	46%	11%

Individual credit impairment charge/(release)	7	9	3	-22%	large
Collective credit impairment charge/(release)	(8)	2	2	large	large
Net loans & advances	6,439	6,255	5,695	3%	13%
Customer deposits	12,730	12,071	10,290	5%	24%

SEGMENT REVIEW

International and Institutional Banking

Andrew Geczy

Individual credit impairment charge/(release)	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail Asia Pacific	38	38	23	0%	65%
Global Institutional	174	74	144	large	21%
Transaction Banking	101	11	15	large	large
Global Loans	52	64	122	-19%	-57%
Global Markets	21	(1)	7	large	large
Relationship & Infrastructure	3	1	—	large	n/a

Individual credit impairment charge/(release)	215	113	167	90%	29%

Collective credit impairment charge/(release)	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail Asia Pacific	(31)	(20)	(6)	55%	large
Global Institutional	(21)	39	21	large	large
Transaction Banking	18	9	10	100%	80%
Global Loans	(40)	31	8	large	large
Global Markets	1	(1)	3	large	-67%
Relationship & Infrastructure	(2)	1	2	large	large

Collective credit impairment charge/(release)	(54)	20	17	large	large

Total credit impairment charge/(release)	161	133	184	21%	-13%

Net loans & advances	As at ($M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail Asia Pacific	7,851	7,222	5,694	9%	38%
Global Institutional	126,503	114,532	107,451	10%	18%
Transaction Banking	30,772	28,775	26,277	7%	17%
Global Loans	80,459	72,625	69,348	11%	16%
Global Markets	15,272	13,132	11,826	16%	29%
Relationship & Infrastructure	1,989	1,718	1,315	16%	51%

Net loans & advances	136,343	123,472	114,460	10%	19%

Customer deposits	As at ($M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail Asia Pacific	13,336	12,916	10,932	3%	22%
Global Institutional	157,084	148,716	139,547	6%	13%
Transaction Banking	79,689	74,641	62,511	7%	27%
Global Loans	889	730	722	22%	23%
Global Markets	76,506	73,345	76,314	4%	0%
Relationship & Infrastructure	1,603	1,519	1,368	6%	17%

Customer deposits	172,023	163,151	151,847	5%	13%

SEGMENT REVIEW

International and Institutional Banking

Andrew Geczy

Global Institutional

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	1,730	1,656	1,551	4%	12%
Other operating income	1,161	991	1,136	17%	2%

Operating income	2,891	2,647	2,687	9%	8%
Operating expenses	(1,163)	(1,082)	(1,115)	7%	4%

Profit before credit impairment and income tax	1,728	1,565	1,572	10%	10%
Credit impairment charge	(153)	(113)	(165)	35%	-7%

Profit before income tax	1,575	1,452	1,407	8%	12%
Income tax expense and non-controlling interests	(433)	(387)	(396)	12%	9%

Cash profit	1,142	1,065	1,011	7%	13%

Consisting of:
Transaction Banking	228	303	255	-25%	-11%
Global Loans	433	398	357	9%	21%
Global Markets	481	364	399	32%	21%

Cash profit	1,142	1,065	1,011	7%	13%

Balance Sheet
Net loans & advances	126,503	114,532	107,451	10%	18%
Other external assets	171,924	166,648	166,054	3%	4%

External assets	298,427	281,180	273,505	6%	9%

Customer deposits	157,084	148,716	139,547	6%	13%
Other deposits and borrowings	38,168	33,636	37,045	13%	3%

Deposits and other borrowings	195,252	182,352	176,592	7%	11%
Other external liabilities	60,945	56,994	53,964	7%	13%

External liabilities	256,197	239,346	230,556	7%	11%

Risk weighted assets	180,445	165,922	158,117	9%	14%
Average net loans and advances	122,457	112,681	103,749	9%	18%
Average deposits and other borrowings	201,211	181,940	170,086	11%	18%

Ratios
Return on assets	0.76%	0.75%	0.77%
Net interest margin	1.40%	1.42%	1.48%
Net interest margin (excluding Global Markets)	2.23%	2.38%	2.51%
Operating expenses to operating income	40.2%	40.9%	41.5%
Operating expenses to average assets	0.78%	0.76%	0.85%

Individual credit impairment charge/(release)	174	74	144	large	21%
Individual credit impairment charge/(release) as a % of average net advances	0.28%	0.13%	0.28%
Collective credit impairment charge/(release)	(21)	39	21	large	large
Collective credit impairment charge/(release) as a % of average net advances	(0.03%)	0.07%	0.04%
Net impaired assets	877	1,237	1,351	-28%	-35%
Net impaired assets as a % of net advances	0.69%	1.08%	1.26%

SEGMENT REVIEW

International and Institutional Banking

Andrew Geczy

Global Institutional by Product

	Half Year			Movement
Transaction Banking	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	442	425	385	4%	15%
Other operating income	373	359	348	4%	7%

Operating income	815	784	733	4%	11%
Operating expenses	(379)	(355)	(352)	7%	8%

Profit before credit impairment and income tax	436	429	381	2%	14%
Credit impairment charge	(119)	(20)	(25)	large	large

Profit before income tax	317	409	356	-22%	-11%
Income tax expense and non-controlling interests	(89)	(106)	(101)	-16%	-12%

Cash profit	228	303	255	-25%	-11%

Risk weighted assets	37,918	35,590	34,834	7%	9%

Individual credit impairment charge/(release)	101	11	15	large	large
Collective credit impairment charge/(release)	18	9	10	100%	80%
Net loans & advances	30,772	28,775	26,277	7%	17%
Customer deposits	79,689	74,641	62,511	7%	27%

Global Loans
Net interest income	765	790	790	-3%	-3%
Other operating income	68	65	45	5%	51%

Operating income	833	855	835	-3%	0%
Operating expenses	(222)	(209)	(209)	6%	6%

Profit before credit impairment and income tax	611	646	626	-5%	-2%
Credit impairment charge	(12)	(95)	(130)	-87%	-91%

Profit before income tax	599	551	496	9%	21%
Income tax expense and non-controlling interests	(166)	(153)	(139)	8%	19%

Cash profit	433	398	357	9%	21%

Risk weighted assets	87,788	81,215	74,992	8%	17%

Individual credit impairment charge/(release)	52	64	122	-19%	-57%
Collective credit impairment charge/(release)	(40)	31	8	large	large
Net loans & advances	80,459	72,625	69,348	11%	16%
Customer deposits	889	730	722	22%	23%

Global Markets
Net interest income	523	441	376	19%	39%
Other operating income	720	567	743	27%	-3%

Operating income	1,243	1,008	1,119	23%	11%
Operating expenses	(562)	(518)	(554)	8%	1%

Profit before credit impairment and income tax	681	490	565	39%	21%
Credit impairment (charge)/release	(22)	2	(10)	large	large

Profit before income tax	659	492	555	34%	19%
Income tax expense and non-controlling interests	(178)	(128)	(156)	39%	14%

Cash profit	481	364	399	32%	21%

Risk weighted assets	54,739	49,117	48,291	11%	13%

Individual credit impairment charge/(release)	21	(1)	7	large	large
Collective credit impairment charge/(release)	1	(1)	3	large	-67%
Net loans & advances	15,272	13,132	11,826	16%	29%
Customer deposits	76,506	73,345	76,314	4%	0%

SEGMENT REVIEW

International and Institutional Banking

Andrew Geczy

Analysis of Global Markets operating income

	Half Year			Movement
Composition of Global Markets operating income by product class	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Fixed income	504	330	472	53%	7%
Foreign exchange	526	460	414	14%	27%
Capital markets	118	104	122	13%	-3%
Other	95	114	111	-17%	-14%

Global Markets operating income	1,243	1,008	1,119	23%	11%

	Half Year			Movement
Composition of Global Markets operating income by geography	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	493	461	527	7%	-6%
Asia Pacific, Europe & America	602	451	451	33%	33%
New Zealand	148	96	141	54%	5%

Global Markets operating income	1,243	1,008	1,119	23%	11%

	Half Year			Movement
Composition of Global Markets operating income by activity	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Sales[1]	635	590	561	8%	13%
Trading[2]	322	254	302	27%	7%
Balance sheet[3]	286	164	256	74%	12%

Global Markets operating income	1,243	1,008	1,119	23%	11%

	Half Year			Movement
Composition of Global Markets Sales income by geography[1]	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	248	236	253	5%	-2%
Asia Pacific, Europe & America	318	287	259	11%	23%
New Zealand	69	67	49	3%	41%

Global Markets Sales income	635	590	561	8%	13%

	Half Year			Movement
Composition of Global Markets Trading and Balance Sheet income by geography[2,3]	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	245	225	274	9%	-11%
Asia Pacific, Europe & America	284	164	192	73%	48%
New Zealand	79	29	92	large	-14%

Global Markets Trading and Balance Sheet income	608	418	558	45%	9%

1.	Sales represents direct client flow business on core products such as fixed income, FX, commodities and capital markets.
2.	Trading primarily represents management of the Group’s strategic positions and those taken as part of direct client sales flow.
3.	Balance sheet represents hedging of interest rate risk on the Group’s loan and deposit books and the management of the Group’s liquidity portfolio.

SEGMENT REVIEW

International and Institutional Banking

Andrew Geczy

Analysis of Global Markets operating income

Global Markets continues to benefit from its expansion into APEA, which now accounts for 48% of operating income. Across the APEA region, particularly Asia, there is significant customer demand for foreign exchange and commodity products.

Improvements in the New Zealand economy have created favourable trading conditions that have driven growth across the Fixed Income business.

Operating income from Australia decreased 6% relative to the prior comparable period, as movements in interest rates and credit spreads resulted in reduced levels of fixed income trading gains being recorded as well as decreased levels of debt capital markets activity as customers preferred loans to fixed income instruments.

•	March 2014 half year v March 2013 half year

In relatively similar trading conditions the customer franchise was the key driver in increasing revenue by 11%:

•	Sales growth continues to be propelled by foreign exchange and commodity products.
•	APEA operating income increased 33%, driven by strong growth across the foreign exchange business, with high levels of customer demand in China, Hong Kong and Taiwan.

•	Although credit spreads have tightened, the magnitude relative to the March 2013 half is not as significant when compared to September 2013.

•	March 2014 half year v September 2013 half year

A sustained period of strong client acquisition and favourable trading conditions has increased revenue by 23%:

•

The increase in sales revenues (including Capital Markets) are mainly attributable to the foreign exchange business where the weakening AUD and higher CNY volatility have led to increased customer hedging activity.

•	APEA operating income increased 33%, driven by strong demand for foreign exchange hedging and precious metals products.

•	Further tightening of credit spreads has benefited the Fixed Income business in Australia and New Zealand.

SEGMENT REVIEW

International and Institutional Banking

Andrew Geczy

Market risk

Traded market risk

Below are aggregate Value at Risk (VaR) exposures at 99% confidence level covering both physical and derivatives trading positions for the Bank’s principal trading centres. All figures are in AUD.

99% confidence level (1 day holding period)

	As at Mar 14	High for period Mar 14	Low for period Mar 14	Avg for period Mar 14	As at Sep 13	High for year Sep 13	Low for year Sep 13	Avg for year Sep 13
	$M	$M	$M	$M	$M	$M	$M	$M
Value at Risk at 99% confidence
Foreign exchange	8.4	13.5	2.8	6.9	3.0	12.6	2.3	5.2
Interest rate	9.5	16.6	3.2	7.7	3.9	11.6	2.8	5.8
Credit	2.8	5.2	2.8	3.9	4.2	8.6	2.8	4.2
Commodities	1.2	2.1	1.1	1.5	1.6	4.2	1.2	2.3
Equity	0.7	2.2	0.4	1.0	1.4	3.4	0.6	1.6
Diversification benefit	(7.4)	n/a	n/a	(9.3)	(8.5)	n/a	n/a	(10.4)

Total VaR	15.2	18.0	5.5	11.7	5.6	13.6	4.9	8.7

Non-traded interest rate risk

Non-traded interest rate risk is managed by Global Markets and relates to the potential adverse impact of changes in market interest rates on future net interest income for the Group. Interest rate risk is reported using various techniques including VaR and scenario analysis to a 1% rate shock.

99% confidence level (1 day holding period)

	As at Mar 14	High for period Mar 14	Low for period Mar 14	Avg for period Mar 14	As at Sep 13	High for year Sep 13	Low for year Sep 13	Avg for year Sep 13
	$M	$M	$M	$M	$M	$M	$M	$M
Value at Risk at 99% confidence
Australia	54.3	64.5	52.0	57.9	66.3	71.8	25.5	49.3
New Zealand	10.9	11.4	10.1	10.9	12.6	17.9	10.0	13.2
Asia Pacific, Europe & America	10.4	10.6	9.3	10.0	9.7	11.1	4.2	6.3
Diversification benefit	(19.3)	n/a	n/a	(12.8)	(11.4)	n/a	n/a	(16.1)

Total VaR	56.3	76.3	56.3	66.0	77.2	79.6	27.3	52.7

Impact of 1% rate shock on the next 12 months’ net interest income1

	As at
	Mar 14	Sep 13
As at period end	0.76%	1.00%
Maximum exposure	1.51%	1.72%
Minimum exposure	0.76%	1.00%
Average exposure (in absolute terms)	1.14%	1.29%

1.

The impact is expressed as a percentage of net interest income. A positive result indicates that a rate increase is positive for net interest income. Conversely, a negative indicates a rate increase is negative for net interest income.

SEGMENT REVIEW

International and Institutional Banking

Andrew Geczy

Global Institutional by Geography

	Half Year			Movement
Australia	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	1,001	980	934	2%	7%
Other operating income	442	459	575	-4%	-23%

Operating income	1,443	1,439	1,509	0%	-4%
Operating expenses	(544)	(537)	(574)	1%	-5%

Profit before credit impairment and income tax	899	902	935	0%	-4%
Credit impairment charge	(77)	(33)	(80)	large	-4%

Profit before income tax	822	869	855	-5%	-4%
Income tax expense and non-controlling interests	(248)	(254)	(256)	-2%	-3%

Cash profit	574	615	599	-7%	-4%

Risk weighted assets	83,814	79,118	79,711	6%	5%

Individual credit impairment charge/(release)	81	11	77	large	5%
Collective credit impairment charge/(release)	(4)	22	3	large	large
Net loans & advances	55,106	49,527	49,483	11%	11%
Customer deposits	60,890	56,881	52,115	7%	17%

Asia Pacific, Europe & America
Net interest income	569	528	474	8%	20%
Other operating income	590	449	437	31%	35%

Operating income	1,159	977	911	19%	27%
Operating expenses	(530)	(462)	(462)	15%	15%

Profit before credit impairment and income tax	629	515	449	22%	40%
Credit impairment charge	(77)	(69)	(80)	12%	-4%

Profit before income tax	552	446	369	24%	50%
Income tax expense and non-controlling interests	(129)	(95)	(91)	36%	42%

Cash profit	423	351	278	21%	52%

Risk weighted assets	83,495	75,080	67,771	11%	23%

Individual credit impairment charge/(release)	86	54	64	59%	34%
Collective credit impairment charge/(release)	(9)	15	16	large	large
Net loans & advances	64,960	58,751	52,273	11%	24%
Customer deposits	83,464	79,765	77,142	5%	8%

New Zealand
Net interest income	160	148	143	8%	12%
Other operating income	129	83	124	55%	4%

Operating income	289	231	267	25%	8%
Operating expenses	(89)	(83)	(79)	7%	13%

Profit before credit impairment and income tax	200	148	188	35%	6%
Credit impairment (charge)/release	1	(11)	(5)	large	large

Profit before income tax	201	137	183	47%	10%
Income tax expense and non-controlling interests	(56)	(38)	(49)	47%	14%

Cash profit	145	99	134	46%	8%

Risk weighted assets	13,136	11,724	10,635	12%	24%

Individual credit impairment charge/(release)	7	9	3	-22%	large
Collective credit impairment charge/(release)	(8)	2	2	large	large
Net loans & advances	6,437	6,254	5,695	3%	13%
Customer deposits	12,730	12,070	10,290	5%	24%

SEGMENT REVIEW

International and Institutional Banking

Andrew Geczy

Retail Asia Pacific

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	225	218	206	3%	9%
Other operating income	177	165	159	7%	11%

Operating income	402	383	365	5%	10%
Operating expenses	(345)	(337)	(313)	2%	10%

Profit before credit impairment and income tax	57	46	52	24%	10%
Credit impairment charge	(7)	(18)	(17)	-61%	-59%

Profit before income tax	50	28	35	79%	43%
Income tax expense and non-controlling interests	(7)	(6)	(8)	17%	-13%

Cash profit	43	22	27	95%	59%

Risk weighted assets	6,747	6,359	6,857	6%	-2%

Individual credit impairment charge/(release)	38	38	23	0%	65%
Collective credit impairment charge/(release)	(31)	(20)	(6)	55%	large
Net loans & advances	7,851	7,222	5,694	9%	38%
Customer deposits	13,336	12,916	10,932	3%	22%

Asia Partnerships

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	(8)	(7)	(6)	14%	33%
Other operating income	252	236	206	7%	22%

Operating income	244	229	200	7%	22%
Operating expenses	(4)	(5)	(4)	-20%	0%

Profit before credit impairment and income tax	240	224	196	7%	22%
Credit impairment charge	—	—	—	n/a	n/a

Profit before income tax	240	224	196	7%	22%
Income tax expense and non-controlling interests	(1)	(3)	(2)	-67%	-50%

Cash profit	239	221	194	8%	23%

SEGMENT REVIEW

This page has been left blank intentionally

SEGMENT REVIEW

New Zealand

David Hisco

The New Zealand division comprises Retail and Commercial business units.

New Zealand’s results and commentary are reported in NZD. AUD results are shown on page 67.

Cash profit – March 2014 Half Year v March 2013 Half Year

The completion of brand and systems integration in 2013 has positioned the New Zealand division to realise ongoing productivity gains. We are continuing to simplify the business and leverage scale. Productivity has given the business the capacity to invest in growth. We are investing in our digital channels, optimising our branch network and simplifying products and processes. We are enhancing the experience for our customers, and making it easier for them to do business with us.

We are growing our market share in target segments, and in the March 2014 half we grew both lending and deposits in excess of system1. At the same time we are improving the quality of our portfolio. We have created a platform for consistent, sustainable earnings growth.

Retail

Sound execution of the ‘simplify, leverage scale’ strategy is delivering a stronger Retail bank. Our staff are spending more time on the frontline with customers, growing revenue per FTE and per branch, and meeting more needs per customer. We are also achieving good lending growth whilst holding net interest margin in a competitive credit environment.

Commercial

The Commercial business has focused on growing Small Business Banking which continues to achieve above-system lending growth. Resources invested in improving credit quality in CommAgri have resulted in a significantly improved credit provisioning result. This business is now building new momentum in lending growth.

•	March 2014 half year v March 2013 half year

Cash profit increased 21%, driven by lending growth, cost productivity and credit quality improvement.

Key factors affecting the result were:

•

Net interest income increased 4%, driven by lending growth. Average net loans and advances grew 5%, led by above-system growth in mortgages. Net interest margin contracted 2 bps. This was driven by lending competition and unfavourable lending mix as customers continue to favour lower margin fixed rate products over higher margin variable rate products. Return on capital was also lower in a low rate environment. These margin impacts were mostly offset by lower wholesale funding costs and improved deposit margins.

•

Other operating income decreased 4% due to income foregone following the divestment of EFTPOS New Zealand Limited (‘EFTPOS’). Excluding this factor, other operating income increased 4%, reflecting strong growth in credit card earnings.

•

Operating expenses decreased 6%. The March 2013 half included NZD 19 million of restructuring costs relating to the systems integration project. Excluding these costs, operating expenses decreased 2% as productivity gains exceeded inflationary and investment impacts.

•

Credit impairment charge decreased NZD 73 million. The individual credit impairment charge decreased 79% reflecting a slowing in the level of new provisions, particularly in the CommAgri book. The level of write-backs remain high. Although releases from the economic cycle provision decreased by NZD 11 million compared to the March 2013 half, improved credit quality resulted in the collective credit impairment release increasing 41%.

•	March 2014 half year v September 2013 half year

The above factors have similarly driven a 5% increase in cash profit compared with the September 2013 half.

Key factors affecting the result were:

•

Net interest income increased 2%, with the benefit from strong lending growth more than offsetting the impact of margin contraction. Net interest margin contracted 1 bp due to lending competition and unfavourable lending mix.

•	Other operating income decreased 11% as the September 2013 half included a gain from the divestment of EFTPOS. This impact was partly offset by strong growth in cards income.

•	Operating expenses decreased 1% with productivity gains from business simplification and leveraging business scale more than offsetting inflationary and investment impacts.

•

Credit impairment charge decreased NZD 47 million with the individual credit impairment charge 64% lower. The levels of new provisions have slowed, and write-backs remain high. The collective credit impairment release increased 63% despite lending growth, which reflected strong improvements in credit quality across the lending book.

[1]	Source: RBNZ schedules S7 and S8 : 5 months to February 2014.

SEGMENT REVIEW

New Zealand

David Hisco

New Zealand Total

Table reflects NZD for New Zealand

AUD results shown on page 67

	Half Year			Movement
	Mar 14 NZD M	Sep 13 NZD M	Mar 13 NZD M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	1,162	1,144	1,116	2%	4%
Other operating income	195	220	203	-11%	-4%

Operating income	1,357	1,364	1,319	-1%	3%
Operating expenses	(563)	(571)	(596)	-1%	-6%

Profit before credit impairment and income tax	794	793	723	0%	10%
Credit impairment (charge)/release	37	(10)	(36)	large	large

Profit before income tax	831	783	687	6%	21%
Income tax expense and non-controlling interests	(233)	(214)	(193)	9%	21%

Cash profit	598	569	494	5%	21%

Consisting of:
Retail	222	202	177	10%	25%
Commercial	377	369	332	2%	14%
Other	(1)	(2)	(15)	-50%	-93%

Cash profit	598	569	494	5%	21%

Balance Sheet
Net loans & advances	94,140	91,628	89,414	3%	5%
Other external assets	4,075	3,903	3,807	4%	7%

External assets	98,215	95,531	93,221	3%	5%

Customer deposits	55,205	52,244	51,650	6%	7%
Other deposits and borrowings	5,401	4,765	4,337	13%	25%

Deposits and other borrowings	60,606	57,009	55,987	6%	8%
Other external liabilities	15,995	15,480	16,515	3%	-3%

External liabilities	76,601	72,489	72,502	6%	6%

Risk weighted assets	53,798	50,049	50,488	7%	7%
Average net loans and advances	92,882	90,326	88,667	3%	5%
Average deposits and other borrowings	59,743	56,817	56,429	5%	6%

Ratios
Return on assets	1.24%	1.21%	1.08%
Net interest margin	2.48%	2.49%	2.50%
Operating expenses to operating income	41.5%	41.9%	45.2%
Operating expenses to average assets	1.17%	1.22%	1.29%

Individual credit impairment charge/(release)	15	42	73	-64%	-79%
Individual credit impairment charge/(release) as a % of average net advances	0.03%	0.09%	0.17%
Collective credit impairment charge/(release)	(52)	(32)	(37)	63%	41%
Collective credit impairment charge/(release) as a % of average net advances	(0.11%)	(0.07%)	(0.08%)
Net impaired assets	477	573	881	-17%	-46%
Net impaired assets as a % of net advances	0.51%	0.63%	0.98%

Total full time equivalent staff (FTE)	7,323	7,400	7,755	-1%	-6%

SEGMENT REVIEW

New Zealand

David Hisco

Individual credit impairment charge/(release)	Half Year			Movement
	Mar 14 NZD M	Sep 13 NZD M	Mar 13 NZD M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail	28	37	39	-24%	-28%
Commercial	(13)	5	34	large	large
CommAgri	(25)	4	28	large	large
Small Business Banking	12	1	6	large	100%

Individual credit impairment charge/(release)	15	42	73	-64%	-79%

Collective credit impairment charge/(release)	Half Year			Movement
	Mar 14 NZD M	Sep 13 NZD M	Mar 13 NZD M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail	(16)	(10)	(9)	60%	78%
Commercial	(36)	(22)	(28)	64%	29%
CommAgri	(33)	(30)	(19)	10%	74%
Small Business Banking	(3)	8	(9)	large	-67%

Collective credit impairment charge/(release)	(52)	(32)	(37)	63%	41%

Total credit impairment charge/(release)	(37)	10	36	large	large

Net loans & advances	As at (NZD M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail	36,875	36,422	35,806	1%	3%
Commercial	57,265	55,206	53,608	4%	7%
CommAgri	35,429	34,759	34,395	2%	3%
Small Business Banking	21,836	20,447	19,213	7%	14%

Net loans & advances	94,140	91,628	89,414	3%	5%

Customer deposits	As at (NZD M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Retail	32,656	32,077	31,392	2%	4%
Commercial	22,549	20,167	20,258	12%	11%
CommAgri	10,832	9,414	9,644	15%	12%
Small Business Banking	11,717	10,753	10,614	9%	10%

Customer deposits	55,205	52,244	51,650	6%	7%

SEGMENT REVIEW

New Zealand

David Hisco

Retail

	Half Year			Movement
	Mar 14 NZD M	Sep 13 NZD M	Mar 13 NZD M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	482	475	451	1%	7%
Other operating income	154	152	145	1%	6%

Operating income	636	627	596	1%	7%
Operating expenses	(316)	(319)	(320)	-1%	-1%

Profit before credit impairment and income tax	320	308	276	4%	16%
Credit impairment (charge)/release	(12)	(27)	(30)	-56%	-60%

Profit before income tax	308	281	246	10%	25%
Income tax expense and non-controlling interests	(86)	(79)	(69)	9%	25%

Cash profit	222	202	177	10%	25%

Risk weighted assets	19,271	19,367	19,508	0%	-1%

	Half Year			Movement
	Mar 14 NZD M	Sep 13 NZD M	Mar 13 NZD M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Individual credit impairment charge/(release)	28	37	39	-24%	-28%
Collective credit impairment charge/(release)	(16)	(10)	(9)	60%	78%
Net loans & advances	36,875	36,422	35,806	1%	3%
Customer deposits	32,656	32,077	31,392	2%	4%

SEGMENT REVIEW

New Zealand

David Hisco

Commercial

	Half Year			Movement
	Mar 14 NZD M	Sep 13 NZD M	Mar 13 NZD M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	672	661	655	2%	3%
Other operating income	47	67	59	-30%	-20%

Operating income	719	728	714	-1%	1%
Operating expenses	(244)	(240)	(247)	2%	-1%

Profit before credit impairment and income tax	475	488	467	-3%	2%
Credit impairment (charge)/release	49	17	(6)	large	large

Profit before income tax	524	505	461	4%	14%
Income tax expense and non-controlling interests	(147)	(136)	(129)	8%	14%

Cash profit	377	369	332	2%	14%

Risk weighted assets	34,196	30,407	30,797	12%	11%

	Half Year			Movement
Individual credit impairment charge/(release)	Mar 14 NZD M	Sep 13 NZD M	Mar 13 NZD M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
CommAgri	(25)	4	28	large	large
Small Business Banking	12	1	6	large	100%

Individual credit impairment charge/(release)	(13)	5	34	large	large

Collective credit impairment charge/(release)
CommAgri	(33)	(30)	(19)	10%	74%
Small Business Banking	(3)	8	(9)	large	-67%

Collective credit impairment charge/(release)	(36)	(22)	(28)	64%	29%

Total credit impairment charge/(release)	(49)	(17)	6	large	large

	As at (NZD M)			Movement
Net loans & advances	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
CommAgri	35,429	34,759	34,395	2%	3%
Small Business Banking	21,836	20,447	19,213	7%	14%

Net loans & advances	57,265	55,206	53,608	4%	7%

Customer deposits
CommAgri	10,832	9,414	9,644	15%	12%
Small Business Banking	11,717	10,753	10,614	9%	10%

Customer deposits	22,549	20,167	20,258	12%	11%

SEGMENT REVIEW

New Zealand

David Hisco

New Zealand Total

Table reflects AUD for New Zealand

NZD results shown on page 63

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	1,061	973	891	9%	19%
Other operating income	178	186	162	-4%	10%

Operating income	1,239	1,159	1,053	7%	18%
Operating expenses	(514)	(486)	(475)	6%	8%

Profit before credit impairment and income tax	725	673	578	8%	25%
Credit impairment (charge)/release	34	(9)	(28)	large	large

Profit before income tax	759	664	550	14%	38%
Income tax expense and non-controlling interests	(213)	(182)	(154)	17%	38%

Cash profit	546	482	396	13%	38%

Consisting of:
Retail	203	171	142	19%	43%
Commercial	344	313	265	10%	30%
Other	(1)	(2)	(11)	-50%	-91%

Cash profit	546	482	396	13%	38%

Balance Sheet
Net loans & advances	88,247	81,542	71,710	8%	23%
Other external assets	3,819	3,473	3,053	10%	25%

External assets	92,066	85,015	74,763	8%	23%

Customer deposits	51,749	46,494	41,423	11%	25%
Other deposits and borrowings	5,063	4,240	3,478	19%	46%

Deposits and other borrowings	56,812	50,734	44,901	12%	27%
Other external liabilities	14,994	13,776	13,246	9%	13%

External liabilities	71,806	64,510	58,147	11%	23%

Risk weighted assets	50,430	44,540	40,491	13%	25%
Average net loans and advances	84,756	76,777	70,745	10%	20%
Average deposits and other borrowings	54,516	48,311	45,023	13%	21%

Ratios
Return on assets	1.24%	1.21%	1.08%
Net interest margin	2.48%	2.49%	2.50%
Operating expenses to operating income	41.5%	41.9%	45.2%
Operating expenses to average assets	1.17%	1.22%	1.29%

Individual credit impairment charge/(release)	13	37	58	-65%	-78%
Individual credit impairment charge/(release) as a % of average net advances	0.03%	0.09%	0.17%
Collective credit impairment charge/(release)	(47)	(28)	(30)	68%	57%
Collective credit impairment charge/(release) as a % of average net advances	(0.11%)	(0.07%)	(0.08%)
Net impaired assets	446	510	706	-13%	-37%
Net impaired assets as a % of net advances	0.51%	0.63%	0.98%

Total full time equivalent staff (FTE)	7,323	7,400	7,755	-1%	-6%

SEGMENT REVIEW

Global Wealth

Joyce Phillips

The Global Wealth division comprises Funds Management, Insurance and Private Wealth business units that provide investment, superannuation, pension, insurance and private banking solutions to customers across Australia, New Zealand and Asia.

Cash profit – March 2014 Half Year v March 2013 Half Year

Global Wealth provides a range of innovative solutions to customers across the region to make it easier for them to connect, protect and grow their wealth.

Global Wealth serves over 2.3 million customers and manages $62 billion in investment and retirement savings. Customers can access ANZ’s wealth solutions through teams of highly qualified financial planners and advisers, innovative digital platforms, ANZ Private Bankers and ANZ’s branch and direct channels. For ANZ customers, wealth solutions are becoming increasingly integrated with their banking making it easier and more convenient for them to successfully manage their financial affairs.

Global Wealth is investing in strategic growth initiatives to help customers engage with their wealth. This includes delivering more options for the self-directed customer, new digital solutions and new physical environments. Global Wealth is also investing in programs to leverage capabilities across the region to deliver service and scale efficiencies.

Funds Management

The Funds Management business helps customers grow their wealth through investment, superannuation and pension solutions. Global Wealth has embraced the changing regulatory environment to reshape the business, simplifying operational processes and delivering innovative solutions like ANZ Smart Choice Super and new digital platforms. The business experienced positive netflows driven by increased productivity of financial planners and strong growth for ANZ Smart Choice Super which now has over 270,000 customers.

Insurance

The Insurance business provides protection for all life stages through a comprehensive range of life and general insurance products distributed via intermediated and direct channels. Global Wealth’s focus on retail risk resulted in a 13% growth in inforce premiums, while continued investment in claims management and retention initiatives in Australia improved claim ratios and reduced lapse rates by 120 bps.

Private Wealth

Operating in six countries across the region we continue to strengthen our Private Wealth operations by building core capabilities and developing the suite of global investment solutions. This includes leveraging the expertise of strategic partners such as Swiss Private Bank Vontobel. Private Wealth has delivered strong growth across deposits, investments and loans.

•	March 2014 half year v March 2013 half year

Cash profit improved by 11%, with an 8% increase in operating income and 7% increase in expenses.

Key factors affecting the result were:

•

Funds Management operating income increased by 6%. This was driven by 14% growth in average FUM as a result of strong gains from investment markets and growth of over $1 billion in netflows due to improved planner productivity.

•

Insurance operating income declined by 1% reflecting the exit of one large group life insurance plan. Excluding this $47 million impact, insurance operating income grew 16% driven by strong underlying business performance along with improved claims and lapse experience.

•

Private Wealth operating income increased by 28% mainly driven by solid growth in wealth investment solutions. Average customer deposits grew by 24% and average net loans and advances increased by 10%.

•	Corporate and other operating income benefited from a $26 million non-recurring insurance settlement.

•	Operating expenses grew by 7% reflecting increased investment in strategic growth initiatives focusing on innovations to enable customers to be self-directed, as well as regulatory spend.

•	March 2014 half year v September 2013 half year

Cash profit reduced by 16%, due to inclusion of a one off tax consolidation adjustment in September 2013. Profit before tax grew by 9%.

Key factors affecting the result were:

•

Funds Management operating income improved by 1%. This was mainly driven by an increase in average FUM of 7% reflecting strong market performance and a significant improvement in netflows as a result of improved planner productivity.

•

Insurance operating income decreased by 5% due to the exit of one large group life insurance plan. Excluding this $47 million impact, insurance operating income grew 11% due to improved claims and lapse experience and strong growth in inforce premiums.

•	Private Wealth operating income improved by 14% with solid growth in average customer deposits and average net loans and advances of 10% and 1% respectively.

•	Corporate and other operating income benefited from a $26 million non-recurring insurance settlement.

•	Operating expenses were up slightly reflecting productivity gains offsetting the cost growth of digital innovations and regulatory spend.

68

SEGMENT REVIEW

Global Wealth

Joyce Phillips

Global Wealth Total

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	80	75	64	7%	25%
Other operating income	120	94	80	28%	50%
Net funds management and insurance income	606	611	600	-1%	1%

Operating income	806	780	744	3%	8%
Operating expenses	(494)	(489)	(463)	1%	7%

Profit before credit impairment and income tax	312	291	281	7%	11%
Credit impairment (charge)/release	1	(3)	(1)	large	large

Profit before income tax	313	288	280	9%	12%
Income tax expense and non-controlling interests	(87)	(20)	(76)	large	14%

Cash profit	226	268	204	-16%	11%

Consisting of:
Business Segment
Funds Management[1]	62	78	53	-21%	17%
Insurance	98	113	110	-13%	-11%
Private Wealth	40	27	22	48%	82%
Corporate and Other[2]	26	50	19	-48%	37%

Total Global Wealth	226	268	204	-16%	11%

Australia	156	237	175	-34%	-11%
New Zealand[3]	71	36	30	97%	large
Asia Pacific, Europe & America	(1)	(5)	(1)	-80%	0%

Total Global Wealth	226	268	204	-16%	11%

Income from invested capital[4]	28	26	31	8%	-10%

Balance Sheet
Funds under management	61,652	58,578	54,805	5%	12%
Average funds under management	60,552	56,507	53,218	7%	14%
In-force premiums	1,955	1,986	1,893	-2%	3%
Customer deposits	12,699	11,569	10,042	10%	26%
Net loans & advances	6,009	6,187	5,776	-3%	4%
Average net loans and advances	6,121	6,060	5,541	1%	10%
Average customer deposits	12,278	11,112	9,929	10%	24%

Ratios[5]
Operating expenses to operating income	61.3%	62.7%	62.2%
Funds management expenses to average FUM
Australia	0.60%	0.57%	0.65%
New Zealand	0.41%	0.46%	0.49%
Insurance expenses to in-force premiums
Australia	11.7%	11.7%	10.7%
New Zealand	34.6%	36.1%	41.6%
Retail insurance lapse rates
Australia	12.1%	14.1%	13.3%
New Zealand	14.9%	16.7%	15.7%

Total full time equivalent staff (FTE)[6]	4,090	4,271	4,176	-4%	-2%

Aligned adviser numbers[7]	2,061	2,133	2,160	-3%	-5%

1.	Funds management includes Pensions & Investments business and E*TRADE.

2.	Corporate and other includes income from invested capital, profits from the Advice and Distribution business and unallocated corporate tax credits.
3.

Includes the cross border settlement of an insurance claim involving both Australia and New Zealand on a net basis. For statutory purposes, the individual components of the settlement have been recognised in their respective geographies.

4.

Income from invested capital represents after tax revenue generated from investing insurance and investment business’ capital balances (required for regulatory purposes) net of group funding charges and borrowing costs which is included as part of Corporate and Other results. The invested capital as at 31 March 2014 was $2.1 billion (Sep 13: $2.1 billion), which comprises fixed interest securities of 36% and cash and term deposits of 64% (Sep 13: 33% fixed interest securities and 67% cash and term deposits).

5.	Funds management expense and FUM only relates to the Pensions & Investments business.
6.	Comparative information has been restated to include technology contractors, consistent with how FTE are reported and managed internally.
7.	Includes corporate authorised representatives of dealer groups wholly or partially controlled by Global Wealth and ANZ financial planners.

SEGMENT REVIEW

Global Wealth

Joyce Phillips

Major business segments

	Half Year			Movement
Funds Management[1]	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	17	17	18	0%	-6%
Other operating income	33	36	33	-8%	0%
Funds management income	416	406	389	2%	7%
Funds management volume related expenses	(194)	(191)	(183)	2%	6%

Operating income	272	268	257	1%	6%
Operating expenses	(184)	(175)	(185)	5%	-1%

Profit before credit impairment and income tax	88	93	72	-5%	22%
Credit impairment charge	—	—	—	n/a	n/a

Profit before income tax	88	93	72	-5%	22%
Income tax expense and non-controlling interests	(26)	(15)	(19)	73%	37%

Cash profit	62	78	53	-21%	17%

	Half Year			Movement
Insurance	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	14	14	14	0%	0%
Other operating income	33	33	25	0%	32%
Insurance income	357	383	366	-7%	-2%
Insurance volume related expenses	(135)	(146)	(133)	-8%	2%

Operating income	269	284	272	-5%	-1%
Operating expenses	(135)	(133)	(122)	2%	11%

Profit before credit impairment and income tax	134	151	150	-11%	-11%
Credit impairment charge	—	—	—	n/a	n/a

Profit before income tax	134	151	150	-11%	-11%
Income tax expense and non-controlling interests	(36)	(38)	(40)	-5%	-10%

Cash profit	98	113	110	-13%	-11%

	Half Year			Movement
Private Wealth	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	67	59	49	14%	37%
Other operating income	30	25	23	20%	30%
Net funds management income	25	23	23	9%	9%

Operating income	122	107	95	14%	28%
Operating expenses	(67)	(65)	(62)	3%	8%

Profit before credit impairment and income tax	55	42	33	31%	67%
Credit impairment charge	1	(3)	(1)	large	large

Profit before income tax	56	39	32	44%	75%
Income tax expense and non-controlling interests	(16)	(12)	(10)	33%	60%

Cash profit	40	27	22	48%	82%

1.	Funds management includes Pensions & Investments business and E*TRADE.

SEGMENT REVIEW

Global Wealth

Joyce Phillips

	Half Year			Movement
Insurance operating margin	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Life Insurance Planned profit margin
Group & Individual	52	69	62	-25%	-16%
Experience profit/(loss)[1]	(25)	(23)	(6)	9%	large
Assumption changes[2]	—	—	—	n/a	n/a
General Insurance operating profit margin[3]	45	46	37	-2%	22%

Australia	72	92	93	-22%	-23%

Life Insurance Planned profit margin
Individual	21	20	16	5%	31%
Experience profit/(loss)[1]	5	1	1	large	large
Assumption changes[2]	—	—	—	n/a	n/a

New Zealand	26	21	17	24%	53%

Total	98	113	110	-13%	-11%

	Half Year			Movement
Operating expenses by business segment	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Funds management[4]	184	175	185	5%	-1%
Insurance	135	133	122	2%	11%
Private Wealth	67	65	62	3%	8%
Corporate and Other	108	116	94	-7%	15%

Total	494	489	463	1%	7%

	Half Year			Movement
Operating expenses by geography	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	402	400	382	1%	5%
New Zealand	60	58	53	3%	13%
Asia Pacific, Europe & America	32	31	28	3%	14%

Total	494	489	463	1%	7%

	As at ($M)			Movement
Funds under management	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Funds under management - average	60,552	56,507	53,218	7%	14%
Funds under management - end of period	61,652	58,578	54,805	5%	12%

Composed of:
Australian equities	19,947	19,164	18,208	4%	10%
Global equities	13,468	11,583	10,301	16%	31%
Cash and fixed interest	24,350	24,153	22,775	1%	7%
Property and infrastructure	3,887	3,678	3,521	6%	10%

Total	61,652	58,578	54,805	5%	12%

	As at ($M)			Movement
Funds under management by region	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	48,746	47,362	45,385	3%	7%
New Zealand	12,906	11,216	9,420	15%	37%

Total	61,652	58,578	54,805	5%	12%

1.	Experience profit/(loss) variations are gains or losses arising from actual experience differing from plan on Group and Individual business (Australia) and Individual business (New Zealand).
2.	Assumption changes are gains or losses arising from a change in valuation methods and best estimate assumptions.
3.	General insurance operating profit margin includes ANZ Lender’s Mortgage Insurance.
4.	Funds management includes Pensions & Investments business and E*TRADE.

SEGMENT REVIEW

Global Wealth

Joyce Phillips

Funds Management cashflows by product	Mar 14 $M	In- flows	Out- flows	Other[1]	Sep 13 $M
OneAnswer	18,925	1,368	(1,216)	472	18,301
Other Personal Investment	5,549	333	(460)	125	5,551
Employer Super	14,306	996	(1,163)	445	14,028
Oasis	6,079	466	(432)	160	5,885
ANZ Trustees	3,887	501	(318)	107	3,597
Kiwisaver	4,604	582	(174)	383	3,813
Private Bank - New Zealand	4,392	402	(229)	340	3,879
Other New Zealand	3,910	518	(488)	356	3,524

Total	61,652	5,166	(4,480)	2,388	58,578

	As at ($M)			Movement
Insurance annual in-force premiums	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Group	336	447	439	-25%	-23%
Individual	1,132	1,067	1,006	6%	13%
General Insurance	487	472	448	3%	9%

Total	1,955	1,986	1,893	-2%	3%

Insurance annual in-force premiums by region
Australia	1,780	1,839	1,756	-3%	1%
New Zealand	175	147	137	19%	28%

Total	1,955	1,986	1,893	-2%	3%

Insurance in-force book movement	Mar 14 $M	New business $M2	Lapses $M	Sep 13 $M
Group	336	17	(128)	447
Individual	1,132	138	(73)	1,067
General Insurance	487	81	(66)	472

Total	1,955	236	(267)	1,986

Insurance in-force book movement by region
Australia	1,780	200	(259)	1,839
New Zealand	175	36	(8)	147

Total	1,955	236	(267)	1,986

Embedded value and value of new business (insurance and investments only)	Australia $M	New Zealand $M	Total $M
Embedded value as at September 2013[3]	3,244	422	3,666
Value of new business[4]	70	9	79
Expected return[5]	156	18	174
Experience deviations and assumption changes[6]	(2)	5	3

Embedded value before economic assumption changes and net transfer	3,468	454	3,922
Economic assumptions change[7]	(21)	62	41
Net transfer[8]	(160)	(38)	(198)

Embedded value as at March 2014	3,287	478	3,765

1.	Other includes investment income net of taxes, fees and charges and distributions; and the impact of translation differences on foreign currency balances.
2.	New business includes the impact of foreign currency gains on translation.
3.

Embedded value represents the present value of future profits and releases of capital arising from the business in force at the valuation date, and adjusted net assets. It is determined using best estimate assumptions with franking credits included at 70% of face value. Projected cash flows have been discounted using capital asset pricing model risk discount rates of 9.00%-10.75%. ANZ Lenders Mortgage Insurance business is not included in the valuation.

4.	Value of new business represents the present value of future profits less the cost of capital arising from the new business written over the period.
5.	Expected return represents expected increase in value over the period.
6.

Experience deviations and assumption changes arise from deviations from and changes to best estimate assumptions underlying the prior period embedded value. The adverse movement for the Australian business is primarily due to higher lapse experience in the Group Insurance business partially offset by better claim experience in the Retail Insurance and General Insurance.

7.	Risk discount rates have increased by 25 bps over the half year leading to a negative impact. A higher exchange rate for New Zealand dollar has led to a positive value impact.
8.

Net transfer represents net capital movements over the period including restructuring of the business, capital injections, transfer of cash dividends and value of franking credits. There was a $127 million cash dividend and $35 million in franking credits transferred to the ANZ Group.

SEGMENT REVIEW

Global Technology, Services and Operations and Group Centre

GTSO and Group Centre provide support to the operating divisions, including technology, operations, risk management, financial management, strategy and marketing, human resources and corporate affairs. Additionally, Group Centre includes Group Treasury, Shareholder Functions and Discontinued Businesses.

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	201	193	215	4%	-7%
Other operating income[1]	(187)	(139)	(76)	35%	large

Operating income[1]	14	54	139	-75%	-90%
Operating expenses	(180)	(215)	(175)	-16%	3%

Profit/(Loss) before credit impairment and income tax	(166)	(161)	(36)	3%	large
Credit impairment charge	1	(19)	—	large	n/a

Profit/(Loss) before income tax	(165)	(180)	(36)	-8%	large
Income tax expense and non-controlling interests	57	50	(2)	14%	large

Cash profit/(loss)	(108)	(130)	(38)	-17%	large

Total full time equivalent staff (FTE)[2]	9,669	9,375	9,077	3%	7%

1.	Includes offsetting variances between net interest and other income as a result of elimination entries associated with the consolidation of Global Wealth.
2.	Comparative information has been restated to include technology contractors, consistent with how FTE are reported and managed internally.

Cash profit – March 2014 Half Year v March 2013 Half Year

•	March 2014 half year v March 2013 half year

Key factors affecting the result were:

•	Operating income decreased 90% largely due to realised losses from foreign currency hedges (offsetting translation gains elsewhere in the Group).

•	Operating expenses increased 3% due to annual salary increases.

•	The increase in FTEs relate to the transfer of activities into central operations, global enablement and hubs. These are offset in the Divisions.
•	March 2014 half year v September 2013 half year

Key factors affecting the result were:

•	Operating income decreased 75% largely due to realised losses from foreign currency hedges (offsetting translation gains elsewhere in the Group).

•	Operating expenses decreased 16% largely due to lower restructuring costs.

•	Credit impairment charges decreased $20 million due to provisions relating to discontinued businesses in the September 2013 half.

•	The increase in FTEs relate to the transfer of activities into central operations, global enablement and hubs. These are offset in the Divisions.

SEGMENT REVIEW

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GEOGRAPHIC REVIEW

CONTENTS

Section 6 – Geographic Review

Geographic performance	76

Australia geography	77

Asia Pacific, Europe & America geography	78

New Zealand geography	81

GEOGRAPHIC REVIEW

Geographic Performance

	Half Year			Movement
Statutory Profit	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	1,920	2,140	1,958	-10%	-2%
Asia Pacific, Europe & America	683	583	459	17%	49%
New Zealand	778	606	520	28%	50%

	3,381	3,329	2,937	2%	15%

	Half Year			Movement
Cash Profit	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	2,025	2,136	2,164	-5%	-6%
Asia Pacific, Europe & America	681	554	459	23%	48%
New Zealand	809	623	556	30%	46%

	3,515	3,313	3,179	6%	11%

	As at ($M)			Movement
Net loans & advances	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	336,466	324,278	314,620	4%	7%
Asia Pacific, Europe & America	76,634	69,893	61,223	10%	25%
New Zealand	96,150	89,093	78,473	8%	23%

Net loans & advances	509,250	483,264	454,316	5%	12%

	As at ($M)			Movement
Customer deposits	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	216,127	207,902	195,849	4%	10%
Asia Pacific, Europe & America	102,463	98,127	92,736	4%	10%
New Zealand	69,432	62,800	55,550	11%	25%

Customer deposits	388,022	368,829	344,135	5%	13%

GEOGRAPHIC REVIEW

Australia geography

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	4,659	4,631	4,514	1%	3%
Other operating income	1,381	1,533	1,677	-10%	-18%

Operating income	6,040	6,164	6,191	-2%	-2%
Operating expenses	(2,648)	(2,679)	(2,603)	-1%	2%

Profit before credit impairment and income tax	3,392	3,485	3,588	-3%	-5%
Credit impairment charge	(479)	(488)	(466)	-2%	3%

Profit before tax	2,913	2,997	3,122	-3%	-7%
Income tax expense and non-controlling interests	(888)	(861)	(958)	3%	-7%

Cash profit	2,025	2,136	2,164	-5%	-6%
Adjustments between statutory profit and cash profit	(105)	4	(206)	large	-49%

Statutory profit	1,920	2,140	1,958	-10%	-2%

Balance Sheet
Net loans & advances	336,466	324,278	314,620	4%	7%
Other external assets	136,579	128,905	124,142	6%	10%

External assets	473,045	453,183	438,762	4%	8%

Customer deposits	216,127	207,902	195,849	4%	10%
Other deposits and borrowings	73,908	66,277	71,264	12%	4%

Deposits and other borrowings	290,035	274,179	267,113	6%	9%
Other external liabilities	147,174	149,505	140,112	-2%	5%

External liabilities	437,209	423,684	407,225	3%	7%

Risk weighted assets	201,720	196,416	192,118	3%	5%
Average net loans and advances	330,036	319,212	310,578	3%	6%
Average deposits and other borrowings	290,912	276,136	262,013	5%	11%

Ratios
Net interest margin - cash	2.37%	2.45%	2.52%
Operating expenses to operating income - cash	43.8%	43.5%	42.0%
Operating expenses to average assets - cash	1.14%	1.18%	1.20%

Individual credit impairment charge/(release) - cash	455	433	447	5%	2%
Individual credit impairment charge/(release) as a % of average net advances - cash	0.28%	0.27%	0.29%
Collective credit impairment charge/(release) - cash	24	55	19	-56%	26%
Collective credit impairment charge/(release) as a % of average net advances - cash	0.01%	0.03%	0.01%
Net impaired assets	1,267	1,819	2,097	-30%	-40%
Net impaired assets as a % of net advances	0.38%	0.56%	0.67%

Total full time equivalent staff (FTE)[1]	21,353	21,757	22,096	-2%	-3%

1.	Comparative information has been restated to include technology costs, consistent with how FTE are reported and managed internally.

GEOGRAPHIC REVIEW

Asia Pacific, Europe & America geography

Table reflects AUD for the APEA region

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	855	768	682	11%	25%
Other operating income	1,036	879	815	18%	27%

Operating income	1,891	1,647	1,497	15%	26%
Operating expenses	(977)	(911)	(829)	7%	18%

Profit before credit impairment and income tax	914	736	668	24%	37%
Credit impairment charge	(85)	(91)	(99)	-7%	-14%

Profit before income tax	829	645	569	29%	46%
Income tax expense and non-controlling interests	(148)	(91)	(110)	63%	35%

Cash profit	681	554	459	23%	48%
Adjustments between statutory profit and cash profit	2	29	—	-93%	n/a

Statutory profit	683	583	459	17%	49%

Balance Sheet
Net loans & advances	76,634	69,893	61,223	10%	25%
Other external assets	66,475	66,728	71,260	0%	-7%

External assets	143,109	136,621	132,483	5%	8%

Customer deposits	102,463	98,127	92,736	4%	10%
Other deposits and borrowings	29,791	25,306	30,533	18%	-2%

Deposits and other borrowings	132,254	123,433	123,269	7%	7%
Other external liabilities	21,296	17,944	16,747	19%	27%

External liabilities	153,550	141,377	140,016	9%	10%

Risk weighted assets	94,353	85,586	78,416	10%	20%
Average net loans and advances	75,621	67,834	56,896	11%	33%
Average deposits and other borrowings	133,781	124,105	110,748	8%	21%

Ratios
Net interest margin	1.20%	1.16%	1.20%
Operating expenses to operating income - cash	51.7%	55.3%	55.4%
Operating expenses to average assets - cash	1.22%	1.25%	1.29%

Individual credit impairment charge/(release) - cash	127	94	87	35%	46%
Individual credit impairment charge/(release) as a % of average net advances - cash	0.34%	0.28%	0.31%
Collective credit impairment charge/(release) - cash	(42)	(3)	12	large	large
Collective credit impairment charge/(release) as a % of average net advances - cash	(0.11%)	(0.01%)	0.05%
Net impaired assets	326	389	337	-16%	-3%
Net impaired assets as a % of net advances	0.43%	0.56%	0.55%

Total full time equivalent staff (FTE)[1]	19,247	18,824	18,119	2%	6%

1.	Comparative information has been restated to include technology contractors, consistent with how FTE are reported and managed internally.

GEOGRAPHIC REVIEW

Asia Pacific, Europe & America geography

Table reflects USD for the APEA region

	Half Year			Movement
	Mar 14 USD M	Sep 13 USD M	Mar 13 USD M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	778	731	709	6%	10%
Other operating income	945	837	847	13%	12%

Operating income	1,723	1,568	1,556	10%	11%
Operating expenses	(891)	(867)	(862)	3%	3%

Profit before credit impairment and income tax	832	701	694	19%	20%
Credit impairment charge	(77)	(86)	(103)	-10%	-25%

Profit before income tax	755	615	591	23%	28%
Income tax expense and non-controlling interests	(134)	(86)	(114)	56%	18%

Cash profit	621	529	477	17%	30%
Adjustments between statutory profit and cash profit	1	29	—	-97%	n/a

Statutory profit	622	558	477	11%	30%

Balance Sheet
Net loans & advances	70,756	65,084	63,819	9%	11%
Other external assets	61,377	62,138	74,281	-1%	-17%

External assets	132,133	127,222	138,100	4%	-4%

Customer deposits	94,603	91,376	96,669	4%	-2%
Other deposits and borrowings	27,507	23,565	31,827	17%	-14%

Deposits and other borrowings	122,110	114,941	128,496	6%	-5%
Other external liabilities	19,663	16,710	17,456	18%	13%

External liabilities	141,773	131,651	145,952	8%	-3%

Risk weighted assets	87,116	79,698	81,741	9%	7%
Average net loans and advances	68,911	64,762	59,099	6%	17%
Average deposits and other borrowings	121,910	118,180	115,035	3%	6%

Ratios
Net interest margin	1.20%	1.16%	1.20%
Operating expenses to operating income - cash	51.7%	55.3%	55.4%
Operating expenses to average assets - cash	1.22%	1.25%	1.29%

Individual credit impairment charge/(release) - cash	115	90	90	28%	28%
Individual credit impairment charge/(release) as a % of average net advances - cash	0.34%	0.28%	0.31%
Collective credit impairment charge/(release) - cash	(38)	(4)	13	large	large
Collective credit impairment charge/(release) as a % of average net advances - cash	(0.11%)	(0.01%)	0.05%
Net impaired assets	302	362	352	-17%	-14%
Net impaired assets as a % of net advances	0.43%	0.56%	0.55%

Total full time equivalent staff (FTE)[1]	19,247	18,824	18,119	2%	6%

1.	Comparative information has been restated to include technology contractors, consistent with how FTE are reported and managed internally.

GEOGRAPHIC REVIEW

Asia Pacific, Europe & America geography

Table reflects AUD results for the APEA regions

	Half Year			Movement
Statutory Profit	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Asia	498	355	302	40%	65%
Europe & America	60	126	66	-52%	-9%
Pacific	125	102	91	23%	37%

	683	583	459	17%	49%

	Half Year			Movement
Cash Profit	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Asia	497	355	301	40%	65%
Europe & America	59	97	67	-39%	-12%
Pacific	125	102	91	23%	37%

	681	554	459	23%	48%

	Half Year			Movement
Net loans and advances	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Asia	67,261	61,306	53,545	10%	26%
Europe & America	5,991	5,459	5,045	10%	19%
Pacific	3,382	3,128	2,633	8%	28%

	76,634	69,893	61,223	10%	25%

	Half Year			Movement
Customer deposits	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Asia	61,894	59,644	47,972	4%	29%
Europe & America	36,013	34,115	40,702	6%	-12%
Pacific	4,556	4,368	4,062	4%	12%

	102,463	98,127	92,736	4%	10%

	Half Year			Movement
Risk weighted assets	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Asia	70,222	61,533	57,613	14%	22%
Europe & America	17,362	17,834	15,263	-3%	14%
Pacific	6,769	6,219	5,540	9%	22%

	94,353	85,586	78,416	10%	20%

GEOGRAPHIC REVIEW

New Zealand geography

Table reflects AUD results for the New Zealand geography

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	1,250	1,137	1,040	10%	20%
Other operating income	487	351	364	39%	34%

Operating income	1,737	1,488	1,404	17%	24%
Operating expenses	(661)	(623)	(612)	6%	8%

Profit before credit impairment and income tax	1,076	865	792	24%	36%
Credit impairment (charge)/release	36	(19)	(34)	large	large

Profit before income tax	1,112	846	758	31%	47%
Income tax expense and non-controlling interests	(303)	(223)	(202)	36%	50%

Cash profit	809	623	556	30%	46%
Adjustments between statutory profit and cash profit	(31)	(17)	(36)	82%	-14%

Statutory profit	778	606	520	28%	50%

Balance Sheet
Net loans & advances	96,150	89,093	78,473	8%	23%
Other external assets	25,511	24,098	22,913	6%	11%

External assets	121,661	113,191	101,386	7%	20%

Customer deposits	69,432	62,800	55,550	11%	25%
Other deposits and borrowings	6,597	6,503	5,173	1%	28%

Deposits and other borrowings	76,029	69,303	60,723	10%	25%
Other external liabilities	23,989	23,028	22,164	4%	8%

External liabilities	100,018	92,331	82,887	8%	21%

Risk weighted assets	64,667	57,263	52,048	13%	24%
Average net loans and advances	92,606	84,046	77,571	10%	19%
Average deposits and other borrowings	73,791	66,020	61,019	12%	21%

Ratios
Net interest margin	2.32%	2.31%	2.27%
Operating expenses to operating income - cash	38.1%	41.7%	43.6%
Operating expenses to average assets - cash	1.10%	1.12%	1.18%

Individual credit impairment charge/(release) - cash	20	45	61	-56%	-67%
Individual credit impairment charge/(release) as a % of average net advances - cash	0.04%	0.11%	0.16%
Collective credit impairment charge/(release) - cash	(56)	(26)	(27)	large	large
Collective credit impairment charge/(release) as a % of average net advances - cash	(0.12%)	(0.06%)	(0.07%)
Net impaired assets	557	589	708	-5%	-21%
Net impaired assets as a % of net advances	0.58%	0.66%	0.90%

Total full time equivalent staff (FTE)	8,257	8,284	8,656	0%	-5%

GEOGRAPHIC REVIEW

New Zealand geography

Table reflects NZD results for the New Zealand geography

	Half Year			Movement
	Mar 14 NZD M	Sep 13 NZD M	Mar 13 NZD M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Net interest income	1,370	1,338	1,303	2%	5%
Other operating income	534	411	457	30%	17%

Operating income	1,904	1,749	1,760	9%	8%
Operating expenses	(725)	(730)	(767)	-1%	-5%

Profit before credit impairment and income tax	1,179	1,019	993	16%	19%
Credit impairment (charge)/release	39	(22)	(43)	large	large

Profit before income tax	1,218	997	950	22%	28%
Income tax expense and non-controlling interests	(331)	(262)	(253)	26%	31%

Cash profit	887	735	697	21%	27%
Adjustments between statutory profit and cash profit	(34)	(20)	(44)	70%	-23%

Statutory profit	853	715	653	19%	31%

Balance Sheet
Net loans & advances	102,571	100,113	97,847	2%	5%
Other external assets	27,215	27,079	28,570	1%	-5%

External assets	129,786	127,192	126,417	2%	3%

Customer deposits	74,069	70,566	69,264	5%	7%
Other deposits and borrowings	7,038	7,309	6,450	-4%	9%

Deposits and other borrowings	81,107	77,875	75,714	4%	7%
Other external liabilities	25,590	25,876	27,636	-1%	-7%

External liabilities	106,697	103,751	103,350	3%	3%

Risk weighted assets	68,985	64,346	64,898	7%	6%
Average net loans and advances	101,484	98,873	97,223	3%	4%
Average deposits and other borrowings	80,865	77,663	76,477	4%	6%

Ratios
Net interest margin	2.32%	2.31%	2.27%
Operating expenses to operating income - cash	38.1%	41.7%	43.6%
Operating expenses to average assets - cash	1.10%	1.12%	1.18%

Individual credit impairment charge/(release) - cash	22	52	76	-58%	-71%
Individual credit impairment charge/(release) as a % of average net advances - cash	0.04%	0.11%	0.16%
Collective credit impairment charge/(release) - cash	(61)	(30)	(33)	large	85%
Collective credit impairment charge/(release) as a % of average net advances - cash	(0.12%)	(0.06%)	(0.07%)
Net impaired assets	594	662	884	-10%	-33%
Net impaired assets as a % of net advances	0.58%	0.66%	0.90%

Total full time equivalent staff (FTE)	8,257	8,284	8,656	0%	-5%

PROFIT RECONCILIATION

CONTENTS

Section 7 – Profit Reconciliation

Adjustments between statutory profit and cash profit	84
Explanation of adjustments between statutory profit and cash profit	84
Reconciliation of statutory profit to cash profit	88

PROFIT RECONCILIATION

Non-IFRS information

The Group provides two additional measures of performance in the Results Announcement which are prepared on a basis other than in accordance with accounting standards - cash profit and economic profit. The guidance provided in Australian Securities and Investments Commission Regulatory Guide 230 has been followed when presenting this information.

Adjustments between statutory profit and cash profit

Statutory profit has been adjusted to exclude non-core items to arrive at cash profit, and has been provided to assist readers to understand the results for the ongoing business activities of the Group. The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review by the external auditor, however, the external auditor has informed the Audit Committee that the adjustments have been determined on a consistent basis across each period presented.

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Statutory profit attributable to shareholders of the Company	3,381	3,329	2,937	2%	15%
Adjustments between statutory profit and cash profit	134	(16)	242	large	-45%

Cash profit	3,515	3,313	3,179	6%	11%

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Adjustments between statutory profit and cash profit
Treasury shares adjustment	37	31	53	19%	-30%
Revaluation of policy liabilities	(3)	27	19	large	large
Economic hedging	89	(205)	192	large	-54%
Revenue and net investment hedges	18	143	16	-87%	13%
Structured credit intermediation trades	(7)	(12)	(38)	-42%	-82%

Total adjustments between statutory profit and cash profit	134	(16)	242	large	-45%

Explanation of adjustments between statutory profit and cash profit

•	Treasury shares adjustment

ANZ shares held by the Group in the consolidated managed funds and life business are deemed to be Treasury shares for accounting purposes. Dividends and realised and unrealised gains and losses from these shares are reversed as these are not permitted to be recognised in income for statutory reporting purposes. In deriving cash profit, these earnings are included to ensure there is no asymmetrical impact on the Group’s profits because the Treasury shares support policy liabilities which are revalued in deriving income. Accordingly the gain of $37 million after tax ($40 million pre tax) eliminated for statutory accounting purposes has been added back to cash profit.

•	Revaluation of policy liabilities

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate each period being reflected in the income statement. ANZ includes the impact on the remeasurement of the insurance contract attributable to changes in market discount rates as an adjustment to cash profit to remove the volatility attributable to changes in market interest rates which reverts to zero over the life of the insurance contract.

•	Economic hedging and Revenue and net investment hedges

The Group enters into economic hedges to manage its interest rate and foreign exchange risk. The application of AASB 139: Financial Instruments – Recognition and Measurement results in fair value gains and losses being recognised within the income statement. ANZ includes the mark-to-market adjustments as an adjustment to cash profit as the profit or loss resulting from the transactions will reverse over time to match with the profit or loss from the economically hedged item as part of cash profit. This includes gains and losses arising from:

•	approved classes of derivatives not designated in accounting hedge relationships but which are considered to be economic hedges, including hedges of NZD and USD revenue;

•	the use of the fair value option (principally arising from the valuation of the ‘own name’ credit spread on debt issues designated at fair value); and

•	ineffectiveness from designated accounting cash flow, fair value and net investment hedges.

In the table below, funding and lending related swaps are primarily cross currency interest rate swaps which are being used to convert the proceeds of foreign currency debt issuances into floating rate Australian dollar and New Zealand dollar debt. As these swaps do not qualify for hedge accounting, movements in the fair values are recorded in the Income Statement. The main drivers of these fair values are currency basis spreads and the Australian dollar and New Zealand dollar fluctuation against other major funding currencies. This category also includes economic hedges of select structured finance and specialised leasing transactions that do not qualify for hedge accounting. The main drivers of these fair value adjustments are Australian and New Zealand yield curves.

Mark-to-market losses in March 2014 half year were driven by a narrowing of basis spreads principally from movements in AUD/USD and USD/EUR currency pairs. These were partially offset by gains from the continuing weakening of AUD across some major currencies principally USD and EUR. The AUD has weakened significantly against EUR and USD since March 2013 and this drove much of the gains in the September 2013 half year.

PROFIT RECONCILIATION

Losses arising from the use of the fair value option on own name debt hedged by derivatives are attributable to a narrowing of ANZ credit spreads driven from a continuing period of relative stability in the global markets. In September 2013 half year, some negative sentiment on the Australian economy saw a marginal reversal of falling spreads which generated a gain in the period.

Losses within revenue and net investment hedges were principally as a result of the weakening in AUD against the NZD exchange rate during the March 2014 half year.

	Half Year
Adjustments to the income statement	Mar 14 $M	Sep 13 $M	Mar 13 $M
Timing differences where IFRS results in asymmetry between the hedge and hedged items
Funding and lending related swaps	101	(281)	203
Use of the fair value option on own debt hedged by derivatives	15	(11)	74
Revenue and net investment hedges	26	201	23
Ineffective portion of cash flow and fair value hedges	10	(2)	(6)

Increase/(decrease) to cash profit before tax	152	(93)	294

Increase/(decrease) to cash profit after tax	107	(62)	208

Cumulative increase/(decrease) to cash profit pre-tax relating to economic hedging	As at ($M)
	Mar 14 $M	Sep 13 $M	Mar 13 $M

Timing differences where IFRS results in asymmetry between the hedge and hedged items (before tax)
Funding and lending related swaps	779	678	959
Use of the fair value option on own debt hedged by derivatives	14	(1)	10
Revenue and net investment hedges	205	179	(22)
Ineffective portion of cash flow and fair value hedges	(15)	(25)	(23)

	983	831	924

PROFIT RECONCILIATION

•	Structured credit intermediation trades

ANZ entered into a series of structured credit intermediation trades from 2004 to 2007. The underlying structures involve credit default swaps (CDS) over synthetic collateralised debt obligations (CDOs), portfolios of external collateralised loan obligations (CLOs) or specific bonds/floating rate notes (FRNs). ANZ sold protection using credit default swaps over these structures and then to mitigate risk, purchased protection via credit default swaps over the same structures from eight US financial guarantors.

Being derivatives, both the sold protection and purchased protection are marked-to-market. Prior to the commencement of the global credit crisis, movements in valuations of these positions were not significant and largely offset each other in income. Following the onset of the credit crisis, the purchased protection has provided only a partial offset against movements in valuation of the sold protection because:

•	one of the counterparties to the purchased protection defaulted and many of the remaining were downgraded; and

•	a credit valuation adjustment is applied to the remaining counterparties to the purchased protection reflective of changes to their credit worthiness.

ANZ is actively monitoring this portfolio with a view to reducing the exposure via termination and restructuring of both the bought and sold protection if and when ANZ deems it cost effective relative to the perceived risk associated with a specific trade or counterparty. The bought and sold protection trades are by nature largely offsetting, with the notional amount on the outstanding bought CDSs and outstanding sold CDSs at 31 March 2014 each amounting to US$4.4 billion (30 September 2013: US$4.5 billion; 31 March 2013: US$4.7 billion).

The profit and loss impact of credit risk on structured credit derivatives remains volatile reflecting the impact of market movements in credit spreads and AUD/USD rates.

The (gain)/loss on structured credit intermediation trades is included as an adjustment to cash profit as it relates to a legacy non-core business where the cumulative mark-to-market movements are expected to reverse to zero in future periods.

	Half Year			Movement
Credit risk on intermediation trades	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Profit before income tax	(9)	(15)	(48)	-40%	-81%
Income tax expense	2	3	10	-33%	-80%
Profit after income tax	(7)	(12)	(38)	-42%	-82%

	As at ($M)			Movement
Financial impacts of credit intermediation trades	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Mark-to-market exposure to financial guarantors	136	179	257	-24%	-47%

Cumulative costs relating to financial guarantors[1]
CVA for outstanding transactions	33	42	54	-21%	-39%
Realised close out and hedge costs	333	333	336	0%	-1%

Cumulative life to date charges	366	375	390	-2%	-6%

1.

The cumulative costs in managing the positions include realised losses relating to restructuring of trades in order to reduce risks and realised losses on termination of sold protection trades. It also includes foreign exchange hedging losses

•	Credit risk on impaired derivatives (nil profit after tax impact)

Reclassification of a charge to income for credit valuation adjustments on defaulted and impaired derivative exposures to credit impairment charges of $1 million for the half year (Sep 13 half: $2 million release; Mar 13 half: $11 million charge). The reclassification has been made to reflect the manner in which the defaulted and impaired derivatives are managed.

•	Policyholders tax gross up (nil profit after tax impact)

For statutory reporting purposes policyholder income tax and other related taxes paid on behalf of policyholders are included in both net income from wealth management and the Group’s income tax expense. The gross up of $29 million (Sep 13 half: $184 million; Mar 13 half: $187 million) has been excluded from the cash results as it does not reflect the underlying performance of the business which is assessed on a net of policyholder tax basis.

PROFIT RECONCILIATION

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PROFIT RECONCILIATION

Reconciliation of statutory profit to cash profit

March 2014 Half Year
	Statutory	Adjustments to statutory profit
	profit
	$M	Treasury shares adjustment $M	Policyholders tax gross up $M	Revaluation of policy liabilities $M
Net interest income	6,778	—	—	—

Fee income	1,255	—	—	—
Foreign exchange earnings	593	—	—	—
Profit on trading instruments	15	—	—	—
Net income from wealth management	611	40	(29)	(5)
Other	266	—	—	—

Other operating income	2,740	40	(29)	(5)
Operating income	9,518	40	(29)	(5)

Personnel expenses	(2,493)	—	—	—
Premises expenses	(391)	—	—	—
Computer expenses	(640)	—	—	—
Restructuring expenses	(35)	—	—	—
Other expenses	(727)	—	—	—

Operating expenses	(4,286)	—	—	—

Profit before credit impairment and tax	5,232	40	(29)	(5)
Credit impairment charge	(527)	—	—	—

Profit before income tax	4,705	40	(29)	(5)
Income tax expense	(1,318)	(3)	29	2
Non-controlling interests	(6)	—	—	—

Profit	3,381	37	—	(3)

September 2013 Half Year
	Statutory	Adjustments to statutory profit
	profit
	$M	Treasury shares adjustment $M	Policyholders tax gross up $M	Revaluation of policy liabilities $M
Net interest income	6,558	—	—	—

Fee income	1,228	—	—	—
Foreign exchange earnings	377	—	—	—
Profit on trading instruments	48	—	—	—
Net income from wealth management	735	33	(184)	38
Other	577	—	—	—

Other operating income	2,965	33	(184)	38
Operating income	9,523	33	(184)	38

Personnel expenses	(2,417)	—	—	—
Premises expenses	(377)	—	—	—
Computer expenses	(625)	—	—	—
Restructuring expenses	(28)	—	—	—
Other expenses	(766)	—	—	—

Operating expenses	(4,213)	—	—	—

Profit before credit impairment and tax	5,310	33	(184)	38
Credit impairment charge	(600)	—	—	—

Profit before income tax	4,710	33	(184)	38
Income tax expense	(1,376)	(2)	184	(11)
Non-controlling interests	(5)	—	—	—

Profit	3,329	31	—	27

PROFIT RECONCILIATION

March 2014 Half Year
Adjustments to statutory profit					Cash
					profit
Economic hedging $M	Revenue and net investment hedges $M	Structured credit intermediation trades $M	Credit risk on impaired derivatives $M	Total adjustments to statutory profit $M	$M
(14)	—	—	—	(14)	6,764

—	—	—	—	—	1,255
—	26	—	—	26	619
—	—	(9)	1	(8)	7
—	—	—	—	6	617
140	—	—	—	140	406

140	26	(9)	1	164	2,904
126	26	(9)	1	150	9,668

—	—	—	—	—	(2,493)
—	—	—	—	—	(391)
—	—	—	—	—	(640)
—	—	—	—	—	(35)
—	—	—	—	—	(727)

—	—	—	—	—	(4,286)

126	26	(9)	1	150	5,382
—	—	—	(1)	(1)	(528)

126	26	(9)	—	149	4,854
(37)	(8)	2	—	(15)	(1,333)
—	—	—	—	—	(6)

89	18	(7)	—	134	3,515

September 2013 Half Year
Adjustments to statutory profit					Cash
					profit
Economic hedging $M	Revenue and net investment hedges $M	Structured credit intermediation trades $M	Credit risk on impaired derivatives $M	Total adjustments to statutory profit $M	$M
(22)	—	—	—	(22)	6,536

—	—	—	—	—	1,228
7	201	—	—	208	585
(43)	—	(15)	(2)	(60)	(12)
—	—	—	—	(113)	622
(237)	—	—	—	(237)	340

(273)	201	(15)	(2)	(202)	2,763
(295)	201	(15)	(2)	(224)	9,299

—	—	—	—	—	(2,417)
—	—	—	—	—	(377)
—	—	—	—	—	(625)
—	—	—	—	—	(28)
—	—	—	—	—	(766)

—	—	—	—	—	(4,213)

(295)	201	(15)	(2)	(224)	5,086
—	—	—	2	2	(598)

(295)	201	(15)	—	(222)	4,488
90	(58)	3	—	206	(1,170)
—	—	—	—	—	(5)

(205)	143	(12)	—	(16)	3,313

PROFIT RECONCILIATION

March 2013 Half Year
	Statutory	Adjustments to statutory profit
	profit
	$M	Treasury shares adjustment $M	Policyholders tax gross up $M	Revaluation of policy liabilities $M
Net interest income	6,200	—	—	—

Fee income	1,231	—	—	—
Foreign exchange earnings	467	—	—	—
Profit on trading instruments	315	—	—	—
Net income from wealth management	696	57	(187)	28
Other	27	—	—	—

Other operating income	2,736	57	(187)	28
Operating income	8,936	57	(187)	28

Personnel expenses	(2,347)	—	—	—
Premises expenses	(356)	—	—	—
Computer expenses	(618)	—	—	—
Restructuring expenses	(57)	—	—	—
Other expenses	(666)	—	—	—

Operating expenses	(4,044)	—	—	—

Profit before credit impairment and tax	4,892	57	(187)	28
Credit impairment charge	(588)	—	—	—

Profit before income tax	4,304	57	(187)	28
Income tax expense	(1,362)	(4)	187	(9)
Non-controlling interests	(5)	—	—	—

Profit	2,937	53	—	19

PROFIT RECONCILIATION

March 2013 Half Year
Adjustments to statutory profit					Cash
					profit
Economic hedging $M	Revenue and net investment hedges $M	Structured credit intermediation trades $M	Credit risk on impaired derivatives $M	Total adjustments to statutory profit $M	$M
36	—	—	—	36	6,236

—	—	—	—	—	1,231
(12)	23	—	—	11	478
7	—	(48)	11	(30)	285
—	—	—	—	(102)	594
241	—	—	—	241	268

236	23	(48)	11	120	2,856
272	23	(48)	11	156	9,092

—	—	—	—	—	(2,347)
—	—	—	—	—	(356)
—	—	—	—	—	(618)
—	—	—	—	—	(57)
—	—	—	—	—	(666)

—	—	—	—	—	(4,044)

272	23	(48)	11	156	5,048
—	—	—	(11)	(11)	(599)

272	23	(48)	—	145	4,449
(80)	(7)	10	—	97	(1,265)
—	—	—	—	—	(5)

192	16	(38)	—	242	3,179

PROFIT RECONCILIATION

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CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – TABLE OF CONTENTS

DIRECTORS’ REPORT

The Directors present their report on the Condensed Consolidated Financial Statements for the half year ended 31 March 2014.

Directors

The names of the Directors of the Company who held office during and since the end of the half year are:

Mr JP Morschel	Chairman
Mr MRP Smith, OBE	Director and Chief Executive Officer
Dr GJ Clark	Director, retired on 18 December 2013
Ms PJ Dwyer	Director
Mr DM Gonski, AC	Director since 27 February 2014
Mr PAF Hay	Director
Mr Lee Hsien Yang	Director
Mr GR Liebelt	Director
Mr IJ Macfarlane, AC	Director
Mr DE Meiklejohn, AM	Director, retired on 18 December 2013
Ms AM Watkins	Director

Result

The consolidated profit attributable to shareholders of the Company was $3,381 million. Further details are contained in the CFO’s Overview on pages 15 to 40 which forms part of this report, and in the Condensed Consolidated Financial Statements.

Review of operations

A review of the operations of the Group during the half year and the results of those operations are contained in the CFO’s Overview on pages 15 to 40 which forms part of this report.

Lead auditor’s independence declaration

The lead auditor’s independence declaration given under section 307C of the Corporations Act 2001 (as amended) is set out on page 129 which forms part of this report.

Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by ASIC Class Order 98/100.

Significant events since balance date

On 10 April 2014, the Company announced the sale of ANZ Trustees to Equity Trustees Limited for $150 million. The transaction is expected to be completed in July 2014 subject to regulatory approval. The gain on sale will be recognised in the second half of the 2014 financial year.

There have been no other significant events from 31 March 2014 to the date of this report.

Signed in accordance with a resolution of the Directors.

John P Morschel	Michael R P Smith, OBE
Chairman	Director

30 April 2014

CONDENSED CONSOLIDATED INCOME STATEMENT

Australia and New Zealand Banking Group Limited

	Note	Half Year			Movement
		Mar-14 $M	Sep-13[1] $M	Mar-13[1] $M	Mar-14 v. Sep-13	Mar-14 v. Mar-13
Interest income		14,430	14,301	14,326	1%	1%
Interest expense		(7,652)	(7,743)	(8,126)	-1%	-6%

Net interest income	2	6,778	6,558	6,200	3%	9%
Other operating income	2	1,882	1,959	1,829	-4%	3%
Net funds management and insurance income	2	611	735	696	-17%	-12%
Share of associates’ profit	2,18	247	271	211	-9%	17%

Operating income		9,518	9,523	8,936	0%	7%
Operating expenses	3	(4,286)	(4,213)	(4,044)	2%	6%

Profit before credit impairment and income tax		5,232	5,310	4,892	-1%	7%
Credit impairment charge	8	(527)	(600)	(588)	-12%	-10%

Profit before income tax		4,705	4,710	4,304	0%	9%
Income tax expense	4	(1,318)	(1,376)	(1,362)	-4%	-3%

Profit for the period		3,387	3,334	2,942	2%	15%

Comprising:
Profit attributable to non-controlling interests		6	5	5	20%	20%
Profit attributable to shareholders of the Company		3,381	3,329	2,937	2%	15%

Earnings per ordinary share (cents)
Basic	6	124.4	122.5	108.5	2%	15%
Diluted	6	120.2	118.5	105.3	1%	14%
Dividend per ordinary share (cents)	5	83	91	73	-9%	14%

The notes appearing on pages 100 to 127 form an integral part of the Condensed Consolidated Financial Statements.

1.	Comparative amounts have changed. Refer to Note 21 for details.

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Australia and New Zealand Banking Group Limited

	Half Year			Movement
	Mar 14 $M	Sep 13[1] $M	Mar 13[1] $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Profit for the period	3,387	3,334	2,942	2%	15%
Other comprehensive income
Items that will not be reclassified subsequently to profit or loss
Remeasurement gain/(loss) on defined benefit plans	36	65	(22)	-45%	large
Income tax on items that will not be reclassified subsequently to profit or loss
Remeasurement gain/(loss) on defined benefit plans	(10)	(17)	(1)	-41%	large

Items that may be reclassified subsequently to profit or loss
Foreign currency translation reserve
Exchange differences taken to equity	570	1,706	6	-67%	Large
Exchange differences transferred to income statement	(11)	—	—	n/a	n/a
Available-for-sale assets
Valuation gain/(loss) taken to equity	133	(22)	35	large	Large
Transferred to income statement	(45)	5	(2)	large	Large
Cash flow hedges
Valuation gain/(loss) taken to equity	—	(71)	(115)	-100%	-100%
Transferred to income statement	(16)	(5)	5	large	Large
Share of associates’ other comprehensive income[2]	(32)	(2)	20	large	large
Income tax on items that may be reclassified subsequently to profit or loss
Available-for-sale assets revaluation reserve	(26)	2	(9)	large	large
Cash flow hedge reserve	3	21	31	-86%	-90%

Other comprehensive income net of tax	602	1,682	(52)	-64%	large

Total comprehensive income for the period	3,989	5,016	2,890	-20%	38%

Comprising total comprehensive income attributable to:
Non-controlling interests	6	10	5	-40%	20%
Shareholders of the Company	3,983	5,006	2,885	-20%	38%

1.	Comparative amounts have changed. Refer to Note 21 for details.
2.

Share of associates other comprehensive income is comprised of Available-for-sale assets reserve loss of $32 million (Sep 13 half: loss of $2 million, Mar 13 half: gain of $20 million); Foreign currency translation reserve of nil (Sep 13 half: nil, Mar 13 half: loss of $1 million) and Cash flow hedge reserve of nil (Sep 13 half: nil, Mar 13 half: gain of $1 million).

The notes appearing on pages 100 to 127 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED BALANCE SHEET

Australia and New Zealand Banking Group Limited

		As at ($M)			Movement
	Note	Mar 14	Sep 13[1]	Mar 13[1]	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Assets
Cash		33,651	25,270	39,779	33%	-15%
Settlement balances owed to ANZ		16,209	19,225	15,804	-16%	3%
Collateral paid		6,219	6,530	6,699	-5%	-7%
Trading securities		46,170	41,288	39,569	12%	17%
Derivative financial instruments		43,829	45,878	41,700	-4%	5%
Available-for-sale assets		27,330	28,277	23,410	-3%	17%
Net loans and advances	7	509,250	483,264	454,316	5%	12%
Regulatory deposits		2,205	2,106	1,679	5%	31%
Investment in associates		4,323	4,123	3,719	5%	16%
Current tax assets		64	20	55	large	16%
Deferred tax assets		446	725	659	-38%	-32%
Goodwill and other intangible assets		7,969	7,690	7,142	4%	12%
Investments backing policy liabilities		33,197	32,083	31,199	3%	6%
Other assets		4,803	4,352	4,821	10%	0%
Premises and equipment		2,150	2,164	2,079	-1%	3%

Total assets		737,815	702,995	672,630	5%	10%

Liabilities
Settlement balances owed by ANZ		8,133	8,695	13,373	-6%	-39%
Collateral received		3,880	3,921	2,877	-1%	35%
Deposits and other borrowings	10	498,318	466,915	451,105	7%	10%
Derivative financial instruments		45,876	47,509	45,070	-3%	2%
Current tax liabilities		285	972	735	-71%	-61%
Deferred tax liabilities		41	14	12	large	large
Policy liabilities		33,402	32,388	31,087	3%	7%
External unit holder liabilities (life insurance funds)		3,334	3,511	3,730	-5%	-11%
Payables and other liabilities		9,615	9,059	9,074	6%	6%
Provisions		1,115	1,228	1,172	-9%	-5%
Bonds and notes		73,552	70,376	60,226	5%	22%
Loan capital	11	13,226	12,804	11,666	3%	13%

Total liabilities		690,777	657,392	630,127	5%	10%

Net assets		47,038	45,603	42,503	3%	11%

Shareholders’ equity
Ordinary share capital		23,529	23,641	23,589	0%	0%
Preference share capital		871	871	871	0%	0%
Reserves	13	(334)	(907)	(2,528)	-63%	-87%
Retained earnings	13	22,905	21,936	20,518	4%	12%

Share capital and reserves attributable to shareholders of the Company	13	46,971	45,541	42,450	3%	11%
Non-controlling interests	13	67	62	53	8%	26%

Total shareholders’ equity	13	47,038	45,603	42,503	3%	11%

The notes appearing on pages 100 to 127 form an integral part of the Condensed Consolidated Financial Statements.

1.	Comparative amounts have changed. Refer to Note 21 for details.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

Australia and New Zealand Banking Group Limited

	Half Year
	Mar 14 Inflows (Outflows) $M	Sep 13[1] Inflows (Outflows) $M	Mar 13[1] Inflows (Outflows) $M
Cash flows from operating activities
Interest received	14,309	14,450	14,302
Interest paid	(7,389)	(8,083)	(8,250)
Dividends received	19	92	22
Other operating income received	2,024	7,146	2,470
Other operating expenses paid	(4,216)	(3,598)	(3,753)
Income taxes (paid)/refunds received	(1,867)	(1,203)	(1,291)
Net cash flows from funds management and insurance business
Premiums, other income and life investment deposits received	3,552	3,360	2,733
Investment income and policy deposits received/(paid)	48	139	59
Claims and policy liability payments	(2,642)	(2,595)	(2,388)
Commission expense paid	(230)	(239)	(207)

Cash flows from operating activities before changes in operating assets and liabilities	3,608	9,469	3,697

Changes in operating assets and liabilities arising from cash flow movements
(Increase)/decrease in operating assets
Collateral paid	396	169	179
Trading securities	(4,990)	(1,624)	2,392
Loans and advances	(16,357)	(13,088)	(15,610)
Net cash flows from investments backing policy liabilities
Purchase of insurance assets	(2,474)	(2,166)	(1,339)
Proceeds from sale/maturity of insurance assets	2,217	2,413	1,928
Increase/(decrease) in operating liabilities
Deposits and other borrowings	27,397	(3,816)	31,357
Settlement balances owed by ANZ	(624)	(4,678)	7,957
Collateral received	(70)	1,045	346
Payables and other liabilities	347	(2)	(1,023)

Change in operating assets and liabilities arising from cash flow movements	5,842	(21,747)	26,187

Net cash provided by/(used in) operating activities	9,450	(12,278)	29,884

Cash flows from investing activities
Available-for-sale assets
Purchases	(6,713)	(6,091)	(10,229)
Proceeds from sale or maturity	7,947	2,683	7,541
Controlled entities and associates
Purchased (net of cash acquired)	—	(1)	(1)
Proceeds from sale (net of cash disposed)	9	56	25
Premises and equipment
Purchases	(135)	(207)	(149)
Other assets	(856)	(684)	(550)

Net cash provided by/(used in) investing activities	252	(4,244)	(3,363)

Cash flows from financing activities
Bonds and notes
Issue proceeds	10,814	11,915	6,980
Redemptions	(8,860)	(9,090)	(10,683)
Loan capital
Issue proceeds	1,874	1,118	750
Redemptions	(1,505)	(500)	(965)
Dividends paid	(1,970)	(1,569)	(1,657)
Share capital issues	2	9	21
Share buyback	(500)	(425)	—

Net cash provided by/(used in) financing activities	(145)	1,458	(5,554)

Net increase/(decrease) in cash and cash equivalents	9,557	(15,064)	20,967
Cash and cash equivalents at beginning of period	49,023	60,777	41,450
Effects of exchange rate changes on cash and cash equivalents	(88)	3,310	(1,640)

Cash and cash equivalents at end of period	58,492	49,023	60,777

1.	Comparative amounts have changed as a result of the changes referred to in Note 21.

The notes appearing on pages 100 to 127 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Australia and New Zealand Banking Group Limited

	Ordinary share capital $M	Preference shares $M	Reserves[1] $M	Retained earnings $M	Shareholders’ equity attributable to Equity holders of the Bank $M	Non- controlling interests $M	Total Shareholders’ equity $M
As at 1 October 2012	23,070	871	(2,498)	19,728	41,171	49	41,220
Restatement (refer Note 1)	—	—	—	(17)	(17)	—	(17)

As at 1 October 2012 (restated)	23,070	871	(2,498)	19,711	41,154	49	41,203

Profit or loss	—	—	—	2,937	2,937	5	2,942
Other comprehensive income for the period	—	—	(29)	(23)	(52)	—	(52)

Total comprehensive income for the period	—	—	(29)	2,914	2,885	5	2,890
Transactions with equity holders in their capacity as equity holders:
Dividends paid	—	—	—	(2,118)	(2,118)	—	(2,118)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	—	—	—	10	10	—	10
Dividend reinvestment plan	451	—	—	—	451	—	451
Transactions with non-controlling interests	—	—	—	—	—	(1)	(1)
Other equity movements:
Group share option scheme	21	—	—	—	21	—	21
Treasury shares Global Wealth adjustment	27	—	—	—	27	—	27
Group employee share acquisition Scheme	20	—	—	—	20	—	20
Transfer of options/rights lapsed	—	—	(1)	1	—	—	—

As at 31 March 2013	23,589	871	(2,528)	20,518	42,450	53	42,503

Profit or loss	—	—	—	3,329	3,329	5	3,334
Other comprehensive income for the period	—	—	1,629	48	1,677	5	1,682

Total comprehensive income for the period	—	—	1,629	3,377	5,006	10	5,016
Transactions with equity holders in their capacity as equity holders:
Dividends paid	—	—	—	(1,970)	(1,970)	(1)	(1,971)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	—	—	—	10	10	—	10
Dividend reinvestment plan	392	—	—	—	392	—	392
Transactions with non-controlling interests	—	—	(10)	—	(10)	—	(10)
Other equity movements:
Share based payments/(exercises)	—	—	3	—	3	—	3
Group share option scheme	9	—	—	—	9	—	9
Treasury shares Global Wealth adjustment	(20)	—	—	—	(20)	—	(20)
Group employee share acquisition scheme	96	—	—	—	96	—	96
Group share buyback	(425)	—	—	—	(425)	—	(425)
Transfer of options/rights lapsed	—	—	(1)	1	—	—	—

As at 30 September 2013	23,641	871	(907)	21,936	45,541	62	45,603

Profit or loss	—	—	—	3,381	3,381	6	3,387
Other comprehensive income for the period	—	—	576	26	602	—	602

Total comprehensive income for the period	—	—	576	3,407	3,983	6	3,989
Transactions with equity holders in their capacity as equity holders:
Dividends paid	—	—	—	(2,458)	(2,458)	(1)	(2,459)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	—	—	—	12	12	—	12
Dividend reinvestment plan	476	—	—	—	476	—	476
Transactions with non-controlling interests	—	—	—	—	—		—
Other equity movements:
Share based payments/(exercises)	—	—	5	—	5	—	5
Group share option scheme	2	—	—	—	2	—	2
Treasury shares Global Wealth adjustment	(2)	—	—	—	(2)	—	(2)
Group employee share acquisition scheme	(88)	—	—	—	(88)	—	(88)
Group share buyback	(500)	—	—	—	(500)	—	(500)
Transfer of options/rights lapsed	—	—	(8)	8	—	—	—

As at 31 March 2014	23,529	871	(334)	22,905	46,971	67	47,038

1.	Further information on reserves is disclosed in Note 13.

The notes appearing on pages 100 to 127 form an integral part of the Condensed Consolidated Financial Statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of preparation

These Condensed Consolidated Financial Statements:

•	have been prepared in accordance with the recognition and measurement requirements of Australian Accounting Standards (“AASs”);

•

should be read in conjunction with ANZ’s Annual Financial Statements for the year ended 30 September 2013 and any public announcements made by the Parent Entity and its controlled entities (the Group) for the half year ended 31 March 2014 in accordance with the continuous disclosure obligations under the Corporations Act 2001 and the ASX Listing Rules;

•

are Condensed Consolidated Financial Statements as defined in the AASB 134 Interim Financial Reporting (“AASB 134”). This report does not include all notes of the type normally included in ANZ’s Annual Financial Statements;

•	are presented in Australian dollars unless otherwise stated; and

•	were approved by the Board of Directors on 30 April 2014.

i)	Statement of compliance

These Condensed Consolidated Financial Statements have been prepared in accordance with the Corporations Act 2001 and AASB 134 which ensures compliance with IAS 34 Interim Financial Reporting.

ii)	Accounting policies

These Condensed Consolidated Financial Statements have been prepared on the basis of accounting policies and using methods of computation consistent with those applied in the 2013 Annual Financial Statements with the exception of changes in policies arising from the adoption of a number of new and revised AAS’s that are effective from 1 October 2013 as described below:

•	AASB 10 Consolidated Financial Statements (“AASB 10”)

This standard replaces AASB 127 Consolidated and Separate Financial Statements and Interpretation 112 Consolidation – Special Purpose Entities and establishes the principles for when the Group controls another entity and is required to consolidate the other entity in the Group’s Financial Statements. The standard provides a single definition of control based on whether the investor is exposed to, or has rights to variable returns from its involvement with an investee and has the ability to affect those returns through its power over the investee. Implementation of AASB 10 did not materially impact the Group.

•	AASB 13 Fair Value Measurement (“AASB 13”)

This standard provides a single source of guidance on fair value measurement for financial and non-financial assets and liabilities. Consequential amendments to AASB 134 require additional fair value disclosures for financial assets and liabilities for Interim Financial Reports which have been included in Note 14. Comparative information is not required in the first year of application. Initial application of the standard did not materially impact the Group.

•	AASB 119 Employee Benefits (amended 2011)

These amendments impact the accounting for and disclosure of employee benefits by employers. The amendment to this standard has resulted in a change to the measurement of interest costs from defined benefit obligations.

In accordance with transitional provisions the changes have been applied retrospectively, with the net impact of initial application recognised in retained earnings as at 1 October 2012 and shown in the statement of changes in equity. The comparative balances of payables and other liabilities and the associated deferred tax asset have been restated. Refer to Note 21 for further details.

iii)	Basis of measurement

The financial information has been prepared in accordance with the historical cost basis except that the following assets and liabilities are stated at their fair value:

•	derivative financial instruments, including in the case of fair value hedging, the fair value adjustment on the underlying hedged exposure;

•	available-for-sale financial assets;

•	financial instruments held for trading; and

•	assets and liabilities designated at fair value through profit and loss.

In accordance with AASB 1038 Life Insurance Contracts, life insurance liabilities are measured using the Margin on Services model.

In accordance with AASB 119 Employee Benefits, defined benefit obligations are measured using the Projected Unit Credit method.

iv)	Use of estimates, assumptions and judgments

The preparation of these Condensed Consolidated Financial Statements requires the use of management judgement, estimates and assumptions that affect reported amounts and the application of accounting policies. Discussion of the critical accounting treatments, which include complex or subjective decisions or assessments, are covered in Note 2 of the 2013 Annual Financial Statements. Such estimates and judgements are reviewed on an ongoing basis.

v)	Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by Australian Securities and Investments Commission Class Order 98/100.

vi)	Comparatives

Certain amounts in the comparative information have been reclassified to conform with current period financial statement presentations. Refer to Note 21 for further details.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Income

	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13

Interest income	14,430	14,301	14,326	1%	1%

Interest expense	(7,652)	(7,743)	(8,126)	-1%	-6%

Net interest income	6,778	6,558	6,200	3%	9%

i) Fee and commission income

Lending fees[1]	396	373	371	6%	7%

Non-lending fees and commissions	1,069	1,042	1,043	3%	2%

Total fee and commission income	1,465	1,415	1,414	4%	4%

Fee and commission expense	(210)	(187)	(183)	12%	15%

Net fee and commission income[2]	1,255	1,228	1,231	2%	2%

ii) Net funds management and insurance income

Funds management income	458	444	418	3%	10%

Investment income	1,232	1,832	2,303	-33%	-47%

Insurance premium income	534	829	519	-36%	3%

Commission income/(expense)	(230)	(239)	(207)	-4%	11%

Claims	(345)	(364)	(345)	-5%	0%

Changes in policy liabilities[3]	(998)	(1,734)	(1,935)	-42%	-48%

Elimination of treasury share (gain)/loss	(40)	(33)	(57)	21%	-30%

Total net funds management and insurance income	611	735	696	-17%	-12%

iii) Share of associates’ profit	247	271	211	-9%	17%

iv) Other income

Net foreign exchange earnings	593	377	467	57%	27%

Net gains from trading securities and derivatives	15	33	267	-55%	-94%

Credit risk on credit intermediation trades	9	15	48	-40%	-81%

Movement on financial instruments measured at fair value through profit & loss[4]	(140)	236	(241)	large	-42%

Brokerage income	28	28	25	0%	12%

Write-down of investment in SSI	—	(26)	—	-100%	n/a

Dilution gain on investment in Bank of Tianjin	12	—	—	n/a	n/a

Insurance settlement	26	—	—	n/a	n/a

Other	84	68	32	24%	Large

Total other income	627	731	598	-14%	5%

Total other operating income[5]	2,740	2,965	2,736	-8%	0%

Total income	17,170	17,266	17,062	-1%	1%

1.	Lending fees exclude fees treated as part of the effective yield calculation in interest income.
2.	Includes interchange fees paid.
3.

Includes policyholder tax gross up, which represents contribution tax (recovered at 15% on the super contributions made by members) debited to the policyholder account once a year in July when the statement is issued to the members at the end of the 30 June financial year.

4.

Includes fair value movements (excluding realised and accrued interest) on derivatives not designated as accounting hedges entered into to manage interest rate and foreign exchange risk on funding instruments, ineffective portions of cashflow hedges, and fair value movements in financial assets and liabilities designated at fair value through profit and loss.

5.	Total income includes external dividend income of $0.2 million (Sep 13 half: $1.8 million; Mar 13 half: $2.5 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Operating expenses

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Personnel
Employee entitlements and taxes	131	149	115	-12%	14%
Salaries and wages	1,627	1,556	1,547	5%	5%
Superannuation costs - defined benefit plans	4	9	6	-56%	-33%
Superannuation costs - defined contribution plans	148	140	143	6%	3%
Equity-settled share-based payments	110	99	101	11%	9%
Temporary staff	82	84	64	-2%	28%
Other	391	380	371	3%	5%

Total personnel expenses	2,493	2,417	2,347	3%	6%

Premises
Depreciation and amortisation	50	41	47	22%	6%
Rent	226	227	208	0%	9%
Utilities and other outgoings	89	89	81	0%	10%
Other	26	20	20	30%	30%

Total premises expenses	391	377	356	4%	10%

Computer
Computer contractors	124	72	109	72%	14%
Data communications	61	60	55	2%	11%
Depreciation and amortisation	265	258	238	3%	11%
Rentals and repairs	69	71	71	-3%	-3%
Software purchased	105	155	120	-32%	-13%
Software impairment	1	—	8	n/a	-88%
Other	15	9	17	67%	-12%

Total computer expenses	640	625	618	2%	4%

Other
Advertising and public relations	125	129	112	-3%	12%
Amortisation and impairment of intangible assets	45	50	50	-10%	-10%
Audit and other fees	11	8	10	38%	10%
Depreciation of furniture and equipment	50	48	49	4%	2%
Freight and cartage	34	33	32	3%	6%
Loss on sale and write-off of equipment	2	8	7	-75%	-71%
Non-lending losses	27	26	28	4%	-4%
Postage and stationery	65	67	61	-3%	7%
Professional fees	106	150	118	-29%	-10%
Telephone	36	36	34	0%	6%
Travel	93	102	85	-9%	9%
Other	133	109	80	22%	66%

Total other expenses	727	766	666	-5%	9%

Restructuring
New Zealand simplification programme	—	4	14	-100%	-100%
Other	35	24	43	46%	-19%

Total restructuring expenses	35	28	57	25%	-39%

Operating expenses	4,286	4,213	4,044	2%	6%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Income tax expense

Reconciliation of the prima facie income tax expense on pre-tax profit with the income tax expense charged in the Income Statement	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Profit before income tax	4,705	4,710	4,304	0%	9%
Prima facie income tax expense at 30%	1,412	1,413	1,291	0%	9%
Tax effect of permanent differences:
Overseas tax rate differential	(59)	(25)	(16)	large	large
Rebateable and non-assessable dividends	(1)	(1)	(3)	0%	-67%
Profit from associates	(74)	(81)	(63)	-9%	17%
Write-down of investment in SSI	—	8	—	-100%	n/a
Offshore Banking Unit	(1)	(2)	(4)	-50%	-75%
Global Wealth - Policyholder income and contributions tax	21	130	131	-84%	-84%
Global Wealth - Tax consolidation adjustment	—	(50)	—	-100%	n/a
Tax provisions no longer required	(25)	—	(4)	n/a	large
Interest on Convertible Instruments	32	29	29	10%	10%
Other	13	(48)	2	large	large

	1,318	1,373	1,363	-4%	-3%
Income tax under/(over) provided in previous years	—	3	(1)	-100%	-100%

Total income tax expense charged in the income statement	1,318	1,376	1,362	-4%	-3%

Australia	879	1,013	1,054	-13%	-17%
Overseas	439	363	308	21%	43%

	1,318	1,376	1,362	-4%	-3%

Effective Tax Rate - Group	28.0%	29.2%	31.6%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	Dividends

	Half Year			Movement
Dividend per ordinary share (cents)	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Interim (fully franked)	83	n/a	73	n/a	14%
Final (fully franked)	n/a	91	n/a	n/a	n/a

Ordinary share dividend[1]	$M	$M	$M	%	%
Interim dividend	—	2,003	—	n/a	n/a
Final dividend	2,497	—	2,150	n/a	16%
Bonus option plan adjustment	(42)	(36)	(35)	17%	20%

Total[2]	2,455	1,967	2,115	25%	16%

Ordinary share dividend payout ratio (%)[3]	67.4%	75.1%	68.3%

1.

Dividends paid to ordinary equity holders of the Company. Excludes dividends payable by subsidiaries of the Group to non-controlling equity holders of approximately $1 million (Sep 13 half: $1 million; Mar 13 half: nil).

2.	Dividends payable are not accrued and are recorded when paid.
3.

Dividend payout ratio is calculated using proposed 2014 interim dividend of $2,278 million (not shown in the above table). The proposed 2014 interim dividend of $2,278 million is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September 2013 half year and March 2013 half year are calculated using actual dividend paid of $2,497 million and $2,003 million respectively. Dividend payout ratio is calculated by adjusting profit attributable to shareholders of the company by the amount of preference share dividends paid.

Ordinary Shares

The Directors propose that an interim dividend of 83 cents be paid on each eligible fully paid ANZ ordinary share on 1 July 2014. The proposed 2014 interim dividend will be fully franked for Australian tax purposes and New Zealand imputation credits of NZD 10 cents per ordinary share will also be attached.

ANZ has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the proposed 2014 interim dividend. For the 2014 interim dividend, ANZ intends to provide shares under the DRP and BOP through the issue of new shares. The “Acquisition Price” to be used in determining the number of shares to be provided under the DRP and BOP will be calculated by reference to the arithmetic average of the daily volume weighted average sale price of all fully paid ANZ ordinary shares sold in the ordinary course of trading on the ASX during the ten trading days commencing on 16 May 2014, and then rounded to the nearest whole cent. Shares provided under the DRP and BOP will rank equally in all respects with existing fully paid ANZ ordinary shares. Election notices from shareholders wanting to commence, cease or vary their participation in the DRP or BOP for the 2014 interim dividend must be received by ANZ’s Share Registrar by 5.00pm (Australian Eastern Standard Time) on 14 May 2014.

Subject to receiving effective contrary instructions from the shareholder, dividends payable to shareholders with a registered address in the United Kingdom (including the Channel Islands and the Isle of Man) or New Zealand will be converted to Pounds Sterling and New Zealand Dollars respectively at an exchange rate calculated on 16 May 2014.

Preference Shares

	Half Year			Movement
	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13

Preference share dividend
Euro Trust Securities	3	3	3	0%	0%

Dividend per preference share
Euro Trust Securities	€4.60	€4.45	€4.37	3%	5%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.	Earnings per share

	Half Year			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Number of fully paid ordinary shares on issue (M)[1]	2,744.1	2,743.7	2,743.7	0%	0%

Basic
Profit attributable to shareholders of the Company ($M)	3,381	3,329	2,937	2%	15%
Less Preference share dividends ($M)	(3)	(3)	(3)	0%	0%

Profit less preference share dividends ($M)	3,378	3,326	2,934	2%	15%
Weighted average number of ordinary shares (M)[2]	2,715.2	2,714.8	2,704.1	0%	0%
Basic earnings per share (cents)	124.4	122.5	108.5	2%	15%

Diluted
Profit less preference share dividends ($M)	3,378	3,326	2,934	2%	15%
Interest on US Trust Securities ($M)[3]	7	17	14	-59%	-50%
Interest on ANZ Convertible Preference Shares ($M)[4]	85	90	96	-6%	-11%
Interest on ANZ Capital Notes ($M)[5]	24	7	—	large	n/a

Profit attributable to shareholders of the Company excluding interest on US Trust Securities, ANZ Convertible Preference Shares and ANZ Capital Notes ($M)	3,494	3,440	3,044	2%	15%

Weighted average number of shares on issue (M)[2]	2,715.2	2,714.8	2,704.1	0%	0%
Weighted average number of convertible options (M)	5.0	4.8	5.3	4%	-6%
Weighted average number of convertible US Trust Securities (M)[3]	16.8	27.5	26.5	-39%	-37%
Weighted average number of ANZ Convertible Preference Shares (M)[4]	134.5	144.6	156.0	-7%	-14%
Weighted average number of convertible ANZ Capital Notes (M)[5]	34.5	11.0	—	large	n/a

Adjusted weighted average number of shares - diluted (M)[6]	2,906.0	2,902.7	2,891.9	0%	0%

Diluted earnings per share (cents)	120.2	118.5	105.3	1%	14%

1.

Number of fully paid ordinary shares on issue includes Treasury shares of 26.9 million at 31 March 2014 (Sep 13: 28.4 million; Mar 13: 28.7 million), comprised of 12.6 million Treasury shares held in Global Wealth (Sep 13: 12.6 million; Mar 13: 12.1 million) and 14.3 million in ANZEST Pty Ltd (Sep 13: 15.8 million; Mar 13: 16.6 million).

2.

Weighted average number of ordinary shares excludes 12.8 million weighted average number of ordinary Treasury shares held in Global Wealth (Sep 13: 12.7 million; Mar 13: 12.5 million) and 15.0 million weighted average number of ordinary Treasury shares held in ANZEST Pty Ltd (Sep 13: 16.4 million; Mar 13: 16.6 million) for the group employee share acquisition scheme.

3.

The US Trust Securities (issued on 27 November 2003) were due to convert to ANZ ordinary shares in 2053 at the market price of ANZ ordinary shares less 5% unless redeemed or bought back prior to that date. The US Trust Securities were redeemed by ANZ for cash at face value on 16 December 2013.

4.

There are three “tranches” of convertible preference shares. The first are convertible preference shares (CPS1) issued on 30 September 2008 which convert to ordinary shares on 16 June 2014 at the market price of ANZ ordinary shares less 2.5% (subject to certain conversion conditions). On 31 March 2014, 6.3 million CPS1 were cancelled and re-invested in ANZ Capital Notes 2 (CN2) issued on that date. The second are convertible preference shares (CPS2) issued on 17 December 2009 and convert to ordinary shares on 15 December 2016 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions). The third are convertible preference shares (CPS3) issued on 28 September 2011 that convert to ordinary shares on 1 September 2019 at the market price of ANZ ordinary shares less 1% (subject to certain conversion conditions).

5.

There are two “tranches” of ANZ Capital Notes. The first are ANZ Capital Notes (CN1) issued on 7 August 2013 which convert to ANZ ordinary shares on 1 September 2023 at the market price of ANZ ordinary shares less 1.0% (subject to certain market conditions). The second are ANZ Capital Notes 2 (CN2) issued on 31 March 2014 which convert to ANZ ordinary shares on 24 March 2024 at the market price of ANZ ordinary shares less 1.0% (subject to certain market conditions).

6.	The earnings per share calculation excludes the Euro Trust Securities (Preference Shares).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Net loans and advances

	As at ($M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia
Overdrafts	5,756	6,400	5,779	-10%	0%
Credit card outstandings	8,852	8,847	8,761	0%	1%
Commercial bills outstanding	12,224	13,855	16,388	-12%	-25%
Term loans - housing	201,396	194,755	187,708	3%	7%
Term loans - non-housing	106,967	99,162	93,948	8%	14%
Lease receivables	1,563	1,597	1,560	-2%	0%
Hire purchase	1,764	2,118	2,388	-17%	-26%
Other	490	79	704	large	-30%

	339,012	326,813	317,236	4%	7%

Asia Pacific, Europe & America
Overdrafts	1,456	1,239	1,077	18%	35%
Credit card outstandings	1,135	1,103	994	3%	14%
Commercial bills outstanding	2,431	2,681	1,539	-9%	58%
Term loans - housing	6,063	5,737	4,494	6%	35%
Term loans - non-housing	65,115	58,927	52,385	11%	24%
Lease receivables	140	147	132	-5%	6%
Other	121	303	334	-60%	-64%

	76,461	70,137	60,955	9%	25%

New Zealand
Overdrafts	1,221	1,194	987	2%	24%
Credit card outstandings	1,430	1,297	1,135	10%	26%
Term loans - housing	57,254	52,785	46,080	8%	24%
Term loans - non-housing	36,110	33,838	30,422	7%	19%
Lease receivables	105	114	119	-8%	-12%
Hire purchase	720	642	535	12%	35%
Other	117	111	108	5%	8%

	96,957	89,981	79,386	8%	22%

Total gross loans and advances	512,430	486,931	457,577	5%	12%

Less: Provision for credit impairment (refer note 8)	(4,313)	(4,354)	(4,312)	-1%	0%
Less: Unearned income[1]	(1,052)	(1,067)	(1,087)	-1%	-3%
Add: Capitalised brokerage/mortgage origination fees[2]	1,000	942	869	6%	15%
Add: Customers’ liabilities for acceptances	1,185	812	1,269	46%	-7%

	(3,180)	(3,667)	(3,261)	-13%	-2%

Total net loans and advances	509,250	483,264	454,316	5%	12%

1.	Includes fees deferred and amortised using the effective interest method of $391 million (Sep 13: $381 million; Mar 13: $362 million).
2.	Capitalised brokerage/mortgage origination fees are amortised over the term of the loan.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Provision for credit impairment

	Half Year			Movement
Collective provision	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Balance at start of period	2,887	2,769	2,765	4%	4%
Charge/(credit) to income statement	(74)	26	4	large	large
Adjustment for exchange rate fluctuations	30	92	—	-67%	n/a

Total collective provision[1]	2,843	2,887	2,769	-2%	3%

Individual provision
Balance at start of period	1,467	1,543	1,773	-5%	-17%
New and increased provisions	966	957	932	1%	4%
Write-backs	(257)	(247)	(240)	4%	7%
Adjustment for exchange rate fluctuations	12	54	(3)	-78%	large
Discount unwind	(30)	(47)	(55)	-36%	-45%
Bad debts written-off	(688)	(793)	(864)	-13%	-20%

Total individual provision	1,470	1,467	1,543	0%	-5%

Total provision for credit impairment	4,313	4,354	4,312	-1%	0%

1.

The collective provision includes amounts for off-balance sheet credit exposures: $597 million at Mar 14 (Sep 13: $595 million; Mar 13: $531 million). The impact on the income statement for the half year ended 31 March 2014 was an $8 million release (Sep 13 half: $35 million charge; Mar 13 half: $2 million charge).

	Half Year			Movement
Provision movement analysis	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
New and increased provisions
Australia	688	658	646	5%	7%
Asia Pacific, Europe & America	152	143	132	6%	15%
New Zealand	126	156	154	-19%	-18%

	966	957	932	1%	4%
Write-backs	(257)	(247)	(240)	4%	7%

	709	710	692	0%	2%
Recoveries of amounts previously written-off	(108)	(136)	(111)	-21%	-3%

Individual credit impairment charge for loans and advances	601	574	581	5%	3%
Impairment on available-for-sale assets	—	—	3	n/a	-100%
Collective credit impairment charge/(credit) to income statement	(74)	26	4	large	large

Credit impairment charge	527	600	588	-12%	-10%

	Half Year			Movement
Individual provision balance	Mar 14 $M	Sep 13 $M	Mar 13 $M	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	941	944	955	0%	-1%
Asia Pacific, Europe & America	296	262	275	13%	8%
New Zealand	233	261	313	-11%	-26%

Total individual provision	1,470	1,467	1,543	0%	-5%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Credit quality

Financial Assets maximum exposure to credit risk

For financial assets recognised on the balance sheet, the maximum exposure to credit risk is the carrying amount. In certain circumstances, there may be differences between the carrying amounts reported on the balance sheet and the amounts reported in the table below. Principally, these differences arise in respect of financial assets that are subject to risks other than credit risk, such as equity investments which are primarily subject to market risk. For contingent exposures, the maximum exposure to credit risk is the maximum amount the Group would have to pay if the instrument is called upon. For undrawn facilities, the maximum exposure to credit risk is the full amount of the committed facilities.

The following table presents the maximum exposure to credit risk of on-balance sheet and off-balance sheet financial instruments before taking account of any collateral held or other credit enhancements.

As at March 2014 $M	Reported	Excluded[1]	Maximum exposure to credit risk
Cash	33,651	1,511	32,140
Settlement balances owed to ANZ	16,209	—	16,209
Collateral Paid	6,219	—	6,219
Trading securities	46,170	—	46,170
Derivative financial instruments[2]	43,829	—	43,829
Available-for-sale assets	27,330	37	27,293
Net loans and advances[3]	509,250	—	509,250
Regulatory deposits	2,205	—	2,205
Investments relating to insurance business	33,197	33,197	—
Other financial assets[4]	8,076	—	8,076

On-balance sheet sub total	726,136	34,745	691,391

Undrawn facilities	177,386	—	177,386
Contingent facilities	39,268	—	39,268

Off-balance sheet sub total	216,654	—	216,654

Total	942,790	34,745	908,045

As at September 2013 $M
Cash	25,270	1,318	23,952
Settlement balances owed to ANZ	19,225	—	19,225
Collateral Paid	6,530	—	6,530
Trading securities	41,288	—	41,288
Derivative financial instruments[2]	45,878	—	45,878
Available-for-sale assets	28,277	59	28,218
Net loans and advances[3]	483,264	—	483,264
Regulatory deposits	2,106	—	2,106
Investments relating to insurance business	32,083	32,083	—
Other financial assets[4]	7,038	—	7,038

On-balance sheet sub total	690,959	33,460	657,499

Undrawn facilities	170,670	—	170,670
Contingent facilities	36,532	—	36,532

Off-balance sheet sub total	207,202	—	207,202

Total	898,161	33,460	864,701

1.

Includes bank notes and coins within cash, equity instruments within available-for-sale financial assets and investments relating to the insurance business where the credit risk is passed onto the policy holder.

2.	Derivative financial instruments are net of credit valuation adjustments.
3.	Includes individual and collective provisions for credit impairment held in respect of credit related commitments.
4.	Mainly comprises trade dated assets and accrued interest.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As at March 2013 $M	Reported	Excluded[1]	Maximum exposure to credit risk
Cash	39,779	1,629	38,150
Settlement balances owed to ANZ	15,804	—	15,804
Collateral Paid	6,699	—	6,699
Trading securities	39,569	—	39,569
Derivative financial instruments[2]	41,700	—	41,700
Available-for-sale assets	23,410	65	23,345
Net loans and advances[3]	454,316	—	454,316
Regulatory deposits	1,679	—	1,679
Investments relating to insurance business	31,199	31,087	112
Other financial assets[4]	5,662	—	5,662

On-balance sheet sub total	659,817	32,781	627,036

Undrawn facilities	152,467	—	152,467
Contingent facilities	34,008	—	34,008

Off-balance sheet sub total	186,475	—	186,475

Total	846,292	32,781	813,511

1.

Includes bank notes and coins within cash, equity instruments within available-for-sale financial assets and investments relating to the insurance business where the credit risk is passed onto the policy holder.

2.	Derivative financial instruments are net of credit valuation adjustments.
3.	Includes individual and collective provisions for credit impairment held in respect of credit related commitments.
4.	Mainly comprises trade dated assets and accrued interest.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Credit quality, cont’d

Distribution of financial assets by credit quality

As at March 2014 $M	Neither past due nor impaired	Past due but not impaired	Restructured	Net Impaired	Total
Cash	32,140	—	—	—	32,140
Settlement balances owed to ANZ	16,209	—	—	—	16,209
Collateral Paid	6,219	—	—	—	6,219
Trading securities	46,170	—	—	—	46,170
Derivative financial instruments[1]	43,771	—	—	58	43,829
Available-for-sale assets	27,293	—	—	—	27,293
Net loans and advances[2]	494,860	13,083	60	1,918	509,921
Regulatory deposits	2,205	—	—	—	2,205
Investments backing policy liabilities	—	—	—	—	—
Other financial assets[3]	8,076	—	—	—	8,076
Credit related commitments[4]	215,869	—	—	114	215,983

Total	892,812	13,083	60	2,090	908,045

As at September 2013 $M
Cash	23,952	—	—	—	23,952
Settlement balances owed to ANZ	19,225	—	—	—	19,225
Collateral Paid	6,530	—	—	—	6,530
Trading securities	41,288	—	—	—	41,288
Derivative financial instruments[1]	45,786	—	25	67	45,878
Available-for-sale assets	28,218	—	—	—	28,218
Net loans and advances[2]	469,496	11,763	316	2,311	483,886
Regulatory deposits	2,106	—	—	—	2,106
Investments backing policy liabilities	—	—	—	—	—
Other financial assets[3]	7,038	—	—	—	7,038
Credit related commitments[4]	206,502	—	—	78	206,580

Total	850,141	11,763	341	2,456	864,701

As at March 2013 $M
Cash	38,150	—	—	—	38,150
Settlement balances owed to ANZ	15,804	—	—	—	15,804
Collateral Paid	6,699	—	—	—	6,699
Trading securities	39,569	—	—	—	39,569
Derivative financial instruments[1]	41,592	—	25	83	41,700
Available-for-sale assets	23,345	—	—	—	23,345
Net loans and advances[2]	440,076	11,837	499	2,460	454,872
Regulatory deposits	1,679	—	—	—	1,679
Investments backing policy liabilities	112	—	—	—	112
Other financial assets[3]	5,662	—	—	—	5,662
Credit related commitments[4]	185,844	—	—	75	185,919

Total	798,532	11,837	524	2,618	813,511

1.	Derivative assets, considered impaired, are net of credit valuation adjustments.
2.	Individual and collective provisions for credit impairment held in respect of credit related commitments have been reallocated to credit related commitments in this table.
3.	Mainly comprises trade dated assets and accrued interest.
4.	Comprises undrawn commitments and customer contingent liabilities net of collective and individual provisions.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Credit quality, cont’d

Credit quality of financial assets neither past due nor impaired

The credit quality of financial assets is managed by the Group using internal ratings based on their current probability of default. The Group’s masterscales are mapped to external rating agency scales, to enable wider comparisons.

As at March 2014 $M	Strong credit profile[1]	Satisfactory risk[2]	Sub-standard but not past due or impaired[3]	Total
Cash	31,929	211	—	32,140
Settlement balances owed to ANZ	15,345	732	132	16,209
Collateral Paid	6,217	2	—	6,219
Trading securities	46,170	—	—	46,170
Derivative financial instruments	42,841	851	79	43,771
Available-for-sale assets	25,980	1,297	16	27,293
Net loans and advances	377,153	101,346	16,361	494,860
Regulatory deposits	1,611	538	56	2,205
Investments backing policy liabilities	—	—	—	—
Other financial assets[4]	7,724	304	48	8,076
Credit related commitments[5]	183,807	29,851	2,211	215,869

	738,777	135,132	18,903	892,812

As at September 2013 $M
Cash	23,951	1	—	23,952
Settlement balances owed to ANZ	19,137	77	11	19,225
Collateral Paid	6,528	2	—	6,530
Trading securities	41,288	—	—	41,288
Derivative financial instruments	44,465	1,170	151	45,786
Available-for-sale assets	26,923	1,280	15	28,218
Net loans and advances	350,119	101,783	17,594	469,496
Regulatory deposits	1,132	445	529	2,106
Other financial assets[4]	6,698	289	51	7,038
Credit related commitments[5]	174,565	29,661	2,276	206,502

	694,806	134,708	20,627	850,141

As at March 2013 $M
Cash	38,054	95	1	38,150
Settlement balances owed to ANZ	15,536	267	1	15,804
Collateral Paid	6,698	1	—	6,699
Trading securities	39,328	240	1	39,569
Derivative financial instruments	40,582	802	208	41,592
Available-for-sale assets	21,819	1,520	6	23,345
Net loans and advances	325,853	96,751	17,472	440,076
Regulatory deposits	810	405	464	1,679
Investments backing policy liabilities	112	—	—	112
Other financial assets[4]	5,276	327	59	5,662
Credit related commitments[5]	154,240	29,379	2,225	185,844

	648,308	129,787	20,437	798,532

1.

Customers that have demonstrated superior stability in their operating and financial performance over the long-term, and whose debt servicing capacity is not significantly vulnerable to foreseeable events. This rating broadly corresponds to ratings “Aaa” to “Baa3” and “AAA” to “BBB-” of Moody’s and Standard & Poor’s respectively.

2.

Customers that have consistently demonstrated sound operational and financial stability over the medium to long term, even though some may be susceptible to cyclical trends or variability in earnings. This rating broadly corresponds to ratings “Ba2” to “Ba3” and “BB” to “BB-” of Moody’s and Standard & Poor’s respectively.

3.

Customers that have demonstrated some operational and financial instability, with variability and uncertainty in profitability and liquidity projected to continue over the short and possibly medium term. This rating broadly corresponds to ratings “B1” to “Caa” and “B+” to “CCC” of Moody’s and Standard & Poor’s respectively.

4.	Mainly comprises trade dated assets and accrued interest.
5.	Comprises undrawn commitments and customer contingent liabilities net of collective provisions.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Credit quality, cont’d

Ageing analysis of financial assets that are past due but not impaired

Ageing analysis of past due loans is used by the Group to measure and manage emerging credit risks. Financial assets that are past due but not impaired include those which are assessed, approved and managed on a portfolio basis within a centralised environment (for example credit cards and personal loans), that can be held on a productive basis until they are 180 days past due, as well as those which are managed on an individual basis.

A large portion of retail credit exposures, such as residential mortgages, are generally well secured. That is, the value of associated security is sufficient to cover amounts outstanding.

March 2014 Half Year $M	1-5 days	6-29 days	30-59 days	60-89 days	> 90 days	Total
Net loans and advances	3,345	4,660	2,037	980	2,061	13,083

Total	3,345	4,660	2,037	980	2,061	13,083

September 2013 Half Year $M	1-5 days	6-29 days	30-59 days	60-89 days	> 90 days	Total
Net loans and advances	3,096	4,416	1,506	927	1,818	11,763

Total	3,096	4,416	1,506	927	1,818	11,763

March 2013 Half Year $M	1-5 days	6-29 days	30-59 days	60-89 days	> 90 days	Total
Net loans and advances	2,088	5,294	1,870	889	1,696	11,837

Total	2,088	5,294	1,870	889	1,696	11,837

Financial assets that are individually impaired

ANZ regularly reviews its portfolio and monitors adherence to contractual terms. When doubt arises as to the collectability of a credit facility, the financial instrument (or ‘the facility’) is classified and reported as individually impaired and an individual provision is allocated against it.

As described in the summary of significant accounting policies in the 2013 Annual Financial Statements, provisions are created for financial instruments that are reported on the balance sheet at amortised cost. For instruments reported at fair value, impairment provisions are treated as part of overall change in fair value and directly reduce the reported carrying amounts.

	Impaired instruments			Individual provision balances
	As at ($M)			As at ($M)
	Mar 14	Sep 13	Mar 13	Mar 14	Sep 13	Mar 13
	$M	$M	$M	$M	$M	$M
Derivative financial instruments[1]	58	67	83	—	—	—
Net loans and advances	3,314	3,751	3,978	1,396	1,440	1,518
Credit related commitments[2]	188	105	100	74	27	25

Total	3,560	3,923	4,161	1,470	1,467	1,543

1.	Derivative assets, considered impaired, are net of credit valuation adjustments.
2.	Comprises undrawn commitments and customer contingent liabilities.

	As at ($M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Less than $10 million	2,204	2,235	2,246	-1%	-2%
$10 million to $100 million	897	1,491	1,659	-40%	-46%
Greater than $100 million	519	538	780	-4%	-33%

Gross impaired assets[1]	3,620	4,264	4,685	-15%	-23%
Less: Individually assessed provisions for impairment	(1,470)	(1,467)	(1,543)	0%	-5%

Net impaired assets	2,150	2,797	3,142	-23%	-32%

1.	Includes $60 million restructured items (Sep 13: $341 million; Mar 13: $524 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	Deposits and other borrowings

	As at ($M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
Australia	$M	$M	$M	v. Sep 13	v. Mar 13
Certificates of deposit	51,217	51,448	52,231	0%	-2%
Term deposits	77,900	80,297	78,515	-3%	-1%
Other deposits bearing interest and other borrowings	132,331	121,932	111,895	9%	18%
Deposits not bearing interest	6,157	5,701	5,373	8%	15%
Deposits from banks	13,617	6,767	8,024	large	70%
Commercial paper	8,812	8,015	11,008	10%	-20%
Borrowing corporations’ debt	1	19	67	-95%	-99%

	290,035	274,179	267,113	6%	9%

Asia Pacific, Europe & America
Certificates of deposit	4,986	4,725	8,030	6%	-38%
Term deposits	79,586	76,259	74,601	4%	7%
Other deposits bearing interest and other borrowings	19,077	18,308	15,412	4%	24%
Deposits not bearing interest	3,990	3,827	3,012	4%	32%
Deposits from banks	22,449	20,314	22,214	11%	1%
Commercial paper	2,166	—	—	n/a	n/a

	132,254	123,433	123,269	7%	7%

New Zealand
Certificates of deposit	1,504	2,103	1,303	-28%	15%
Term deposits	32,686	30,135	27,053	8%	21%
Other deposits bearing interest and other borrowings	29,841	26,419	22,735	13%	31%
Deposits not bearing interest	5,468	4,918	4,585	11%	19%
Deposits from banks	30	160	393	-81%	-92%
Commercial paper	5,063	4,240	3,478	19%	46%
Borrowing corporations’ debt	1,437	1,328	1,176	8%	22%

	76,029	69,303	60,723	10%	25%

Total deposits and other borrowings	498,318	466,915	451,105	7%	10%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.	Loan capital

APRA has granted ANZ transitional capital treatment for the ANZ Convertible Preference Shares (CPS) and all outstanding subordinated notes issued prior to 1 January 2013. Transition will apply up until the security’s first call date, except in the case of the outstanding USD and NZD Perpetual Subordinated Notes and ANZ CPS3 where the transitional treatment will apply up until the earlier of the end of the transitional period (January 2021) and the first call date when either a step up event (i.e. an increase in credit margin) or a conversion to ordinary shares is to occur.

	Half Year			Movement
	Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
	$M	$M	$M	v. Sep 13	v. Mar 13
Tier 1
US Trust Securities[1]	—	812	740	-100%	-100%
Convertible Preference Shares (ANZ CPS)
ANZ CPS1[2]	454	1,081	1,080	-58%	-58%
ANZ CPS2[3]	1,965	1,963	1,961	0%	0%
ANZ CPS3[4]	1,331	1,329	1,327	0%	0%
ANZ Capital Notes 1[5]	1,107	1,106	—	0%	n/a
ANZ Capital Notes 2[6]	1,593	—	—	n/a	n/a
Tier 2
Perpetual subordinated notes	1,108	1,065	957	4%	16%
Subordinated notes	5,668	5,448	5,601	4%	1%

Total Loan Capital	13,226	12,804	11,666	3%	13%

1.

On 27 November 2003, ANZ issued USD 750 million Trust Securities each comprising an interest paying unsecured note and a preference share which were stapled together. ANZ redeemed the Trust Securities on 16 December 2013. The securities constituted Additional Tier 1 capital as defined by APRA for capital adequacy purposes.

2.

On 30 September 2008, ANZ issued convertible preference shares (CPS1) which will convert into ANZ ordinary shares on 16 June 2014 at a 2.5% discount (subject to certain conditions being satisfied). $627 million CPS1 were reinvested in ANZ Capital Notes 2 (CN2) on 31 March 2014 leaving $454 million outstanding. The securities constitute Additional Tier 1 capital as defined by APRA for capital adequacy purposes.

3.

On 17 December 2009, ANZ issued convertible preference shares (CPS2) which will convert into ANZ ordinary shares on 15 December 2016 at a 1% discount (subject to certain conditions being satisfied). The securities constitute Additional Tier 1 capital as defined by APRA for capital adequacy purposes.

4.

On 28 September 2011, ANZ issued convertible preference shares (CPS3) which will convert into ANZ ordinary shares on 1 September 2019 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125% then the convertible preference shares will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on and from 1 September 2017 the convertible preference shares are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ. The securities constitute Additional Tier 1 capital as defined by APRA for capital adequacy purposes.

5.

On 7 August 2013, ANZ issued convertible notes (ANZ Capital Notes or CN1) which will convert into ANZ ordinary shares on 1 September 2023 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on and from 1 September 2021 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ. The securities constitute Additional Tier 1 capital as defined by APRA for capital adequacy purposes.

6.

On 31 March 2014, ANZ issued convertible notes (ANZ Capital Notes 2 or CN2) which will convert into ANZ ordinary shares on 24 March 2024 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on and from 24 March 2022 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ. The securities constitute Additional Tier 1 capital as defined by APRA for capital adequacy purposes.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Share capital

Issued and quoted securities

	Number quoted	Issue price per share	Amount paid up per share
Ordinary shares
As at 31 March 2014	2,744,118,670
Issued during the half year	16,352,516
Bought back during half year[1]	15,889,156
Preference shares
As at 31 March 2014
Euro Trust Securities[2,3]	500,000	€1,000	€1,000

1.

Following the issue of 16.2 million ordinary shares under the Dividend Reinvestment Plan and Bonus Option Plan for the 2013 final dividend, the Company repurchased $500 million of ordinary shares via an on-market share buy-back resulting in 15.9 million ordinary shares being cancelled.

2.

On 13 December 2004, ANZ issued €500 million Trust Securities each comprising subordinated floating rate notes due 2053 stapled to a preference share. Subject to certain conditions, the securities are redeemable by the issuer on 16 December 2014. The securities constitute Additional Tier 1 capital as defined by APRA for capital adequacy purposes.

3.	APRA has granted ANZ transitional capital treatment for the Euro Trust Securities (preference shares) until their first call date on 16 December 2014.

13.	Shareholders’ equity

	Half Year			Movement
	Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
	$M	$M	$M	v. Sep 13	v. Mar 13
Share capital
Balance at start of period	24,512	24,460	23,941	0%	2%
Ordinary share capital
Dividend reinvestment plan	476	392	451	21%	6%
Group employee share acquisition scheme[1]	(88)	96	20	large	large
Treasury shares in Global Wealth[2]	(2)	(20)	27	-90%	large
Group share option scheme	2	9	21	-78%	-90%
Group share buyback[3]	(500)	(425)	—	18%	n/a

Total share capital	24,400	24,512	24,460	0%	0%

Foreign currency translation reserve
Balance at start of period	(1,125)	(2,826)	(2,831)	-60%	-60%
Transfer to the income statement	(11)	—	—	n/a	n/a
Currency translation adjustments net of hedges after tax	570	1,701	5	-66%	large

Total foreign currency translation reserve	(566)	(1,125)	(2,826)	-50%	-80%

Share option reserve[4]
Balance at start of period	55	53	54	4%	2%
Share based payments/(exercises)	5	3	—	67%	n/a
Transfer of options/rights lapsed to retained earnings	(8)	(1)	(1)	large	large

Total share option reserve	52	55	53	-5%	-2%

1.

As at 31 March 2014, there were 14.3 million ANZEST Treasury shares outstanding (Sep 13: 15.8 million, Mar 13: 16.6 million). Shares in the Company which are purchased on-market by ANZEST Pty Ltd (trustee of ANZ employee share and option plans) or issued by the Company to ANZEST Pty Ltd are classified as Treasury shares (to the extent that they relate to unvested employee share-based awards).

2.

As at 31 March 2014, there were 12.6 million Global Wealth Treasury shares outstanding (Sep 13: 12.6 million, Mar 13: 12.1 million). Global Wealth purchases and holds shares in the Company to back policy liabilities in the life insurance statutory funds. These shares are classified as Treasury shares.

3.

Following the issue of 16.2 million ordinary shares under the Dividend Reinvestment Plan and Bonus Option Plan for the 2013 final dividend, the Company repurchased $500 million of ordinary shares via an on-market share buy-back resulting in 15.9 million ordinary shares being cancelled.

4.

The share option reserve arises on the grant of share options/deferred share rights/performance rights (“options and rights”) to selected employees under the ANZ Share Option Plan. Amounts are transferred from the share option reserve to other equity accounts when the options and rights are exercised and to retained earnings when lapsed or forfeited after vesting. Forfeited options and rights due to termination prior to vesting are credited to the income statement.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.	Shareholders’ equity, cont’d

	Half Year			Movement
	Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
	$M	$M	$M	v. Sep 13	v. Mar 13
Available-for-sale revaluation reserve[5]
Balance at start of period	121	138	94	-12%	29%
Gain/(loss) recognised after tax	62	(21)	15	large	large
Transferred to income statement	(32)	4	29	large	large

Total available-for-sale revaluation reserve	151	121	138	25%	9%

Hedging reserve[6]
Balance at start of period	75	130	208	-42%	-64%
Gain/(loss) recognised after tax	—	(52)	(81)	-100%	-100%
Transferred to income statement	(13)	(3)	3	large	large

Total hedging reserve	62	75	130	-17%	-52%

Transactions with non-controlling interests reserve
Balance at start of period	(33)	(23)	(23)	43%	43%
Transactions with non-controlling interests	—	(10)	—	-100%	n/a

Total transactions with non-controlling interests reserve	(33)	(33)	(23)	0%	43%

Total reserves	(334)	(907)	(2,528)	-63%	-87%

Retained earnings
Balance at start of period	21,936	20,518	19,728	7%	11%
Restatement (refer Note 1)	—	—	(17)	n/a	-100%

Restated balance at beginning of period	21,936	20,518	19,711	7%	11%
Profit attributable to shareholders of the Company	3,381	3,329	2,937	2%	15%
Transfer of options/rights lapsed from share option reserve	8	1	1	large	large

Total available for appropriation	25,325	23,848	22,649	6%	12%
Remeasurement gain/(loss) on defined benefit plans after tax	26	48	(23)	-46%	large
Ordinary share dividends paid	(2,455)	(1,967)	(2,115)	25%	16%
Dividend income on Treasury shares held within the Group’s life insurance statutory funds	12	10	10	20%	20%
Preference share dividends paid	(3)	(3)	(3)	0%	0%

Retained earnings at end of period	22,905	21,936	20,518	4%	12%

Share capital and reserves attributable to shareholders of the Company	46,971	45,541	42,450	3%	11%
Non-controlling interests	67	62	53	8%	26%

Total shareholders’ equity	47,038	45,603	42,503	3%	11%

5.

The available-for-sale revaluation reserve arises on the revaluation of available-for-sale financial assets. Where a revalued financial asset is sold or impaired, that portion of the reserve which relates to that financial asset is recognised in the income statement.

6.

The hedging reserve represents hedging gains and losses recognised on the effective portion of cash flow hedges. The cumulative deferred gain or loss on the hedge is recognised in the income statement when the hedged transaction impacts profit or loss.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Fair Value Measurement

A significant number of financial instruments are carried on balance sheet at fair value. The following disclosures set out the Group’s fair value measurements, various levels within which the fair value measurements are categorised, valuation methodologies and, techniques and inputs used.

(i)	Financial assets and financial liabilities not measured at fair value

Below is a comparison of the carrying amounts as reported on the balance sheet and fair value of financial asset and liability categories other than those categories where the carrying amount is at fair value or considered a reasonable approximation of fair value:

	Carrying amount in the balance sheet			Fair Value
	At amortised cost Mar 14	At fair value Mar 14	Total Mar 14	Mar 14
	$M	$M	$M	$M
Financial assets
Net loans and advances[1]	509,012	238	509,250	509,536

	509,012	238	509,250	509,536

Financial liabilities
Deposits and other borrowings	493,255	5,063	498,318	498,423
Bonds and notes[1]	70,871	2,681	73,552	74,506
Loan capital[1]	13,226	—	13,226	13,424

	577,352	7,744	585,096	586,353

1.	Fair value hedging is applied to certain financial instruments within these categories. The resulting fair value adjustments mean that the carrying value differs from the amortised cost.

(ii)	Financial assets and financial liabilities measured at fair value in the balance sheet

(a)	Valuation methodologies

ANZ has an established control framework that ensures fair value is either determined or validated by a function independent of the party that undertakes the transaction. The control framework ensures that all models are calibrated periodically to test that outputs reflect prices from observable current market transactions in the same instrument or other available observable market data.

Where quoted market prices are used, prices are independently verified from other sources. For fair values determined using a valuation model, the control framework may include, as applicable, independent development or validation of valuation models, any inputs to those models, any adjustments required outside of the valuation model and, where possible, independent validation of model outputs. In this way, continued appropriateness of the valuations is ensured.

In instances where the Group holds offsetting risk positions, the Group uses the portfolio exemption in AASB 13 to measure the fair value of such groups of financial assets and financial liabilities on the basis of the price that would be received to sell a net long position (that is, an asset) for a particular risk exposure or to transfer a net short position (that is, a liability) for a particular risk exposure.

The Group categorises its fair value measurements on the basis of inputs used in measuring fair value using the fair value hierarchy below:

•

Level 1 – Financial instruments that have been valued by reference to unadjusted quoted prices in active markets for identical financial instruments. This category includes financial instruments valued using quoted yields where available for specific debt securities.

•

Level 2 – Financial instruments that have been valued through valuation techniques incorporating inputs other than quoted prices within Level 1 that are observable for a similar financial asset or liability, either directly or indirectly.

•	Level 3 – Financial instruments that have been valued using valuation techniques which incorporate significant inputs that are not based on observable market data (unobservable inputs).

(b)	Valuation techniques and inputs used

In the event that there is no quoted market price for the instrument, fair value is based on valuation techniques. The valuation models incorporate the impact of bid/ask spreads, counterparty credit spreads, funding costs and other factors that would influence the fair value determined by market participants.

The majority of valuation techniques employ only observable market data. However, for certain financial instruments the valuation technique may employ some data (valuation inputs or components) which is not readily observable in the current market. In these cases valuation inputs (or components of the overall value) are derived and extrapolated from other relevant market data and tested against historic transactions and observed market trends. To the extent that valuation is based on models or inputs that are not observable in the market, the determination of fair value can be more subjective, dependent on the significance of the unobservable input to the overall valuation.

The following valuation techniques have been applied to determine the fair values of financial instruments where there is no market price for the instrument:

•

For instruments classified as Trading security assets and Trading liabilities, Derivative financial assets and liabilities, Available-for-sale financial assets, and Investments backing policy liabilities, fair value measurements are derived by using modelled valuations techniques (including discounted cash flow models) that incorporate market prices/yields for securities with similar credit risk, maturity and yield characteristics; and/or current market yields for similar instruments.

•

For Net loans and advances, Deposits and other borrowings and Bonds and notes, discounted cash flow techniques are used where contractual future cash flows of the instrument are discounted using discount rates incorporating changes in wholesale market rates or market borrowing rates of debt with similar maturities or a yield curve appropriate for the remaining term to maturity.

•

The fair value of External unit holder liabilities (life insurance funds) represents the unitholder’s share of net assets within the fund, which are carried at fair value in the fund. The fair value of Policy liabilities being liabilities of the insurance business is directly linked to the performance and value of the assets backing the liabilities. These assets are carried at fair value using modelled valuations.

Further details of valuation techniques and significant unobservable inputs used in measuring fair values are described in (iii)(a) below.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

There have been no substantial changes in the valuation techniques applied to different classes of financial instruments during the current half-year period.

(c)	Fair value measurements

The table below provides an analysis of financial instruments carried at fair value at reporting date categorised according to the lowest level input into a valuation model or a valuation component that is significant to the reported fair value. The fair value has been allocated in full to the category in the fair value hierarchy which most appropriately reflects the determination of the fair value.

	Fair value measurements
	Level 1	Level 2	Level 3	Total
	Mar 14	Mar 14	Mar 14	Mar 14
	$M	$M	$M	$M
Financial assets
Trading securities	42,467	3,703	—	46,170
Derivative financial instruments	611	43,083	135	43,829
Available for sale financial assets	23,099	4,195	36	27,330
Investments backing policy liabilities	19,390	13,721	86	33,197
Loans and advances (designated at fair value)	—	238	—	238

Total	85,567	64,940	257	150,764

Financial liabilities
Payables and other liabilities[1]	3,212	76	—	3,288
Derivative financial instruments	636	45,098	142	45,876
Deposits and other borrowings (designated at fair value)	—	5,063	—	5,063
Bonds and notes	—	2,681	—	2,681
Policy liabilities[2]	—	32,888	—	32,888
External unit holder liabilities (life insurance funds)	—	3,334	—	3,334

Total	3,848	89,140	142	93,130

1.	Represents trading liabilities.
2.	Policy liabilities relate to life investment contract liabilities only as these are designated at fair value through profit and loss.

There are no assets or liabilities measured at fair value on a non-recurring basis.

The Group recognises transfers between Level 1 and Level 2 as of the beginning of the reporting period during which the transfer has occurred. There have been no significant transfers between Level 1 and Level 2 during the period.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(iii)	Details of fair value measurements that incorporate unobservable market data

(a)	Composition of Level 3 fair value measurements

The following table presents the composition of financial instruments measured at fair value with significant unobservable inputs (Level 3 fair value measurements).

	Financial assets			Financial liabilities
	Derivatives	Available-for- sale	Investments backing policy liabilities	Derivatives
	Mar 14	Mar 14	Mar 14	Mar 14
	$M	$M	$M	$M
Asset backed securities	—	2	2	—
Illiquid corporate bonds	—	8	—	—
Structured credit products	102	—	—	(127)
Managed funds (suspended)	—	—	23	—
Alternative assets	—	26	61	—
Other derivatives	33	—	—	(15)

Total	135	36	86	(142)

Structured credit products comprise the structured credit intermediation trades that the Group entered into from 2004 to 2007 whereby it sold protection using credit default swaps over certain structures, and mitigated risk by purchasing protection via credit default swaps from US financial guarantors over the same structures. These trades are valued using complex models with certain inputs relating to the reference assets and derivative counterparties not being observable in the market. Such unobservable inputs include credit spreads and default probabilities contributing from 12% to 57% of the valuation. The assets underlying the structured credit products are diverse instruments with a wide range of credit spreads and default probabilities relevant to the valuation.

The remaining Level 3 balances include Asset backed securities and Illiquid corporate bonds where the effect on fair value of issuer credit cannot be directly or indirectly observed in the market; Managed funds (suspended) comprising of fixed income and mortgage investments in managed funds that are illiquid and are not currently redeemable; Alternative assets that largely comprise various investments in unlisted equity securities for which no active market exists; and Other derivatives which include reverse mortgage swaps where the mortality rate cannot be observed and long dated oil swaps where market data for the full tenor is unobservable. These Level 3 balances are not considered material.

(b)	Movements in Level 3 fair value measurements

The following table sets out movements in Level 3 fair value measurements. Derivatives are categorised on a portfolio basis and classified as either financial assets or financial liabilities based on whether the closing balance is an unrealised gain or loss. This could be different to the opening balance.

	Financial assets			Financial liabilities
	Derivatives	Available-for- sale	Investments backing policy liabilities	Derivatives
	Mar 14	Mar 14	Mar 14	Mar 14
	$M	$M	$M	$M
Opening balance	200	36	105	(437)
New purchases	—	4	—	n/a
Disposals (sales)	—	(4)	(15)	n/a
Cash settlements	n/a	n/a	n/a	1
Transfers:
Transfers into Level 3 category	—	1	—	—
Transfers out of Level 3 category	(31)	—	—	254
Fair value gain/(loss) recorded in other operating income in the income statement[1]	(34)	—	(4)	40
Fair value gain/(loss) recognised in reserves in equity	—	(1)	—	—

Closing balance	135	36	86	(142)

1.	Relating to assets and liabilities that are held at the end of the period.

Transfers out of Level 3 relate principally to interest rate swaptions containing multi-callable features. The trade characteristics of the portfolio are such that inputs significant to the valuation are now observable.

Transfers into and out of Level 3 are deemed to have occurred as of the beginning of the reporting period in which the transfer occurred.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(c)	Sensitivity to Level 3 data inputs

Where valuation techniques use assumptions due to significant data inputs not being directly observed in the market place (Level 3 inputs), changing these assumptions changes the resultant estimate of fair value. The majority of transactions in this category are ‘back-to-back’ in nature where ANZ either acts as a financial intermediary or hedges the market risks. Similarly, the performance of Investments backing policy liabilities directly impacts the associated life investment contracts they relate to. In these circumstances, changes in the assumptions generally have minimal impact on the income statement and net assets of ANZ. An exception to this is the ‘back-to-back’ structured credit intermediation trades which create significant exposure to market risk and/or credit risk.

Principal inputs used in the determination of fair value of financial instruments included in the structured credit portfolio include counterparty credit spreads, market-quoted CDS prices, recovery rates, default probabilities, correlation curves and other inputs, some of which may not be directly observable in the market. The potential effect of changing prevailing unobservable inputs to reasonably possible alternative assumptions for valuing those financial instruments could result in less than a (+ / -) $10 million impact on profit. The ranges of reasonably possible alternative assumptions are established by application of professional judgement and analysis of the data available to support each assumption.

(d)	Deferred fair value gains and losses

Where the fair value of a financial instrument is determined using unobservable data that is significant to the valuation of the instrument, any difference between the transaction price and the amount determined based on the valuation technique on initial recognition of the financial instrument (day-one gain or loss) is deferred on the balance sheet. Subsequently, the day-one gain or loss is recognised in the income statement only to the extent that it arises from a change in factors (including time) that a market participant would consider in setting the price for the instrument.

The table below summarises the movement of the aggregate amount of day-one gains not recognised in the income statement on the initial recognition of the financial instrument where not all inputs to the valuation technique are observable in the market.

Mar 14
$M
Opening balance	4
Deferral on new transactions	1
Amounts recognised in income statement during the period	(2)

Closing balance	3

The closing balance of unrecognised gains is predominantly related to derivative financial instruments.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15.	Segment analysis

(i) Description of segments

The Group operates on a divisional structure with Australia, International and Institutional Banking (IIB), New Zealand, and Global Wealth being the major operating divisions. The IIB and Global Wealth divisions are coordinated globally. GTSO and Group Centre provide support to the operating divisions, including technology, operations, risk management, financial management, strategy and marketing, human resources and corporate affairs. Additionally, Group Centre includes Group Treasury, Shareholder Functions and Discontinued Businesses.

There have been no major structural changes to Divisional segments since 30 September 2013; however certain amounts in the comparatives have been reclassified to conform with current period financial statement presentations.

(ii) Operating segments

Transactions between business units across segments within ANZ are conducted on an arms length basis.

	Half Year			Movement
	Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
Segment Revenue	$M	$M	$M	v. Sep 13	v. Mar 13
Australia	4,017	3,991	3,869	1%	4%
International and Institutional Banking	3,592	3,315	3,287	8%	9%
New Zealand	1,239	1,159	1,053	7%	18%
Global Wealth	806	780	744	3%	8%
GTSO and Group Centre	14	54	139	-74%	-90%

Subtotal	9,668	9,299	9,092	4%	6%
Other[1]	(150)	224	(156)	large	-4%

Group total	9,518	9,523	8,936	0%	7%

	Half Year			Movement
	Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
Segment Profit	$M	$M	$M	v. Sep 13	v. Mar 13
Australia	1,479	1,449	1,409	2%	5%
International and Institutional Banking	1,372	1,244	1,208	10%	14%
New Zealand	546	482	396	13%	38%
Global Wealth	226	268	204	-16%	11%
GTSO and Group Centre	(108)	(130)	(38)	-17%	large

Subtotal	3,515	3,313	3,179	6%	11%
Other[1]	(134)	16	(242)	large	-45%

Group total	3,381	3,329	2,937	2%	15%

	Half Year			Movement
	Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
Segment Assets	$M	$M	$M	v. Sep 13	v. Mar 13
Australia	281,191	274,325	264,951	3%	6%
International and Institutional Banking	315,013	296,522	285,443	6%	10%
New Zealand	92,066	85,015	74,763	8%	23%
Global Wealth	49,800	49,010	47,342	2%	5%
GTSO and Group Centre	21	(1,685)	325	large	-94%

Subtotal	738,091	703,187	672,824	5%	10%
Other[1]	(276)	(192)	(194)	44%	42%

Group total	737,815	702,995	672,630	5%	10%

1.

In evaluating the performance of the operating segments, certain items are removed from the operating segment results where they are not considered integral to the ongoing performance of the segment and are evaluated separately. These items are set out in part (iii) of this note (refer pages 83 to 92 for further analysis).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15.	Segment analysis, cont’d

(iii) Other items

The table below sets out the profit after tax impact of other items.

		Half Year
		Mar 14	Sep 13	Mar 13
		$M	$M	$M
Item gains/(losses)	Related segment
Treasury shares adjustment	Global Wealth	37	31	53
Revaluation of policy liabilities	Global Wealth	(3)	27	19
Economic hedging	IIB	89	(205)	192
Revenue and net investment hedges	GTSO and Group Centre	18	143	16
Structured credit intermediation trades	IIB	(7)	(12)	(38)

Total profit after tax		134	(16)	242

16.	Note to the Cash Flow Statement

Reconciliation of cash and cash equivalents

	Half Year
	Mar 14	Sep 13[1]	Mar 13[1]
	Inflows	Inflows	Inflows
	(Outflows)	(Outflows)	(Outflows)
	$M	$M	$M

Profit after income tax	3,381	3,329	2,937
Adjustments to reconcile to net cash provided by/(used in) operating activities
Provision for credit impairment	527	600	588
Impairment on available for sale assets transferred to profit and loss	—	—	3
Depreciation and amortisation	410	397	384
(Profit)/loss on sale of businesses	—	(14)	(6)
(Profit)/loss on sale of premises and equipment	9	(31)	33
Equity settled share-based payments expense	(78)	99	20
Net derivatives/foreign exchange adjustment	250	5,030	784
Other non cash movements	(299)	(105)	(192)
Net (increase)/decrease in operating assets:
Trading securities	(4,990)	(1,624)	2,392
Collateral paid	396	169	179
Loans and advances	(16,357)	(13,088)	(15,610)
Investments backing policy liabilities	(1,238)	(1,509)	(1,893)
Interest receivable	(121)	151	(18)
Accrued income	(36)	60	(85)
Net tax assets	(474)	174	72
Net increase/(decrease) in operating liabilities:
Deposits and other borrowings	27,397	(3,816)	31,357
Settlement balances owed by ANZ	(624)	(4,678)	7,957
Collateral received	(70)	1,045	346
Payables and other liabilities	347	(2)	(1,023)
Life insurance contract policy liabilities	1,020	1,677	1,992
Interest payable	263	(340)	(124)
Accrued expenses	(136)	86	(103)
Other	(127)	112	(106)

Net cash provided by/(used in) operating activities	9,450	(12,278)	29,884

1.	Comparative amounts have changed as a result of the changes referred to in Note 21.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16.	Note to the cash flow statement, cont’d

	Half Year
	Mar 14	Sep 13	Mar 13
	Inflows	Inflows	Inflows
Reconciliation of cash and cash equivalents	(Outflows)	(Outflows)	(Outflows)
	$M	$M	$M
Cash and cash equivalents at the end of the period as shown in the cash flow statement are reflected in the related items in the balance sheet as follows
Cash	33,651	25,270	39,779
Cash equivalents[1]	24,841	23,753	20,998

	58,492	49,023	60,777

Non-cash financing activities

Dividends satisfied by share issue	476	392	451
Dividends satisfied by bonus share issue	42	36	35

	518	428	486

1.	Cash equivalents include settlement balances and loans and advances with financial institution counterparties that have original maturities of less than 90 days.

17.	Changes in composition of the Group

There were no material entities acquired or disposed during the half year ended 31 March 2014.

18.	Investments in Associates

	Half Year
	Mar 14	Sep 13	Mar 13
	$M	$M	$M
Profit after income tax	247	271	211

Contributions to profit1

	Contribution to Group post-tax profit			Ownership interest held by Group
Associates	Half Year			As at
	Mar 14	Sep 13	Mar 13	Mar 14	Sep 13	Mar 13
	$M	$M	$M	%	%	%
P.T. Bank Pan Indonesia	40	46	38	39	39	39
Metrobank Card Corporation Inc	10	10	9	40	40	40
Bank of Tianjin[2,3]	56	49	44	14	18	18
AMMB Holdings Berhad	67	79	54	24	24	24
Shanghai Rural Commercial Bank	68	80	63	20	20	20
Saigon Securities Inc.[2]	—	—	—	18	18	18
Other associates	6	7	3	n/a	n/a	n/a

Profit after income tax	247	271	211

1.

The results differ from the published results of these entities due to the application of IFRS, Group Accounting Policies and acquisition adjustments. This amounted to a nil increase for the March 2014 half (Sep 13 half: $5 million increase; Mar 13 half: $1 million increase). Excludes gains or losses on disposal or valuation adjustments.

2.	Significant influence was established via representation on the Board of Directors.
3.	During the period the Group did not participate in a rights issue and as a result the Group’s interest was reduced to 14%.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

19.	Contingent liabilities and contingent assets

There are outstanding court proceedings, claims and possible claims for and against the Group, the aggregate amount of which cannot reasonably be quantified. Expert legal advice has been obtained and, in the light of such advice, provisions and/or disclosures as deemed appropriate have been made. In some instances we have not disclosed the estimated financial impact of the individual items as this may prejudice the interests of the Group.

Refer to Note 43 of the 2013 ANZ Annual Financial Statements for a description of contingent liabilities and contingent assets.

•	Bank fees litigation

Litigation Funder Bentham IMF Limited commenced a class action against ANZ in 2010, followed by a second similar class action in March 2013. Together the class actions are claimed to be on behalf of more than 40,000 ANZ customers.

On 5 February 2014, the Federal Court delivered reasons for judgment in the second class action. The first class action is in abeyance. The customers currently involved in these class actions are only part of ANZ’s customer base for credit cards and transaction accounts.

The applicants contended that the relevant exception fees were unenforceable penalties (at law and in equity) and that various of the fees were also unenforceable under statutory provisions governing unconscionable conduct, unfair contract terms and unjust transactions. On the penalties claims, the Court found in ANZ’s favour in relation to all but one of the fee types that were in issue in the case, namely honour fees (retail and business), dishonour fees (business), overlimit and non-payment fees. The Court found against ANZ in respect of late payment fees on the basis that they were unenforceable penalties. All of the applicants’ statutory claims were dismissed. Both ANZ and the applicants have appealed the Court’s decision. The appeal hearing is likely to take place in the second half of 2014 calendar year. Given the complexity of the issues involved, and the appeal by each side, the implications of the Court’s decision of 5 February 2014 are uncertain and may not be known for some time.

In June 2013, litigation funder Litigation Lending Services (NZ) commenced a representative action against ANZ for certain fees charged to New Zealand customers since 2007. There is a risk that further claims could emerge in Australia, New Zealand or elsewhere.

•	Security recovery actions

Various claims have been made or are anticipated, arising from security recovery actions taken to resolve impaired assets over recent years. ANZ will defend these claims and any future claims.

20.	Related party disclosure

There have been no significant changes to the arrangements with related parties. Refer to Notes 46 and 47 of the 2013 Annual Financial Statements.

21.	Changes to comparatives

Certain amounts reported as comparative information have changed either as a result of the adoption of AASB 119 Employee Benefits (“AASB 119”) or being reclassified to conform with current period financial statement presentations.

The following changes have been made to either the Income Statement and/or Balance Sheet:

Balance sheet reclassification

During the period, the classification of the balance sheet has changed to more consistently reflect the nature of the financial assets and liabilities. Prior to this reclassification, the balance sheet was classified according to both nature and counterparty. The key changes include:

Assets

•	Securities purchased under agreements to resell in less than three months previously reported in Liquid assets are now classified as Cash.

•

Money at call, bills receivable and remittances in transit previously reported in Liquid assets are now classified as either Cash, Settlement balances owed to ANZ or Net loans and advances depending on the nature of the asset.

•	Loans to other banks previously reported in Due from other financial institutions are now classified as Net Loans and Advances.

•	Collateral paid previously reported in Due from other financial institutions is now classified separately.

•	Issued security settlements previously reported in Other assets are now classified as Settlement balances owed to ANZ.

Liabilities

•	Loans from other banks previously reported in Due to other financial institutions are now classified as Deposits and other borrowings.

•	Collateral received previously reported in Due to other financial institutions is now classified separately.

•	Issued security settlements previously reported in Other liabilities is now classified as Settlement balances owed by ANZ.

Employee benefits

The adoption of AASB 119 has resulted in changes to the measurement of the Group’s defined benefit obligations. This has resulted in a restatement to comparatives in the Income Statement and Balance Sheet.

Business taxes reported in Asia

During the period business taxes which were previously reported as a contra to revenue were classified as expenses to better reflect the nature of the transaction. Comparative information has been reclassified accordingly.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	As at $M
	September 2013
	Previously reported	Balance sheet reclassification	Employee benefits	Currently reported
Assets
Liquid assets	39,737	(39,737)	—	—
Due from other financial institutions	22,177	(22,177)	—	—
Cash	—	25,270	—	25,270
Settlement balances owed to ANZ	—	19,225	—	19,225
Collateral paid	—	6,530	—	6,530
Available-for-sale assets	28,135	142	—	28,277
Net loans and advances	469,295	13,969	—	483,264
Deferred tax assets	721	—	4	725
Other assets	7,574	(3,222)	—	4,352
All other assets	135,352	—	—	135,352

Total assets	702,991	—	4	702,995

Liabilities
Due to other financial institutions	36,306	(36,306)	—	—
Settlement balances owed by ANZ	—	8,695	—	8,695
Collateral received	—	3,921	—	3,921
Deposits and other borrowings	439,674	27,241	—	466,915
Payables and other liabilities	12,594	(3,551)	16	9,059
All other liabilities	168,802	—	—	168,802

Total liabilities	657,376	—	16	657,392

Net Assets	45,615	—	(12)	45,603

Retained earnings	21,948	—	(12)	21,936
All other equity	23,667	—	—	23,667

Total shareholders’ equity	45,615	—	(12)	45,603

	Half Year ($M)
	September 2013
	Previously	Business tax	Employee	Currently
	reported	restatement	benefits	reported
Net interest income	6,558	—	—	6,558
Other operating income	2,958	7	—	2,965

Operating income	9,516	7	—	9,523
Operating expenses	(4,202)	(7)	(4)	(4,213)

Profit before credit impairment and income tax	5,314	—	(4)	5,310
Provision for credit impairment	(600)	—	—	(600)

Profit before income tax	4,714	—	(4)	4,710
Income tax expense and non-controlling interests	(1,382)	—	1	(1,381)

Profit attributable to shareholders of the Company	3,332	—	(3)	3,329

Other comprehensive income net of tax	1,670	—	7	1,677

Total comprehensive income attributable to shareholders of the Company	5,002	—	4	5,006

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	As at $M
	March 2013
	Previously reported	Balance sheet reclassification	Employee benefits	Currently reported
Assets
Liquid assets	53,077	(53,077)	—	—
Due from other financial institutions	20,781	(20,781)	—	—
Cash	—	39,779	—	39,779
Settlement balances owed to ANZ	—	15,804	—	15,804
Collateral paid	—	6,699	—	6,699
Available-for-sale assets	23,282	128	—	23,410
Net loans and advances	441,980	12,336	—	454,316
Deferred tax assets	654	—	5	659
Other assets	5,709	(888)	—	4,821
All other assets	127,142	—	—	127,142

Total assets	672,625	—	5	672,630

Liabilities
Due to other financial institutions	43,345	(43,345)	—	—
Settlement balances owed by ANZ	—	13,373	—	13,373
Collateral received	—	2,877	—	2,877
Deposits and other borrowings	420,474	30,631	—	451,105
Payables and other liabilities	12,589	(3,536)	21	9,074
All other liabilities	153,698	—	—	153,698

Total liabilities	630,106	—	21	630,127

Net Assets	42,519	—	(16)	42,503

Retained earnings	20,534	—	(16)	20,518
All other equity	21,985	—	—	21,985

Total shareholders’ equity	42,519	—	(16)	42,503

	Half Year ($M)
	March 2013
	Previously	Business tax	Employee	Currently
	reported	restatement	benefits	reported
Net interest income	6,200	—	—	6,200
Other operating income	2,730	6	—	2,736

Operating income	8,930	6	—	8,936
Operating expenses	(4,034)	(6)	(4)	(4,044)

Profit before credit impairment and income tax	4,896	—	(4)	4,892
Provision for credit impairment	(588)	—	—	(588)

Profit before income tax	4,308	—	(4)	4,304
Income tax expense and non-controlling interests	(1,368)	—	1	(1,367)

Profit attributable to shareholders of the Company	2,940	—	(3)	2,937

Other comprehensive income net of tax	(56)	—	4	(52)

Total comprehensive income attributable to shareholders of the Company	2,884	—	1	2,885

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	As at $M
	1 October 2012
	Previously reported	Balance sheet reclassification	Employee benefits	Currently reported
Assets
Liquid assets	36,578	(36,578)	—	—
Due from other financial institutions	17,103	(17,103)	—	—
Cash	—	25,143	—	25,143
Settlement balances owed to ANZ	—	14,016	—	14,016
Collateral paid	—	6,878	—	6,878
Available-for-sale assets	20,562	79	—	20,641
Net loans and advances	427,823	8,804	—	436,627
Deferred tax assets	785	—	7	792
Other assets	5,623	(1,239)	—	4,384
All other assets	133,653	—	—	133,653

Total assets	642,127	—	7	642,134

Liabilities
Due to other financial institutions	30,538	(30,538)	—	—
Settlement balances owed by ANZ	—	5,416	—	5,416
Collateral received	—	2,531	—	2,531
Deposits and other borrowings	397,123	23,690	—	420,813
Payables and other liabilities	10,109	(1,099)	24	9,034
All other liabilities	163,137	—	—	163,137

Total liabilities	600,907	—	24	600,931

Net Assets	41,220	—	(17)	41,203

Retained earnings	19,728	—	(17)	19,711
All other equity	21,492	—	—	21,492

Total shareholders’ equity	41,220	—	(17)	41,203

22.	Significant events since balance date

On 10 April 2014, ANZ announced the sale of ANZ Trustees to Equity Trustees Limited for $150 million. The transaction is expected to be completed in July 2014 subject to regulatory approval. The gain on sale will be recognised in the second half of the 2014 financial year.

Other than the matter described above, there have no significant events from 31 March 2014 to the date of signing of this report.

DIRECTORS’ DECLARATION AND RESPONSIBILITY STATEMENT

Directors’ Declaration

The Directors of Australia and New Zealand Banking Group Limited declare that:

1.	in the Directors’ opinion the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements are in accordance with the Corporations Act 2001, including:

•	section 304, that they comply with the Australian Accounting Standards and any further requirements of the Corporations Regulations 2001; and

•	section 305, that they give a true and fair view of the financial position of the Group as at 31 March 2014 and of its performance for the half year ended on that date; and

2.	in the Directors’ opinion as at the date of this declaration there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the Directors.

John Morschel	Michael R P Smith, OBE
Chairman	Director

30 April 2014

Responsibility statement of the Directors in accordance with the Disclosure and Transparency Rule 4.2.10(3)(b) of the United Kingdom Financial Conduct Authority

The Directors of Australia and New Zealand Banking Group Limited confirm to the best of their knowledge that:

the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements for the half year ended 31 March 2014 and Directors’ Report (including matters included by reference) and Directors’ Declaration as set out on pages 94 to 128 as well as the additional information on page 144 includes a fair review of:

(i)	the important events that have occurred during the first six months of the financial year, and their impact on the Condensed Consolidated Financial Statements; and

(ii)	a description of the principal risks and uncertainties for the remaining six months of the financial year.

Signed in accordance with a resolution of the Directors.

John Morschel	Michael R P Smith, OBE
Chairman	Director

30 April 2014

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

Independent auditor’s review report to the members of Australia and New Zealand Banking Group Limited

Report on the condensed consolidated financial statements

We have reviewed the accompanying half year condensed consolidated financial statements of Australia and New Zealand Banking Group Limited (the “Company”) which comprises the condensed consolidated balance sheet as at 31 March 2014, condensed consolidated income statement and condensed consolidated statement of comprehensive income, condensed consolidated statement of changes in equity and condensed consolidated cash flow statement for the half year ended on that date, notes 1 to 22 comprising a basis of preparation and other explanatory notes, and the directors’ declaration of the Group comprising the Company and the entities it controlled at the half year’s end or from time to time during the half year.

Directors’ responsibility for the half year condensed consolidated financial statements

The directors of the Company are responsible for the preparation of the half year condensed consolidated financial statements that give a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001 and for such internal controls as the directors determine is necessary to enable the preparation of the half year condensed consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express a conclusion on the half year condensed consolidated financial statements based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the half year condensed consolidated financial statements are not in accordance with the Corporations Act 2001 including: giving a true and fair view of the Group’s financial position as at 31 March 2014 and its performance for the half year ended on that date; and complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As auditor of Australia and New Zealand Banking Group Limited, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual report.

A review of a half year condensed consolidated financial statements consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Independence

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001.

Conclusion

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half year condensed consolidated financial statements of Australia and New Zealand Banking Group Limited is not in accordance with the Corporations Act 2001, including:

(a)	giving a true and fair view of the Group’s financial position as at 31 March 2014 and of its performance for the half year ended on that date; and

(b)	complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

Melbourne	Andrew Yates
Partner

30 April 2014

Lead Auditor’s Independence Declaration under section 307C of the Corporations Act 2001

To: the directors of Australia and New Zealand Banking Group Limited

I declare that, to the best of my knowledge and belief, in relation to the review for the half year ended 31 March 2014, there have been:

(i)	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the review; and

(ii)	no contraventions of any applicable code of professional conduct in relation to the review.

Melbourne	Andrew Yates
Partner

30 April 2014

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. Liability limited by a scheme approved under Professional Standards Legislation.

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

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SUPPLEMENTARY INFORMATION

CONTENTS

Section 9 – Supplementary information

Four year summary by half year	132

Capital management	133

Average balance sheet and related interest	138

Full time equivalent staff	142

Exchange rates	142

Derivative financial instruments	143

Summary of principal risks and uncertainties	144

SUPPLEMENTARY INFORMATION

Four year summary by half year

	Mar 14	Sep 13	Mar 13	Sep 12	Mar 12	Sep 11	Mar 11	Sep 10
	$M	$M	$M	$M	$M	$M	$M	$M
Financial Performance
Net interest income	6,764	6,536	6,236	6,126	5,984	5,848	5,652	5,623
Other operating income	2,904	2,763	2,856	3,002	2,736	2,529	2,856	2,592
Operating expense	(4,286)	(4,213)	(4,044)	(4,386)	(4,133)	(3,997)	(4,026)	(3,722)
Credit impairment charge	(528)	(598)	(599)	(688)	(570)	(560)	(660)	(722)

Profit before income tax	4,854	4,488	4,449	4,054	4,017	3,820	3,822	3,771
Income tax expense	(1,333)	(1,170)	(1,265)	(1,118)	(1,117)	(1,073)	(1,094)	(1,040)
Non-controlling interests	(6)	(5)	(5)	(2)	(4)	(3)	(5)	(4)

Cash/underlying profit[1]	3,515	3,313	3,179	2,934	2,896	2,744	2,723	2,727
Adjustments to arrive at statutory profit[1]	(134)	16	(242)	(192)	23	(53)	(59)	(151)

Profit attributable to shareholders of the Company	3,381	3,329	2,937	2,742	2,919	2,691	2,664	2,576

Financial Position
Assets	737,815	702,995	672,630	642,127	612,212	594,488	537,447	531,739
Net assets	47,038	45,603	42,503	41,220	39,443	37,954	35,129	34,155
Common Equity Tier 1 - APRA Basel 3	8.3%	8.5%	8.2%	8.0%	7.8%	7.5%	7.3%	n/a
Common Equity Tier 1 - Internationally Harmonised Basel 3	10.5%	10.8%	10.3%	10.0%	9.8%	9.5%	9.3%	n/a
Return on average ordinary shareholders’ equity (statutory)	15.0%	15.3%	14.4%	13.7%	15.6%	14.9%	15.8%	15.5%
Return on average assets (statutory)	0.92%	0.95%	0.90%	0.85%	0.95%	0.93%	0.97%	0.94%
Operating expenses to operating income (statutory)	45.0%	44.2%	45.3%	49.3%	46.9%	48.0%	46.8%	46.3%
Operating expenses to operating income (cash/underlying)	44.3%	45.3%	44.5%	48.0%	47.4%	47.7%	47.3%	45.3%

Shareholder value - ordinary shares
Total return to shareholders
(share price movement plus dividends)	10.4%	10.5%	19.0%	9.6%	23.6%	(15.7%)	3.6%	(4.5%)
Market capitalisation	90,720	84,450	78,278	67,255	62,325	51,319	61,820	60,614
Dividend	83 cents	91 cents	73 cents	79 cents	66 cents	76 cents	64 cents	74 cents
Franked portion	100%	100%	100%	100%	100%	100%	100%	100%
Share price
- high	$34.06	$32.09	$29.46	$25.12	$23.68	$24.49	$25.96	$26.23
- low	$28.84	$26.30	$23.42	$20.26	$18.60	$17.63	$22.05	$19.95
- closing	$33.06	$30.78	$28.53	$24.75	$23.26	$19.52	$23.81	$23.68

Share information
Earnings per share - basic (statutory)	124.4c	122.5c	108.5c	102.6c	110.8c	104.0c	104.2c	102.1c
Dividend payout ratio (statutory)	67.4%	75.1%	68.3%	78.5%	60.8%	74.6%	62.5%	73.7%
Net tangible assets per ordinary share	$13.90	$13.48	$12.55	$12.22	$11.74	$11.44	$10.61	$10.38
Number of fully paid ordinary shares (million)	2,744.1	2,743.7	2,743.7	2,717.4	2,679.5	2,629.0	2,596.4	2,559.7

Other information
Total full time equivalent staff (FTE)[2]	48,857	48,865	48,871	50,357	51,744	52,378	51,650	50,552
Number of shareholders	486,596	468,343	451,621	438,958	439,811	442,943	424,787	411,692

1.

From 1 October 2012, the Group changed to reporting profit on a cash basis from reporting profit on an underlying profit basis. Consequently, certain comparative information was restated on a consistent basis. March 2011 to March 2014 balances reflect adjustments between cash profit and statutory profit. September 2010 balances reflect adjustments between underlying profit and statutory profit.

2.	Comparative information has been restated to include technology contractors, consistent with the how FTE are reported and managed internally.

SUPPLEMENTARY INFORMATION

Capital management

		Half Year			Movement
		Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
Qualifying Capital		$M	$M	$M	v. Sep 13	v. Mar 13
Tier 1
Shareholders’ equity and non-controlling interests		47,038	45,603	42,503	3%	11%
Prudential adjustments to shareholders’ equity	Table 1	(1,071)	(932)	(958)	15%	12%

Gross Common Equity Tier 1 capital		45,967	44,671	41,545	3%	11%
Deductions	Table 2	(15,931)	(15,892)	(15,170)	0%	5%

Common Equity Tier 1 capital		30,036	28,779	26,375	4%	14%
Additional Tier 1 capital	Table 3	7,279	6,401	5,365	14%	36%

Tier 1 capital		37,315	35,180	31,740	6%	18%

Tier 2 capital	Table 4	6,335	6,190	6,062	2%	5%

Total qualifying capital		43,650	41,370	37,802	6%	15%

Capital adequacy ratios
Common Equity Tier 1		8.3%	8.5%	8.2%	—	—
Tier 1		10.3%	10.4%	9.8%	—	—
Tier 2		1.8%	1.8%	1.9%	—	—

Total		12.1%	12.2%	11.7%	—	—

Risk weighted assets	Table 5	360,740	339,265	322,582	6%	12%

SUPPLEMENTARY INFORMATION

Capital management, cont’d

	Half Year			Movement
	Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
	$M	$M	$M	v. Sep 13	v. Mar 13
Table 1: Prudential adjustments to shareholders’ equity
Treasury shares attributable to OnePath policy holders	275	273	253	1%	9%
Reclassification of preference share capital	(871)	(871)	(871)	0%	0%
Accumulated retained profits and reserves of insurance, funds management and securitisation entities	(727)	(583)	(573)	25%	27%
Deferred fee revenue including fees deferred as part of loan yields	391	381	362	3%	8%
Available-for-sale reserve attributable to deconsolidated subsidiaries	(81)	(90)	(105)	-10%	-23%
Other	(58)	(42)	(24)	38%	large

Total	(1,071)	(932)	(958)	15%	12%

Table 2: Deductions from Common Equity Tier 1 capital
Unamortised goodwill & other intangibles (excluding OnePath Australia and New Zealand)	(4,126)	(3,970)	(3,717)	4%	11%
Intangible component of investments in OnePath Australia and New Zealand	(2,107)	(2,096)	(2,075)	1%	2%
Capitalised software	(2,252)	(2,102)	(1,800)	7%	25%
Capitalised expenses including loan and lease origination fees	(1,058)	(979)	(884)	8%	20%
Applicable deferred net tax assets	(934)	(1,102)	(990)	-15%	-6%
Expected losses in excess of eligible provisions	(129)	(376)	(526)	-66%	-75%
Investment in ANZ insurance and funds management subsidiaries	(428)	(453)	(684)	-6%	-37%
Investment in OnePath Australia and New Zealand	(984)	(1,059)	(1,042)	-7%	-6%
Investment in banking associates	(3,565)	(3,361)	(2,956)	6%	21%
Other deductions	(348)	(394)	(496)	-12%	-30%

Total	(15,931)	(15,892)	(15,170)	0%	5%

Table 3: Additional Tier 1 capital
Convertible Preference Shares
ANZ CPS1	454	1,081	1,080	-58%	-58%
ANZ CPS2	1,965	1,963	1,961	0%	0%
ANZ CPS3	1,331	1,329	1,327	0%	0%
ANZ Capital Notes 1	1,107	1,106	—	0%	n/a
ANZ Capital Notes 2	1,593	—	—	n/a	n/a
Preference Shares	871	871	871	0%	0%
Hybrid Securities	—	812	740	-100%	-100%
Regulatory adjustments and deductions	(42)	(78)	(17)	-46%	large
Transitional adjustments	—	(683)	(597)	-100%	-100%

Total	7,279	6,401	5,365	14%	36%

Table 4: Tier 2 capital
General reserve for impairment of financial assets	212	245	244	-13%	-13%
Perpetual subordinated notes	1,108	1,065	957	4%	16%
Subordinated debt	5,668	5,448	5,601	4%	1%
Regulatory adjustments and deductions	(354)	(340)	(740)	4%	-52%
Transitional adjustments	(299)	(228)	—	31%	n/a

Total	6,335	6,190	6,062	2%	5%

SUPPLEMENTARY INFORMATION

	Half Year			Movement
	Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
	$M	$M	$M	v. Sep 13	v. Mar 13
Table 5: Risk weighted assets
On balance sheet	217,606	208,326	199,121	4%	9%
Commitments	53,777	47,809	45,250	12%	19%
Contingents	12,903	11,184	10,174	15%	27%
Derivatives	21,042	20,332	20,433	3%	3%

Total credit risk	305,328	287,651	274,978	6%	11%
Market risk - Traded	7,104	4,303	6,850	65%	4%
Market risk - IRRBB	16,359	18,287	12,629	-11%	30%
Operational risk	31,949	29,024	28,125	10%	14%

Total risk weighted assets	360,740	339,265	322,582	6%	12%

	Half Year			Movement
	Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
	$M	$M	$M	v. Sep 13	v. Mar 13

Table 6: Credit risk weighted assets by Basel asset class
Subject to Advanced IRB approach
Corporate	123,743	121,586	114,700	2%	8%
Sovereign	4,545	4,360	4,382	4%	4%
Bank	20,269	16,270	15,838	25%	28%
Residential mortgage	50,426	47,559	44,597	6%	13%
Qualifying revolving retail (credit cards)	7,260	7,219	7,234	1%	0%
Other retail	26,416	24,328	23,200	9%	14%

Credit risk weighted assets subject to Advanced IRB approach	232,659	221,322	209,951	5%	11%

Credit risk specialised lending exposures subject to slotting criteria	28,522	27,640	27,842	3%	2%

Subject to Standardised approach
Corporate	26,255	19,285	17,157	36%	53%
Residential mortgage	1,966	1,922	1,827	2%	8%
Qualifying revolving retail (credit cards)	1,796	1,728	2,068	4%	-13%
Other retail	1,073	985	1,248	9%	-14%

Credit risk weighted assets subject to Standardised approach	31,090	23,920	22,300	30%	39%

Credit Valuation Adjustment and Qualifying Central Counterparties	8,065	8,501	8,949	-5%	-10%

Credit risk weighted assets relating to securitisation exposures	1,253	2,724	2,549	-54%	-51%
Other assets	3,739	3,544	3,387	6%	10%

Total credit risk weighted assets	305,328	287,651	274,978	6%	11%

SUPPLEMENTARY INFORMATION

Capital management, cont’d

	Collective Provision		Regulatory Expected Loss
	As at ($M)		As at ($M)
	Mar 14	Sep 13	Mar 14	Sep 13
Table 7: Collective provision and regulatory expected loss by division
Australia	1,152	1,123	2,481	2,393
International and Institutional Banking	1,265	1,310	1,570	1,046
New Zealand	372	399	784	763
Global Wealth	11	12	14	21
Other	43	43	—	19

Collective provision and regulatory expected loss	2,843	2,887	4,849	4,242

	As at ($M)			Movement
	Mar 14	Sep 13	Mar 13	Mar 14	Mar 14
	$M	$M	$M	v. Sep 13	v. Mar 13
Table 8: Expected loss in excess of eligible provisions

Basel expected loss
Defaulted	2,373	1,854	1,976	28%	20%
Non-defaulted	2,476	2,388	2,349	4%	5%

	4,849	4,242	4,325	14%	12%

Less: Qualifying collective provision
Collective provision	(2,843)	(2,887)	(2,769)	-2%	3%
Non-qualifying collective provision	300	346	341	-13%	-12%
Standardised collective provision	212	245	245	-13%	-13%

	(2,331)	(2,296)	(2,183)	2%	7%

Less: Qualifying individual provision
Individual provision	(1,470)	(1,467)	(1,543)	0%	-5%
Additional individual provision for partial write offs[1]	(797)
Standardised individual provision	153	219	249	-30%	-39%
Collective provision on advanced defaulted	(275)	(322)	(322)	-15%	-15%

	(2,389)	(1,570)	(1,616)	52%	48%

Gross deduction	129	376	526	-66%	-75%

1.	Included in eligible provisions post September 2013 due to a change in RWA calculation methodology.

SUPPLEMENTARY INFORMATION

Capital management, cont’d

Table 9: APRA Basel 3 Common Equity Tier 1

Half Year
Mar 14 vs Sep 13

APRA Basel 3 Common Equity Tier 1
Cash profit after preference share dividends	+104bps($3.5B	)
Risk weighted assets
Portfolio growth and mix	-29bps
Risk migration and Expected Losses in excess of Eligible Provisions	+4bps
Non-credit risk	-2bps
Capital retention in insurance businesses and associates	-9bps
Capitalised software and intangibles	-7bps
Other items	-2bps

Organic Capital Generation	+59bps

Ordinary share dividends	-74bps

Other	0bps

Total Common Equity Tier 1 movement	-15bps

March 2014 APRA Basel 3 Common Equity Tier 1 ratio	8.3%

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest

Averages used in the following tables are predominantly daily averages. Interest income figures are presented on a tax-equivalent basis. Impaired loans are included under the interest earning asset category, ‘loans and advances’. Intra-group interest earning assets and interest bearing liabilities are treated as external assets and liabilities for the geographic segments. During the period the classification of the balance sheet has been amended to more consistently reflect the nature of the financial assets and liabilities. As a result, average balance and related interest comparative information has changed accordingly. Refer to Note 21 of the Condensed Consolidated Financial Statements for further information.

	Half year Mar 14			Half year Sep 13			Half year Mar 13
	Ave bal	Int	Rate	Ave bal	Int	Rate	Ave bal	Int	Rate
	$M	$M	%	$M	$M	%	$M	$M	%

Interest earning assets
Settlement Balances owed to ANZ
Australia	990	14	2.8%	948	12	2.5%	632	12	3.8%
Asia Pacific, Europe & America	12,186	7	0.1%	11,096	6	0.1%	10,688	5	0.1%
New Zealand	53	1	3.8%	55	1	3.6%	88	1	2.3%
Collateral Paid
Australia	1,296	19	2.9%	1,495	23	3.1%	769	16	4.2%
Asia Pacific, Europe & America	1,291	1	0.2%	1,835	2	0.2%	4,731	2	0.1%
New Zealand	723	1	0.2%	676	1	0.3%	978	1	0.2%
Regulatory Deposits
Asia Pacific, Europe & America	1,225	5	0.8%	1,089	4	0.7%	939	3	0.7%
Trading and available-for-sale assets
Australia	42,539	650	3.1%	38,938	629	3.2%	36,511	605	3.3%
Asia Pacific, Europe & America	20,443	156	1.5%	18,661	132	1.4%	15,270	124	1.6%
New Zealand	11,633	223	3.8%	10,127	177	3.5%	9,971	183	3.7%
Loans and advances
Australia	332,847	9,249	5.6%	321,973	9,490	5.9%	313,425	9,856	6.3%
Asia Pacific, Europe & America	76,408	1,126	3.0%	68,669	1,058	3.1%	57,664	965	3.4%
New Zealand	93,349	2,674	5.7%	84,834	2,496	5.9%	78,413	2,338	6.0%
Cash
Australia	14,392	165	2.3%	10,389	141	2.7%	7,491	107	2.9%
Asia Pacific, Europe & America	20,512	41	0.4%	22,569	33	0.3%	16,496	24	0.3%
New Zealand	2,438	31	2.6%	2,597	30	2.3%	2,224	27	2.4%
Other assets
Australia	67	9	n/a	41	14	n/a	(28)	1	n/a
Asia Pacific, Europe & America	8	20	n/a	6	28	n/a	2	32	n/a
New Zealand	—	38	n/a	—	24	n/a	—	24	n/a
Intragroup assets
Australia	3,067	200	n/a	3,199	216	n/a	1,907	217	n/a
Asia Pacific, Europe & America	8,520	1	n/a	7,527	(11)	n/a	8,718	1	n/a

	643,987	14,631		606,724	14,506		566,889	14,544
Intragroup elimination	(11,587)	(201)		(10,726)	(205)		(10,625)	(218)

	632,400	14,430	4.6%	595,998	14,301	4.8%	556,264	14,326	5.2%

Non-interest earning assets
Derivatives
Australia	29,916			33,718			32,979
Asia Pacific, Europe & America	6,972			4,488			5,193
New Zealand	6,063			6,809			6,758
Premises and equipment	2,143			2,102			2,082
Insurance assets	32,765			31,460			30,216
Other assets	28,626			25,803			25,463
Provisions for credit impairment
Australia	(2,812)			(2,762)			(2,846)
Asia Pacific, Europe & America	(743)			(834)			(767)
New Zealand	(787)			(789)			(843)

	102,143			99,995			98,235

Total average assets	734,543			695,993			654,499

1.	Gross loans and advances including unearned income, capitalised brokerage/mortgage origination fees and customers’ liabilities for acceptances.

SUPPLEMENTARY INFORMATION

	Half year Mar 14			Half year Sep 13			Half year Mar 13
	Ave bal	Int	Rate	Ave bal	Int	Rate	Ave bal	Int	Rate
	$M	$M	%	$M	$M	%	$M	$M	%

Interest bearing liabilities
Time deposits
Australia	136,155	2,255	3.3%	136,595	2,509	3.7%	134,894	2,803	4.2%
Asia Pacific, Europe & America	82,570	348	0.8%	79,280	333	0.8%	70,817	333	0.9%
New Zealand	32,929	623	3.8%	30,606	590	3.8%	28,654	569	4.0%
Savings deposits
Australia	26,782	423	3.2%	24,765	414	3.3%	23,564	424	3.6%
Asia Pacific, Europe & America	4,996	11	0.4%	5,582	13	0.5%	4,968	12	0.5%
New Zealand	9,184	143	3.1%	7,840	127	3.2%	6,225	106	3.4%
Other demand deposits
Australia	97,221	1,198	2.5%	87,438	1,180	2.7%	83,134	1,217	2.9%
Asia Pacific, Europe & America	13,152	21	0.3%	11,397	17	0.3%	10,432	16	0.3%
New Zealand	19,023	220	2.3%	17,113	203	2.4%	15,683	195	2.5%
Deposits from banks
Australia	15,578	199	2.6%	9,160	132	2.9%	6,473	102	3.2%
Asia Pacific, Europe & America	28,228	62	0.4%	24,075	75	0.6%	21,593	78	0.7%
New Zealand	516	6	2.3%	535	6	2.2%	668	8	2.4%
Settlement Balances owed by ANZ
Australia	1,660	10	1.2%	1,397	10	1.4%	1,705	12	1.4%
Asia Pacific, Europe & America	355	—	0.0%	1,084	—	0.0%	875	—	0.0%
New Zealand	306	2	1.3%	375	3	1.6%	341	3	1.8%
Collateral Received (IEB)
Australia	616	6	2.0%	798	11	2.7%	815	12	3.0%
Asia Pacific, Europe & America	1,357	3	0.4%	1,091	3	0.5%	1,755	3	0.3%
New Zealand	532	1	0.4%	571	1	0.3%	271	1	0.7%
Commercial paper
Australia	8,914	115	2.6%	12,200	172	2.8%	8,400	139	3.3%
Asia Pacific, Europe & America	805	2	0.5%	—	—	0.0%	—	—	0.0%
New Zealand	5,553	80	2.9%	4,030	61	3.0%	4,395	67	3.1%
Borrowing corporations’ debt
Australia	6	—	4.3%	46	2	8.7%	81	3	7.4%
New Zealand	1,399	30	4.3%	1,264	28	4.4%	1,165	27	4.6%
Loan capital, bonds and notes
Australia	65,426	1,350	4.1%	64,618	1,375	4.2%	64,881	1,497	4.6%
Asia Pacific, Europe & America	4,742	29	1.2%	3,331	20	1.2%	1,142	11	1.9%
New Zealand	14,298	323	4.5%	13,985	322	4.6%	13,692	332	4.9%
Other liabilities
Australia	2,737	81	n/a	3,593	69	n/a	2,383	125	n/a
Asia Pacific, Europe & America	2,195	25	n/a	2,099	21	n/a	1,832	21	n/a
New Zealand	398	86	n/a	424	46	n/a	530	10	n/a
Intragroup liabilities
New Zealand	11,587	201	n/a	10,726	205	n/a	10,625	218	n/a

	589,220	7,853		556,018	7,948		521,993	8,344
Intragroup elimination	(11,587)	(201)		(10,726)	(205)		(10,625)	(218)

	577,633	7,652	2.7%	545,292	7,743	2.8%	511,368	8,126	3.2%

Non-interest bearing liabilities
Deposits
Australia	6,134			5,605			5,416
Asia Pacific, Europe & America	3,893			3,630			2,771
New Zealand	5,186			4,615			4,143
Derivatives
Australia	31,811			31,469			29,418
Asia Pacific, Europe & America	6,676			4,904			5,550
New Zealand	6,235			6,968			6,723
Insurance Liabilities	32,894			31,355			29,891
External unit holder liabilities	3,510			3,729			3,949
Other liabilities	14,392			14,004			13,521

	110,731			106,279			101,382

Total average liabilities	688,364			651,571			612,750

SUPPLEMENTARY INFORMATION

	Half Year
	Mar 14	Sep 13	Mar 13
	$M	$M	$M

Total average assets
Australia	469,557	453,442	434,621
Asia Pacific, Europe & America	157,899	144,489	128,340
New Zealand	118,674	108,788	102,163
less intragroup elimination	(11,587)	(10,726)	(10,625)

	734,543	695,993	654,499

% of total average assets attributable to overseas activities	36.5%	35.3%	33.9%

Average interest earning assets
Australia	395,198	376,983	360,707
Asia Pacific, Europe & America	140,593	131,452	114,508
New Zealand	108,196	98,289	91,674
less intragroup elimination	(11,587)	(10,726)	(10,625)

	632,400	595,998	556,264

Total average liabilities
Australia	439,399	423,165	404,874
Asia Pacific, Europe & America	151,984	138,553	123,914
New Zealand	108,568	100,579	94,587
less intragroup elimination	(11,587)	(10,726)	(10,625)

	688,364	651,571	612,750

% of total average liabilities attributable to overseas activities	36.2%	35.1%	33.9%

Average interest bearing liabilities
Australia	355,095	340,610	326,330
Asia Pacific, Europe & America	138,400	127,939	113,414
New Zealand	95,725	87,469	82,249
less intragroup elimination	(11,587)	(10,726)	(10,625)

	577,633	545,292	511,368

Total average shareholders’ equity
Ordinary share capital, reserves and retained earnings[1]	45,308	43,551	40,878
Preference share capital	871	871	871

	46,179	44,422	41,749

Total average liabilities and shareholders’ equity	734,543	695,993	654,499

1.	Average shareholders’ equity includes Global Wealth shares that are eliminated from the closing shareholders’ equity balance of $275 million for Mar 14 (Sep 13: $273 million; Mar 13: $253 million).

SUPPLEMENTARY INFORMATION

	Half Year
	Mar 14	Sep 13	Mar 13
	%	%	%

Gross earnings rate[1]
Australia	5.23	5.57	6.01
Asia Pacific, Europe & America	1.91	1.90	2.03
New Zealand	5.50	5.54	5.63
Group	4.58	4.79	5.17

Interest spread and net interest average margin may be analysed as follows:

Australia
Net interest spread	2.05	2.13	2.12
Interest attributable to net non-interest bearing items	0.32	0.33	0.37

Net interest margin - Australia[2]	2.37	2.46	2.49

Asia Pacific, Europe & America
Net interest spread	1.18	1.14	1.19
Interest attributable to net non-interest bearing items	0.02	0.02	0.01

Net interest margin - Asia Pacific, Europe & America[2]	1.20	1.16	1.20

New Zealand
Net interest spread	1.90	1.91	1.89
Interest attributable to net non-interest bearing items	0.42	0.40	0.38

Net interest margin - New Zealand[2]	2.32	2.31	2.27

Group
Net interest spread	1.92	1.95	1.98
Interest attributable to net non-interest bearing items	0.23	0.25	0.26

Net interest margin[2]	2.15	2.20	2.24

Net interest margin (excluding global markets)	2.54	2.61	2.65

1.	Average interest rate received on average interest earning assets.
2.	Statutory basis.

SUPPLEMENTARY INFORMATION

Full Time Equivalent Staff1

At 31 March 2014, ANZ employed 48,857 people worldwide (30 September 2013: 48,865) on a full-time equivalent basis (“FTEs”).

Division	As at			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	14,735	14,623	14,551	1%	1%
International and Institutional Banking	13,040	13,196	13,312	-1%	-2%
New Zealand	7,323	7,400	7,755	-1%	-6%
Global Wealth	4,090	4,271	4,176	-4%	-2%
GTSO and Group Centre	9,669	9,375	9,077	3%	7%

Totals	48,857	48,865	48,871	0%	0%

Geography	As at			Movement
	Mar 14	Sep 13	Mar 13	Mar 14 v. Sep 13	Mar 14 v. Mar 13
Australia	21,353	21,757	22,096	-2%	-3%
Asia Pacific, Europe & America	19,247	18,824	18,119	2%	6%
New Zealand	8,257	8,284	8,656	0%	-5%

Totals	48,857	48,865	48,871	0%	0%

1.	Comparative information has been restated to include technology contractors, consistent with how FTE are reported and managed internally.

Exchange rates

Major exchange rates used in translation of results of offshore controlled entities and branches and investments in associates were as follows:

	Balance sheet			Profit & Loss Average
	As at			Half Year
	Mar 14	Sep 13	Mar 13	Mar 14	Sep 13	Mar 13
Chinese Yuan	5.7480	5.6976	6.4793	5.5544	5.8062	6.4746
Euro	0.6716	0.6896	0.8152	0.6672	0.7193	0.7938
Great British Pound	0.5552	0.5760	0.6886	0.5565	0.6148	0.6574
Indian Rupee	55.296	58.531	56.738	56.400	56.056	56.240
Indonesian Rupiah	10,488.7	10,860.1	10,127.4	10,719.3	9,689.6	10,034.1
Malaysian Ringgit	3.0169	3.0334	3.2351	2.9644	2.9978	3.1876
New Zealand Dollar	1.0668	1.1237	1.2469	1.0959	1.1733	1.2533
Papua New Guinea Kina	2.2356	2.2385	2.2297	2.2054	2.1095	2.1850
United States Dollar	0.9233	0.9312	1.0424	0.9113	0.9474	1.0387

SUPPLEMENTARY INFORMATION

Derivative financial instruments

Derivatives

Derivative instruments are contracts whose value is derived from one or more underlying financial instruments or indices. They include swaps, forward rate contracts, futures, options and combinations of these instruments. The use of derivatives and their sale to customers as risk management products is an integral part of the Group’s trading activities. Derivatives are also used to manage the Group’s own exposure to fluctuations in foreign exchange and interest rates as part of its asset and liability management activities. Derivatives are subject to the same types of credit and market risk as other financial instruments and the Group manages these risks in a consistent manner.

The following table provides an overview of the Group’s exchange rate, interest rate, commodity and credit derivatives. It includes all contracts, both trading and hedging.

Notional principal amount is the face value of the contract and represents the volume of outstanding transactions. Fair value is the net position of contracts with positive market values and negative market values.

	As at 31 March 2014			As at 30 September 2013
	Notional	Total fair value		Notional	Total fair value
	Principal			Principal
	amount	Assets	Liabilities	amount	Assets	Liabilities
	$M	$M	$M	$M	$M	$M

Foreign exchange contracts
Spot and forward contracts	542,709	7,001	(7,408)	463,606	7,593	(7,539)
Swap agreements	393,063	11,159	(14,100)	377,385	10,352	(12,692)
Futures contracts	1,401	105	(67)	546	22	(23)
Options purchased	92,030	2,017	—	65,991	1,376	—
Options sold	129,306	—	(1,812)	78,352	—	(1,449)

	1,158,509	20,282	(23,387)	985,880	19,343	(21,703)

Commodity contracts
Derivative contracts	27,269	1,172	(1,127)	23,169	1,346	(1,232)

Interest rate contracts
Forward rate agreements	75,950	2	(4)	84,547	3	(5)
Swap agreements	2,249,000	20,303	(19,032)	2,076,377	23,359	(22,476)
Futures contracts	151,466	330	(333)	100,849	456	(498)
Options purchased	43,803	1,373	—	26,909	1,049	—
Options sold	48,735	—	(1,590)	35,282	—	(1,233)

	2,568,954	22,008	(20,959)	2,323,964	24,867	(24,212)

Credit default swaps
Structured credit derivatives purchased[1]	4,777	103	—	4,811	137	—
Other credit derivatives purchased[2]	15,452	189	(227)	14,332	121	(143)

Total credit derivatives purchased	20,229	292	(227)	19,143	258	(143)

Structured credit derivatives sold[1]	4,777	—	(127)	4,811	—	(169)
Other credit derivatives sold[2]	14,081	75	(49)	13,045	64	(50)

Total credit derivatives sold	18,858	75	(176)	17,856	64	(219)

	39,087	367	(403)	36,999	322	(362)

Total	3,793,819	43,829	(45,876)	3,370,012	45,878	(47,509)

1.	Refer page 86.
2.

The notional amounts comprise vanilla credit default swap transactions including credit indices such as Itraxx (Europe and Australia) and CDX. In the case of back-to-back deals, where a risk position from one counterparty is “closed out” with another counterparty, the notional amounts are not netted down in the above table. For example, ANZ may sell credit protection over a particular corporate bond (or reference asset) to a counterparty and simultaneously offset that credit exposure by buying credit protection over the same corporate bond (or reference asset) from another counterparty. Netting may only occur when there is an offsetting deal with the same counterparty. These credit default swap trades are transacted in conjunction with other financial instruments by reference to the traded market risk limit framework which includes VaR, name and rating specific concentration limits, sensitivity limits and stress testing limits. VaR disclosures are set out on page 58.

SUPPLEMENTARY INFORMATION

Summary of principal risks and uncertainties

The principal risks and uncertainties facing the Group are unchanged from those disclosed in ANZ’s 2013 Annual Report. However, the operational, legal and regulatory landscape in which ANZ operates has continued to evolve since the prior financial period.

Set out below is a summary of the principal risks and uncertainties which could adversely impact the financial condition of the Group. These should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties. The summary should be read in conjunction with the “Principal Risks and Uncertainties” section of ANZ’s 2013 Annual Report listed on pages 191 to 199.

All of the Group’s activities involve, to varying degrees, the analysis, evaluation, acceptance and management of risks or combinations of risks. The material risks facing the Group and its approach to management of those risks are described below:

Credit Risk – is defined as the risk of financial loss resulting from the failure of ANZ’s customers and counterparties to honour or perform fully the terms of a loan or contract. ANZ has a comprehensive framework to manage credit risk and support sound growth for appropriate returns. The framework is top down, being defined by credit principles and policies. The effectiveness of the credit risk management framework is assessed through various compliance and monitoring processes. These, together with portfolio selection, define and guide the credit process, organisation and staff.

Market Risk – is defined as the risk to earnings arising from changes in market risk factors, which ANZ may have an exposure to in the Banking Book and/or Trading Book. The key market risk factors can be summarised as follows:

•	Interest rate risk: exposure to changes in the level and volatility of interest rates, slope of the yield curve and changes in credit spreads.

•	Currency rate risk: exposure to changes in foreign exchange spot and forward prices and the volatility of foreign exchange rates.

•	Commodity price risk: exposure to changes in commodity prices and the volatility of commodity prices.

•	Equity price risk: exposure to changes in equity prices and the volatility of equity prices.

The Market Risk function is a specialist risk management unit independent of the business that is responsible for measuring and monitoring market risk. Market Risk have implemented policies and procedures to ensure that ANZ’s market risk exposures are managed within the appetite and limit framework set by the Board.

Liquidity Risk – is defined as the risk that the Group is unable to meet its payment obligations as they fall due, including repaying depositors or maturing wholesale debt, or that the Group has insufficient capacity to fund increases in assets. The timing mismatch of cash flows and the related liquidity risk is inherent in all banking operations and is closely monitored by the Group. The Group maintains a portfolio of liquid assets to manage potential stresses in funding sources. The minimum level of liquid assets held is based on a range of ANZ specific and general market liquidity stress scenarios such that potential cash flow obligations can be met over the short to medium term.

Operational Risk – is defined as the risk of loss resulting from inadequate or failed internal processes, people and systems, or from external events. This definition includes legal risk, and the risk of reputational loss but excludes strategic risk. The Group Operational Risk function is responsible for exercising governance over operational risk by ensuring business management usage of the operational risk measurement and management framework. They are also responsible for ensuring that key operational risks and their management are reported to executive risk committees. Key operational risk themes include business disruption, rogue trader and mis-selling. Business units are responsible for the day to day management of operational risks through the implementation of the Operational Risk Measurement and Management framework. This includes the identification, analysis, assessment, monitoring, treatment and escalation of operational risks.

Compliance Risk – is defined as the probability and impact of an event that results in a failure to act in accordance with laws, regulations, industry standards and codes, internal policies and procedures and principles of good governance as applicable to ANZ’s businesses. Group Compliance is accountable for designing a compliance program that allows ANZ to meet its regulatory obligations. It also provides assurance to the Board that material risks are identified, assessed and managed by the business.

Reputational Risk – is defined as the risk of loss caused by adverse perceptions of ANZ held by the public, shareholders, investors, regulators, or rating agencies that directly or indirectly impact earnings, capital adequacy or value. We have established decision-making frameworks and policies to ensure our business decisions are guided by sound social and environmental standards and take into account reputation risk.

Insurance Risk – is defined as the risk of loss due to unexpected changes in current and future insurance claim rates. In life insurance business, insurance risk arises primarily through mortality (death), morbidity (illness and injury) and longevity risks. For general insurance business, insurance risk arises mainly through weather-related incidents and similar calamities, as well as adverse variability in home, contents, motor, travel and other insurance claim amounts. Insurance risk is managed primarily by: product design to price all applicable risks into contracts; reinsurance to reduce liability for large individual risks; underwriting to price/reserve for the level of risk associated with an individual contract; claims management to admit and pay only genuine claims; insurance experience reviews to update assumptions and portfolio management to maintain a diversity of individual risks.

Reinsurance Risk – Reinsurance is an agreement in which one insurer (‘the reinsurer’) indemnifies another insurer for all or part of the risk of a policy originally issued and assumed by that other insurer. Reinsurance is a risk transfer tool between the insurer and reinsurer. The main risk that arises with reinsurance is counterparty credit risk. This is the risk that a reinsurer fails to meet their contractual obligations, i.e. to pay reinsurance claims when due. This risk is measured by assigning a counterparty credit rating or probability of default. Reinsurance counterparty credit risk is mitigated by restricting counterparty exposures on the basis of financial strength and concentration.

DEFINITIONS

AAS - Australian Accounting Standards.

AASB - Australian Accounting Standards Board.

Cash represents short-term highly liquid instruments that are readily convertible to known amounts of cash and are subject to insignificant risk of change in value. Cash includes coins, notes, money at call, balances held with central banks, securities purchased under agreements to resell (“reverse repos”).

Cash profit is a measure of profit which is prepared on a basis other than in accordance with accounting standards. Cash profit represents a measure of the result of the ongoing business activities of the Group, enabling shareholders to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes items from statutory net profit as noted below. These items are calculated consistently period on period so as not to discriminate between positive and negative adjustments.

Gains and losses are adjusted where they are significant, or have the potential to be significant in any one period, and fall into one of three categories:

1.	non-core gains or losses included in earnings arising from changes in tax, legal, accounting legislation or other non-core items not associated with the ongoing operations of the Group;

2.	treasury shares, revaluation of policy liabilities, economic hedging impacts and similar accounting items that represent timing differences that will reverse through earnings in the future; and

3.	accounting reclassifications between individual line items that do not impact reported results, such as policyholder tax gross up.

The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the Group Condensed Consolidated Financial Statements review. Cash profit is not subject to review by the external auditor, however, the external auditor has informed the Audit Committee that the adjustments have been determined on a consistent basis across each period presented.

Collective provision is the provision for credit losses that are inherent in the portfolio but not able to be individually identified. A collective provision may only be recognised when a loss event has already occurred. Losses expected as a result of future events, no matter how likely, are not recognised.

Customer deposits represent term deposits, other deposits bearing interest, deposits not bearing interest and borrowing corporations debt excluding securitisation deposits.

Economic Profit is a risk adjusted profit measure. Economic Profit is determined by adjusting cash profit with economic credit costs, the benefit of imputation credits and the cost of capital. This measure is used to evaluate business unit performance and is included in determining the variable component of remuneration packages.

Expected loss is determined based on the expected average annual loss of principal over the economic cycle for the current risk profile of the lending portfolio.

IFRS – International Financial Reporting Standards.

Impaired commitments and contingencies comprises undrawn facilities and contingent facilities where the customer’s status is defined as impaired.

Impaired loans comprises drawn facilities where the customer’s status is defined as impaired.

Individual provision is the amount of expected credit losses on financial instruments assessed for impairment on an individual basis (as opposed to on a collective basis). It takes into account expected cash flows over the lives of those financial instruments.

Net interest average margin is net interest income as a percentage of average interest earning assets.

Net loans and advances includes gross loans and advances and acceptances and capitalised brokerage/mortgage origination fees, less unearned income and provisions for credit impairment.

Net tangible assets equals share capital and reserves attributable to shareholders of the Group less preference share capital and unamortised intangible assets (including goodwill and software).

Operating expenses excludes the provision for impairment of loans and advances charge.

Operating income includes net funds management and insurance income, share of associates profit and other operating income.

Repo discount is a discount applicable on the repurchase by a central bank of an eligible security pursuant to a repurchase agreement.

DEFINITIONS

Restructured items comprise facilities in which the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

Revenue includes net interest income, net funds management and insurance income, share of associates profit and other operating income.

Segment review description

The Group operates on a divisional structure with Australia, International and Institutional Banking (IIB), New Zealand, and Global Wealth being the major operating divisions. The IIB and Global Wealth divisions are coordinated globally. Global Technology, Services & Operations and Group Centre provide support to the operating divisions, including risk management, financial management, strategy and marketing, human resources and corporate affairs.

Australia

The Australia division comprises the Retail and Corporate and Commercial Banking business units.

•	Retail

Retail is responsible for delivering a range of product solutions including home loans, credit cards, personal loans, merchant services, transaction banking, savings accounts and deposits to our consumer customers, using capabilities in product, analytics, customer research, segmentation, strategy and marketing. It also provides a range of solutions for businesses including physical payment instruments (cash and cheques) as well as online and electronic payments.

•	Home Loans provides housing finance to consumers in Australia for both owner occupied and investment purposes, as well as providing housing finance for overseas investors.

•	Cards and Payments provides consumer and commercial credit cards, personal loans and merchant services.

•	Deposits provides transaction banking, savings and investment products, such as term deposits and cash management accounts.

Retail delivers banking solutions to customers across multiple distribution channels including the Australian branch network, ANZ Direct, specialist sales channels and digital channels (including goMoney, Internet Banking, anz.com). The retail distribution network provides retail and wealth solutions to consumers, as well as providing small business solutions and meeting the various cash and cheque handling needs of corporate, commercial and institutional customers.

•	Corporate and Commercial Banking (C&CB)

•

Corporate Banking provides a full range of banking services including traditional relationship banking and sophisticated financial solutions, primarily to large private companies, smaller listed companies and multi-national corporation subsidiaries.

•	Regional Business Banking provides a full range of banking services to non-metropolitan commercial and Agri (including corporate) customers.

•	Business Banking provides a full range of banking services, to metropolitan based small to medium sized business clients with a turnover of A$5 million up to A$125 million.

•	Small Business Banking provides a full range of banking services to metropolitan and regional based small businesses in Australia with a turnover of up to A$5m and lending up to A$1 million.

•	Esanda provides motor vehicle and equipment finance.

International and Institutional Banking (IIB)

The International and Institutional Banking division comprises Global Institutional, Retail Asia Pacific and Asia Partnerships business units, along with Relationship & Infrastructure.

•

Global Institutional provides global financial services to government, corporate and institutional clients with a focus on solutions for clients with complex financial needs, based on a deep understanding of their businesses and industries, with particular expertise in natural resources, agriculture and infrastructure. Institutional delivers transaction banking, specialised and relationship lending and markets solutions in Australia, New Zealand, Asia, Pacific, Europe and America.

•

Transaction Banking provides working capital and liquidity solutions including regional cash management solutions, deposit products, international payments and clearing, documentary trade, supply chain finance and structured trade finance principally to institutional, corporate and commercial customers.

•

Global Markets provides risk management services to corporate and institutional clients globally in relation to foreign exchange, interest rates, credit, commodities, debt capital markets, wealth solutions and equity derivatives. Markets provides origination, underwriting, structuring and risk management services, advice and sale of credit and derivative products globally. Markets also manages the Group’s interest rate risk position and liquidity portfolio.

•

Global Loans provides term loans and specialist loan structuring and execution. It provides specialist credit analysis, structuring, execution and ongoing monitoring of strategically significant customer transactions including project and structured finance, debt structuring and acquisition finance, structured asset finance and export finance.

•	Retail which provides retail and small business banking services to customers in the Asia Pacific region and also includes investment and insurance products and services for Asia Pacific customers.

•

Asia Partnerships which is a portfolio of strategic partnerships in Asia. This includes investments in Indonesia with PT Bank Pan Indonesia, in the Philippines with Metrobank Cards Corporation, in China with Bank of Tianjin and Shanghai Rural Commercial Bank, in Malaysia with AMMB Holdings Berhad and in Vietnam with Saigon Securities Incorporation.

•

Relationship & Infrastructure includes client relationship management teams for global institutional and financial institution and corporate customers in Australia, New Zealand, Asia Pacific, Europe and America and central support functions. Relationship and infrastructure also includes businesses within IIB which are discontinued.

DEFINITIONS

Segment review description, cont’d

New Zealand

The New Zealand division comprises Retail and Commercial business units.

•	Retail

•	Retail provides mortgages, credit cards, unsecured lending, transaction banking services, and savings and deposit products to personal customers in New Zealand.

•	Commercial

•

Commercial & Agri (CommAgri) provides financial solutions through a relationship management model for medium-sized businesses, including agri-business, with a turnover of up to NZ$150 million. Asset Finance (including motor vehicle and equipment finance), operating leases and investment products are provided under the UDC brand.

•	Small Business Banking provides a full range of banking services to small enterprises, typically with turnover of less than NZ$5 million.

Global Wealth

The Global Wealth division comprises Funds Management, Insurance and Private Wealth which provides investment, superannuation, insurance products and services as well as Private Banking for customers across Australia, New Zealand and Asia.

•	Private Wealth specialises in assisting individuals and families to manage, grow and preserve their wealth. The businesses within Private Wealth include Private Bank and ANZ Trustees.

•	Funds Management includes the Pensions and Investment business, E*Trade and Investment Lending.

•	Insurance includes Life Insurance, General Insurance and ANZ Lender’s Mortgage Insurance.

•	Corporate and other includes income from invested capital, cash profits from advice and distribution business and unallocated corporate tax credits.

Global Technology, Services and Operations (GTSO) and Group Centre

GTSO and Group Centre provide support to the operating divisions, including technology, operations, risk management, financial management, strategy and marketing, human resources and corporate affairs. Additionally, Group Centre includes Group Treasury, Shareholder Functions and Discontinued Businesses.

Settlement balances owed to / from ANZ represents financial assets and/or liabilities which are in the course of being settled. These may include trade dated assets and liabilities, nostro / vostro accounts and settlement accounts.

ASX APPENDIX 4D – CROSS REFERENCE INDEX

PAGE

Details of the reporting period (4D Item 1)	Table of Contents

Results for Announcement to the Market (4D Item 2)	After front cover

Net Tangible Assets per security (4D Item 3)	10

Details of entities over which control has been gained or lost (4D Item 4)	123

Dividends and dividend dates (4D Item 5)	After front cover

Dividend Reinvestment Plan (4D Item 6)	After front cover

Details of associates and joint venture entities (4D Item 7)	123

ASX APPENDIX 4D - ALPHABETICAL INDEX

PAGE

Appendix 4D Statement	After front cover

Appendix 4D Cross Reference Index	148

Basis of preparation	100

CEO Overview	13

CFO Overview	15

Changes in comparatives	124

Changes in composition of the Group	123

Condensed Consolidated Balance Sheet	97

Condensed Consolidated Cash Flow Statement	98

Condensed Consolidated Income Statement	95

Condensed Consolidated Statement of Comprehensive Income	96

Condensed Statement of Changes in Equity	99

Contingent liabilities and contingent assets	124

Credit quality	108

Definitions	145

Deposits and other borrowings	113

Dividends	104

Earnings per share	105

Fair value measurement	117

Geographic review	75

Income	101

Income tax expense	103

Investments in associates	123

Loan capital	114

Media Release	3

Net loans and advances	106

Note to the Cash Flow Statement	122

Operating expenses	102

Profit reconciliation	83

Provision for credit impairment	107

Related party disclosure	124

Segment analysis	121

Segment review	41

Shareholders’ equity	115

Share capital	115

Significant events since balance date	127

Snapshot	7

Supplementary Information – Average balance sheet and related interest	138

Supplementary Information – Capital management	133

Supplementary Information – Derivative financial instruments	143

Supplementary Information – Exchange rates	142

Supplementary Information – Four year summary by half year	132

Supplementary Information – Full Time Equivalent staff	142

Supplementary Information – Summary of principal risks and uncertainties	144